CREDIT SUISSE GROUP

OFFER TO EXCHANGE ALL OUTSTANDING VESTED OPTIONS TO PURCHASE
SHARES, PAR VALUE CHF 1 PER SHARE, WITH AN EXERCISE PRICE
EQUAL TO OR GREATER THAN CHF 30, ORIGINALLY GRANTED ON OR
AFTER DECEMBER 31, 1999 TO ELIGIBLE EMPLOYEES UNDER THE
ELIGIBLE PLANS FOR NEW OPTIONS AND/OR PHANTOM SHARES

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2003,
UNLESS THE OFFER IS EXTENDED BY CREDIT SUISSE GROUP

          Credit Suisse Group (“CSG”, “we” or “us”) is offering each eligible employee of CSG and its subsidiaries, which includes any entity in which CSG has a direct or indirect controlling interest of at least 50% by reason of stock ownership or otherwise (which we refer to collectively as the “CSG Group”), the opportunity to exchange, on a grant-by-grant basis, all of his or her outstanding vested options to purchase our shares originally granted under the eligible plans on or after December 31, 1999, with an exercise price equal to or greater than CHF 60, for any of the following, at the election of the eligible employee:

•	new options to purchase our shares (which we refer to as the “new options”) with an exercise price that is 10% above the closing price of our shares on the close of business on the SWX Swiss Exchange on September 5, 2003 (which we refer to as the “valuation date”, which will change if the offer is extended, but will always be at least two full business days prior to the expiration of the offer);

•	the right to receive our shares on a specified date in the future (which we refer to as the “phantom shares”); or

•	a 50/50 combination of new options and phantom shares.

          In addition, CSG is offering each eligible employee of the CSG Group the opportunity to exchange, on a grant-by grant basis, all of his or her outstanding vested options to purchase our shares originally granted under the eligible plans on or after December 31, 1999, with an exercise price equal to or greater than CHF 30 and less than CHF 60, for phantom shares.

          Eligible employees who reside in, or are subject to taxation in, Switzerland (we refer to such employees as “Swiss employees”) who elect to participate in the offer will receive blocked registered shares, in lieu of phantom shares, with the terms and conditions described in Section 12 and Schedule C of this Offer to Exchange. Where appropriate, references to phantom shares in this Offer to Exchange will be deemed to refer to blocked registered shares with respect to eligible Swiss employees. In addition, certain terms of the offer may differ for employees in jurisdictions other than the United States and Switzerland. In particular, employees in Japan may only elect to receive phantom shares in exchange for their eligible options and employees in Australia may not elect to receive new options unless they satisfy certain requirements. See Schedule D of this Offer to Exchange.

          The eligible plans (which we refer to as the “plans”) are listed in Schedule A of this Offer to Exchange. We will grant the new options and phantom shares under the Credit Suisse Group International Share Plan, as currently in effect, with respect to eligible employees in all jurisdictions other than Switzerland, and under the Credit Suisse Group Swiss Share Plan, as currently in effect, with respect to eligible Swiss employees.

          In order to participate in the offer, you must be employed by, or on an authorized leave of absence from, the CSG Group on August 6, 2003 and on the expiration date of the offer. Former employees, non-employee members of our Board of Directors and consultants are not eligible to participate in the offer.

          The offer is intended to be a value-for-value exchange as determined in accordance with Statement of Financial Accounting Standard 123 (which we refer to as “SFAS 123”) with the intended result that no significant compensation expense will be required to be reflected in our financial statements in connection with the offer. For purposes of SFAS 123, “value-for-value” means that, on a grant-by-grant basis, the aggregate value of the new options and/or phantom shares granted to each eligible employee in the offer will be equal to the aggregate value of the eligible employee’s eligible options surrendered in the offer.

          Our valuation of the options eligible for exchange in, and the new options to be granted in, the offer will be based on the Black-Scholes option pricing model using assumptions that are consistent with the principles utilized for the preparation of our pro-forma option expense disclosures in the notes to our annual consolidated financial statements that are included in our Annual Report on Form 20-F for the year ended December 31, 2002. The phantom shares will be valued at the closing price of our shares on the SWX Swiss Exchange on the valuation date.

          Since the Black-Scholes value of each grant of eligible options will differ due to the different provisions applicable to each grant (such as exercise price and remaining years before expiration), the number of new options and/or phantom shares granted in exchange for an eligible employee’s eligible options will vary on a grant-by-grant basis.

          The final value of the eligible options exchanged, and the new options and/or phantom shares to be granted in the offer, will be established on the valuation date, which will be at least two full business days prior to the expiration of the offer. These valuations will be based on the closing price of our shares on the SWX Swiss Exchange on the valuation date. At that time, we will establish and announce the final exchange ratios to be used to determine the number of new options and/or phantom shares to be granted in exchange for an eligible employee’s eligible options, on a grant-by-grant basis.

          As a result, the actual number of new options and/or phantom shares you will receive in the offer cannot be determined until the valuation date. However, attached as Schedule G of this Offer to Exchange are tables (and an example of how to use the tables) which set forth the exchange ratios based on a range of possible market prices of our shares on the SWX Swiss Exchange that will help you estimate the number of new options and/or phantom shares you would receive in the offer, on a grant-by-grant basis.

          The tendered eligible options will be cancelled and the new options and/or phantom shares will be granted on the expiration date of the offer, which, unless the offer is extended, is scheduled to be at 5:00 P.M., New York City time, on September 9, 2003. If the offer is extended, the valuation date will change, but will always be at least two full business days prior to the expiration of the offer.

          The new options and phantom shares will have the terms and conditions described in Section 12 of this Offer to Exchange. In particular, the new options and phantom shares granted to employees in all jurisdictions other than Switzerland will be subject to a one-year vesting requirement and the new options and blocked registered shares granted to eligible Swiss employees will be subject to blocking and may not be transferred or otherwise sold for one year following the date of grant.

          We are making the offer upon the terms and subject to the conditions described in this Offer to Exchange and in the attached acceptance letter, which, as they may be amended from time to time, together constitute the offer.

          Participation in the offer is voluntary. If you do not participate in the offer, you will retain your existing options to purchase our shares, without change to any terms or conditions applicable to the options, including the exercise price and the number of shares underlying such eligible options.

          Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should accept or reject the offer. You must make your own decision whether to accept the offer.

          The offer is not conditioned on a minimum number of eligible employees accepting the offer or a minimum number of eligible options being tendered for exchange.

          Nothing in this document gives, or shall be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this document shall limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this document shall be considered a contract or guarantee of wages or consideration.

          The shares underlying your options are listed and traded in Switzerland on the SWX Swiss Exchange under the symbol “CSGN”. On August 1, 2003, the closing price of our shares on the SWX Swiss Exchange was CHF 42.40 per share.

          You should ascertain the current market price of our shares before deciding whether or not to tender your eligible options.

          The shares underlying your options are also listed and traded in the United States on the New York Stock Exchange in the form of American depositary shares evidenced by American depositary receipts under the symbol “CSR”. Each American depositary share represents one share. On August 1, 2003, the closing price of our American depositary shares on the New York Stock Exchange was $30.74.

          The offer has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission determined whether the information in this document is accurate or complete. Any representation to the contrary is a criminal offense.

          Any questions or requests for assistance or additional copies of any documents referred to in this Offer to Exchange may be directed to the applicable persons listed on Schedule B of this Offer to Exchange.

          We are not making the offer to, nor will we accept any tender of eligible options from or on behalf of, eligible employees in any jurisdiction in which the offer or the acceptance of any tender of eligible options would not be in compliance with the laws of such jurisdiction. However, we may, in our sole discretion, take any actions necessary to make the offer to eligible employees in any such jurisdiction.

          WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION OR REPRESENTATION ON OUR BEHALF AS TO WHETHER YOU SHOULD ACCEPT OR REJECT THE OFFER. YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS TO WHICH WE HAVE REFERRED YOU. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

SCHEDULES
Schedule A	–	Eligible Plans
Schedule B	–	Regional Contact Information for Assistance and Questions
Schedule C	–	A Guide to Issues in Switzerland
Schedule D	–	Guides to Issues in Countries Other than the United States and Switzerland
Schedule E	–	Form of Acceptance Letter
Schedule F	–	Form of Withdrawal Letter
Schedule G	–	Exchange Ratio Tables
Schedule H	–	Certain Terms of Eligible Option Grants
Schedule I	–	Information Concerning Directors and Executive Officers of Credit Suisse Group

SCHEDULES
Schedule J	–	Form of New Option Grant Letter (International Plan)
Schedule K	–	Form of Phantom Share Grant Letter (International Plan)
Schedule L	–	Form of Blocked Registered Share Grant Letter for Eligible Swiss Employees
Schedule M	–	Form of New Option Grant Letter (Swiss Plan)
Schedule N	–	Examples of Break-Even Share Prices For Illustrative Eligible Option Grants

v

SUMMARY TERM SHEET

          The following are answers to some of the questions that you may have about the offer. The answers highlight and summarize selected information from this Offer to Exchange. This summary is not complete and Credit Suisse Group (“CSG”, “we” or “us”) urges you to carefully read in its entirety the remainder of this Offer to Exchange including the Section entitled “Risks of Participating in the Offer”, the accompanying acceptance letter a form of which is attached as Schedule E of this Offer to Exchange, the “Guide to Issues in Switzerland” attached as Schedule C of this Offer to Exchange, if you reside in, or are subject to taxation in, Switzerland (we refer to such employees as “Swiss employees”) and, if you are not a resident of the United States or Switzerland, the “Guides to Issues in Countries Other than the United States or Switzerland” attached as Schedule D of this Offer to Exchange, in order to determine whether you should participate in the offer. We have included references to the relevant sections in this Offer to Exchange where you can find a more complete description of the topics in this summary.

GENERAL QUESTIONS ABOUT THE OFFER

Q1. What is CSG offering to exchange?

          We are offering you the opportunity to exchange, on a grant-by-grant basis, all of your outstanding vested options to purchase our shares originally granted under the eligible plans (which are listed on Schedule A of this Offer to Exchange and which we refer to as the “plans”) on or after December 31, 1999, with an exercise price equal to or greater than CHF 60, for any of the following, at your election:

•	new options to purchase our shares (which we refer to as the “new options”) that will have an exercise price that is 10% above the closing price of our shares on the close of business on the SWX Swiss Exchange on September 5, 2003 (which we refer to as the “valuation date”, which will change if the offer is extended, but will always be at least two full business days prior to the expiration of the offer);

•	the right to receive shares on a specified date in the future (which we refer to as “phantom shares”); or

•	a 50/50 combination of new options and phantom shares.

          In addition, we are offering you the opportunity to exchange, on a grant-by grant basis, all of your outstanding vested options to purchase our shares originally granted under the eligible plans on or after December 31, 1999, with an exercise price equal to or greater than CHF 30 and less than CHF 60, for phantom shares.

          Eligible Swiss employees who elect to participate in the offer will receive blocked registered shares, in lieu of phantom shares, with the terms and conditions described in Section 12 and Schedule C of this Offer to Exchange. Where appropriate, references to phantom shares in this Offer to Exchange will be deemed to refer to blocked registered shares with respect to eligible Swiss employees.

          In addition, certain terms of the offer may differ for employees in jurisdictions other than the United States and Switzerland. In particular, employees in Japan may only elect to receive phantom shares in exchange for their eligible options and employees in Australia may not elect to receive new options unless they satisfy certain requirements. Please see Schedule D of this Offer to Exchange for details regarding the applicable provisions in jurisdictions other than the United States or Switzerland.

          Only options that were originally granted pursuant to the eligible plans on or after December 31, 1999 and are currently vested or will vest prior to the expiration of the offer are eligible to be exchanged in the offer. We refer to the options that meet all of the eligibility criteria as “eligible options”. You should note that options granted as regular share plan compensation awards were fully vested upon grant (although exercisability is subject to certain conditions) and are therefore eligible to be exchanged in this offer. You should review the list of your eligible options that you received through your CSG email account or interoffice mail.

          Options that were granted under the eligible plans in exchange for options that were originally granted prior to December 31, 1999 by entities that were thereafter acquired by the CSG Group (as defined below) are not eligible for exchange in the offer.

          As used in this Offer to Exchange, the “CSG Group” refers to CSG and its subsidiaries, which includes any entity in which CSG has a direct or indirect controlling interest of at least 50% by reason of share ownership or otherwise.

          Throughout this Offer to Exchange, we will generally refer to options in the same numbers as the shares underlying any particular option grant. For example, we will refer to an option to purchase 100 shares as 100 options. When we refer to a “grant” of options we are referring to the vested portion of multiple options granted on the same date with the same exercise price, terms and conditions. See Section 2 of this Offer to Exchange.

Q2.     Why is CSG making the offer?

          We believe that the offer will benefit both our employees and our shareholders. Our philosophy is that granting equity-based incentives motivates high levels of performance in our employees, appropriately aligns the interests of our employees with those of our shareholders and provides an effective means of recognizing employee contribution to the success of the CSG Group.

          As of August 1, 2003, approximately 11% of our shares, on a fully diluted basis, were subject to outstanding options and approximately 61% of these outstanding options were out-of-the-money because they have exercise prices that are higher than the market price of our shares. Some of these options are significantly out-of-the-money and are less likely to be exercised in the foreseeable future and, consequently, do not provide their intended retention and motivational effects on employees.

          We make a practice of reserving a sufficient number of shares in our share capital for issuance upon the exercise of options, including those that are out-of-the-money, notwithstanding the fact that they are less likely to be exercised. Keeping such shares in reserve creates an “overhang” that could negatively impact some investors’ perception of our future share performance. This “overhang” also restricts our flexibility to make additional equity grants to our employees in the future.

          By offering to exchange on a value-for-value basis outstanding eligible options for a lesser number of new options and/or phantom shares, we will be able to reduce this “overhang” and give ourselves the flexibility to make shares that we currently reserve for issuance upon the exercise of these out-of-the-money options available for future grants to employees which may provide more effective incentives for employees to remain with us and contribute to the attainment of our business and financial objectives.

Q3.     How should I decide whether or not to participate in the offer?

          Participation in the offer is voluntary. We understand that this will be an important decision for you. The decision to participate must be your personal decision, and will depend largely on the specific terms of your existing options and on your assessment of several factors, including the following:

•	Valuation. The exchange ratios we will use to determine the number of new options and/or phantom shares you will receive in the offer are based on the value of the eligible options, the new options and the phantom shares. Our valuation of the eligible options and the new options will be based on the Black-Scholes option pricing model using assumptions that are consistent with the principles utilized for the preparation of our pro-forma option expense disclosures in the notes to our annual consolidated financial statements in our Annual Report on Form 20-F for the year ended December 31, 2002. The phantom shares will be valued at the closing price of our shares on the SWX Swiss Exchange on the valuation date.

•	Final Exchange Ratios. Since the final valuation of eligible options, new options and phantom shares will not occur until the valuation date, you will not know the final exchange ratios used to determine the number of new options and/or phantom shares you will receive in the offer until such time. However, you may refer to the tables in Schedule G of this Offer to Exchange, which set forth the exchange ratios to be used based on a range of possible market prices of our shares. These tables will help you estimate the number of new options and/or phantom shares you will receive in the offer, on a grant-by-grant basis.

We will provide you with the final exchange ratios through your CSG Group email account and/or interoffice mail. In addition, you may obtain the final exchange ratios on our web site as described in Schedule B of this Offer to Exchange or by contacting any of the individuals listed on Schedule B at any time after the valuation date and prior to the expiration of the offer. You will have at least two business days after the valuation date to decide if you want to accept the offer.

•	Break-Even Share Price. If our share price increases, the potential gain on your eligible options will also increase. With respect to each grant of eligible options there is a specific market price of our shares, which we refer to as the “break-even price”, above which your potential gain on your eligible options would be higher than your potential gain on your new options and/or the phantom shares. See Schedule N of this Offer to Exchange for graphs illustrating such break-even share prices for certain eligible options at assumed market prices and formulas to help you determine break-even share prices for all of your eligible options.

The formulas and graphs are for illustrative and informational purposes only and are not intended to provide any advice as to whether you should participate in the offer. CSG makes no assertions regarding the accuracy of the formulas and graphs. You should review these formulas and graphs and discuss the analysis applicable to your eligible options with your legal, tax and financial advisors prior to accepting the offer.

•	Vesting. Your new options will not vest and become exercisable and your phantom shares will not vest and settle for CSG shares until the first anniversary of the date of grant, even though your cancelled options may have been exercisable and no longer subject to any conditions. Therefore, you may lose your rights to your new options and phantom shares if you resign or if your employment terminates for reasons other than your death, disability, retirement or termination without cause prior to the first anniversary of the date of grant and you will also have no rights in connection with your tendered eligible options. The new options and blocked registered shares granted under the Swiss plan will be fully vested upon grant but will be subject to blocking restrictions and may not be sold or otherwise transferred for one year following the date of grant. See Section 12 of this Offer to Exchange.

•	Exercise Price of New Options. Your new options will have an exercise price that is 10% above the closing price of CSG’s shares on the SWX Swiss Exchange on the valuation date.

•	Share Plans. The new options and phantom shares will be granted under the Credit Suisse Group International Share Plan, as currently in effect (which we refer to as the “international plan”), with respect to eligible employees in all jurisdictions other than Switzerland, and the Credit Suisse Group Swiss Share Plan, as currently in effect (which we refer to as the “Swiss plan”), with respect to eligible Swiss employees. We refer to the international plan and the Swiss plan collectively as the “share plans”. See Section 12 of this Offer to Exchange.

•	Individually Negotiated Agreements. If you are party to an employment or other agreement with any member of the CSG Group that sets forth or modifies the terms of some or all of your eligible options, such agreement will not apply to your new options and phantom shares. Your new options and phantom shares will only be subject to the terms and conditions described in this Offer to Exchange and the applicable share plan. See Section 12 of this Offer to Exchange.

•	Risks. Participation in the offer also involves various risks, which are described under the Section in this Offer to Exchange entitled “Risks of Participating in the Offer”. You should carefully consider these risks and are encouraged to consult your legal, tax and financial advisors before you decide to accept the offer.

Q4. What do CSG and its Board of Directors think of the offer?

          Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should accept or reject the offer. You must make your own decision whether to participate in the offer. For questions regarding tax implications or other investment-related questions, you should consult your own legal, tax and financial advisors before you decide to accept the offer.

Q5. Can CSG terminate or amend the offer?

          Yes. Prior to the expiration of the offer, we may terminate or amend the offer. There are various events that could make it inadvisable for us to proceed with the offer. These events include, among other things:

•	changes in applicable law or regulations;

•	changes in accounting principles or their application;

•	third-party tender offers for our shares or other acquisition proposals;

•	adverse changes in market conditions;

•	terrorist acts; or

•	lawsuits challenging the offer.

          These and various other events are more fully described in Section 11 of this Offer to Exchange. Once the offer has expired and the tendered eligible options have been accepted for exchange and cancelled pursuant to the offer, we will no longer be able to terminate or amend the offer.

Q6. When does the offer expire? Can the offer be extended, and if so, how will I be notified if it is extended?

          The offer expires on September 9, 2003, at 5:00 P.M., New York City time, unless we extend the offer.

          We may, in our sole discretion, extend the offer at any time. If the offer is extended, we will make an announcement of the extension no later than 9:00 A.M., New York City time, on the business day immediately following the previously scheduled expiration of the offer. See Section 10 of this Offer to Exchange.

          If the offer is extended, the valuation date, the final value of the eligible options exchanged and the exchange ratios to be used to determine the number of new options and/or phantom shares to be granted in the offer will change, but the valuation date will always be at least two full business days prior to the expiration of the offer.

Q7. What happens at the expiration of the offer?

          We will accept promptly after the expiration of the offer all eligible options properly tendered and not validly withdrawn by giving email or written notice of such acceptance. Promptly thereafter, we will send each eligible employee who has validly accepted the offer an email or written notice indicating the number of eligible options that we have accepted for exchange and the number of new options and/or phantom shares such eligible employee will receive. See Sections 3 and 10 of this Offer to Exchange.

ELIGIBILITY MATTERS

Q8. Who qualifies as an eligible employee entitled to participate in the offer?

          An eligible employee entitled to participate in the offer is an employee of the CSG Group who is actively employed or on an authorized leave of absence on each of August 6, 2003 and the date the offer expires. An employee will not be considered an eligible employee and, accordingly, will not be eligible to participate in the offer if such employee’s employment with the CSG Group terminates for any reason, including resignation, retirement, disability or death, prior to the expiration of the offer.

          Former employees, non-employee members of our Board of Directors and consultants who hold eligible options are not eligible to participate in the offer. See Section 2 of this Offer to Exchange.

Q9. Is the offer open to the CSG Group employees in all countries?

          In addition to eligible employees in the U.S. and Switzerland, eligible employees who hold eligible options and are located in the following countries are eligible to participate in the offer, subject to applicable law:

Argentina, Australia, Austria, Bahamas, Belgium, Brazil, Canada, China, Czech Republic, France, Germany, Hong Kong, Indonesia, Italy, Japan, Korea, Luxembourg, Malaysia, Mexico, Netherlands, Philippines, Poland, Russia, Singapore, Spain, Taiwan, Thailand, Turkey and United Kingdom.

          The terms and conditions of the offer may differ if you reside in, or are subject to taxation in, a jurisdiction other than the United States. See Schedules C and D of this Offer to Exchange for additional information.

Q10. How can I find out the details of my outstanding options that are eligible for the offer?

          We will provide you with an email or written communication listing your eligible option grants. If you are an employee of Credit Suisse First Boston and its subsidiaries (which we refer to collectively as “CSFB”), or an employee of Credit Suisse Asset Management and its subsidiaries (which we refer to collectively as “CSAM”), and you do not reside in the paper only countries described in Question Q35, you can also get this information at any time by accessing our confidential electronic system in the manner set forth in Question Q35. In addition, you may contact the persons listed on Schedule B of this Offer to Exchange for further information about your eligible options. See Section 2 of this Offer to Exchange.

QUESTIONS REGARDING THE NEW OPTIONS AND PHANTOM SHARES
RECEIVED IN THIS OFFER

Q11. Under what plan will the new options and/or phantom shares be granted?

          The new options and phantom or blocked registered shares will be granted under the international plan, with respect to eligible employees in all jurisdictions other than Switzerland, and the Swiss plan, with respect to eligible Swiss employees.

Q12. What is the difference between options, phantom shares and blocked registered shares?

          Options provide you with the right to buy our shares at a fixed price. Outright ownership of CSG shares occurs only when you exercise your options by purchasing the shares at the fixed exercise price. Accordingly, the value on exercise of an option is the difference between the fixed exercise price and the fair market value of our shares on the date the option is exercised. You will not be entitled to dividends or dividend equivalents with respect to options.

          Phantom shares represent the right to receive our shares on a specified date in the future, which we refer to as the “settlement date”. Unlike in the case of options, you will not be required to pay an exercise price to receive our shares. As a result, the value of a phantom share is the fair market value of our shares on the settlement date. If we declare a dividend on CSG shares, you will have the right to receive a dividend equivalent with respect to each phantom share.

          Blocked registered shares are CSG shares that may not be transferred or otherwise sold for one year following the date of grant. As with phantom shares, you will not be required to pay an exercise price with regard to blocked registered shares. As a result, the value of a blocked registered share is the fair market value of our shares on the date of grant. If we declare a dividend on CSG shares, you will receive a dividend with respect to your blocked registered shares.

          See Section 12 of this Offer to Exchange.

Q13. If I accept the offer, how many new options and/or phantom shares will I receive in exchange for my eligible options?

          The number of new options and/or phantom shares you will receive in exchange for your surrender of eligible options in the offer will be determined using the exchange ratios. The exchange ratios are based on the value of the eligible options, the new options and the phantom shares.

          Our valuation of the eligible options and the new options will be based on the Black-Scholes option pricing model using assumptions that are consistent with the principles utilized for the preparation of our pro-forma option expense disclosure in the notes to our annual consolidated financial statements in our Annual Report on Form 20-F for the year ended December 31, 2002. Phantom shares will be valued at the closing price of our shares on the SWX Swiss Exchange on the valuation date.

Q14. When will the final exchange ratios be established?

          The final exchange ratios will be established on the valuation date, which will change if the offer is extended but will always be at least two full business days prior to the expiration of the offer. At that time, we will announce the final exchange ratios to be used to determine the number of new options and/or phantom shares to be granted in exchange for the surrender of your eligible options, on a grant-by-grant basis. If the valuation date is changed, the exchange ratios will be determined using the closing price of our shares on the new valuation date.

Q15. How can I estimate the number of new options and/or phantom shares I will receive in exchange for my eligible options?

          Attached as Schedule G of this Offer to Exchange are tables that set forth exchange ratios, based on a range of possible market prices of our shares, that will help you estimate the number of new options and/or phantom shares you will receive in exchange for your eligible options, on a grant-by-grant basis. While the actual number of new options and/or phantom shares cannot be determined until the valuation date, it is highly likely that you will be required to exchange more than one eligible option to receive a single new option or phantom share. See Section 4 and Schedule G of this Offer to Exchange.

          These exchange ratio tables, and an example of how to use them to estimate the number of new options and/or phantom shares you will receive upon surrender of your eligible options, are also available on our intranet site, the method of access to which is described in Schedule B of this Offer to Exchange.

          You should note that the exchange ratio tables and the example of how to use the tables are for illustrative purposes only. While the tables represent the actual exchange ratios to be used to determine the actual number of new options and/or phantom shares that you will receive in the offer in exchange for your eligible options at the stated market price, they do not set forth the exchange ratio for every possible market price during the offer period (e.g., the tables do not include exchange ratios for fractional market prices).

          Once established, we will provide you with the final exchange ratios through your CSG Group email account and/or interoffice mail. In addition, you may obtain the final exchange ratios on our intranet site, access to which is described in Schedule B of this Offer to Exchange, or by contacting any of the individuals listed on Schedule B at any time after the valuation date and prior to the expiration of the offer.

Q16. Will I be entitled to receive fractional phantom shares or options?

          We will not issue any fractional phantom shares or new options exercisable for fractional shares. Instead, we will round each grant of the cancelled eligible options up or down to the nearest whole number of new stock options and/or phantom shares, but you will not lose more than one whole option or phantom share for each eligible grant as a result of such rounding. See Section 3 of this Offer to Exchange.

Q17. When will the new options and/or phantom shares be granted?

          We will grant the new options and/or phantom shares on the expiration date of the offer, which we anticipate to be on September 9, 2003. See Sections 8 and 10 of this Offer to Exchange.

Q18. How long will I have after the valuation date to make my decision whether to tender my eligible options into the offer?

          The valuation date is scheduled to be on September 5, 2003. The expiration of the offer is scheduled to be on September 9, 2003 at 5:00 P.M. New York City time. You will therefore have a total of four days, at least two of which are full business days, after the valuation date and the announcement of the final exchange ratios to make your decision whether to tender your eligible options into the offer. If we extend the offer, the valuation date will change, but will always be at least two full business days prior to the expiration of the offer.

Q19. What are the terms of the new options?

          The new options will be granted under the international plan for eligible employees in every jurisdiction other than Switzerland, and the Swiss plan for eligible Swiss employees. The new options will be governed by new grant letters substantially in the form of Schedule M of this Offer to Exchange for Swiss employees, and Schedule J of this Offer to Exchange for all other employees and will have the following material terms:

•	Exercise Price. The new options will have an exercise price that is 10% above the closing price of CSG’s shares on the SWX Swiss Exchange on the valuation date.

•	Vesting. The new options granted under the international plan will vest on the first anniversary of the date of grant subject to your compliance with certain conditions. The new options granted under the Swiss plan will be vested upon grant, subject to blocking restrictions and may not be sold or otherwise transferred for one year following the date of grant. See Section 12 of this Offer to Exchange.

•	Term. The term of your new options will be seven years from the date of grant, subject to earlier expiration upon your termination of employment or certain corporate transactions.

          See Section 12 of this Offer to Exchange.

          The terms and conditions of your new options may differ if you reside in, or are subject to taxation in, a country other than the United States or Switzerland. Please see Schedule D of this Offer to Exchange for a discussion of issues for countries other than the United States and Switzerland.

Q20. What are the terms of the phantom shares and blocked registered shares?

          The phantom shares will be granted under the international plan and will be governed by a grant letter substantially in the form of Schedule K of this Offer to Exchange. The phantom shares will vest and settle on the first anniversary of the date of grant subject to your compliance with certain conditions. The phantom shares may not be sold, transferred, assigned, pledged, encumbered or disposed of prior to vesting and settlement. If we declare a dividend on the CSG shares, you will have the right to receive a dividend equivalent with respect to each phantom share.

          In lieu of phantom shares, eligible Swiss employees will receive blocked registered shares that are fully vested but subject to blocking restrictions and may not be sold or otherwise transferred for one year following the date of grant. The blocked registered shares will be governed by a grant letter substantially in the form of Schedule L of this Offer to Exchange. If we declare a dividend on the CSG shares, you will receive a dividend with respect to each blocked registered share.

          The terms and conditions of your phantom shares may differ if you reside in, or are subject to taxation in, a country other than the United States or Switzerland. Please see Schedule D of this Offer to Exchange for a discussion of issues for countries other than the United States and Switzerland.

Q21. What if my eligible options are modified by an individually negotiated agreement?

          If you are party to an employment or other agreement with any member of the CSG Group that sets forth or modifies the terms of some or all of your eligible options, such agreement will not apply to your new options and phantom shares. Your new options and/or phantom shares will only be subject to the terms and conditions described in this Offer to Exchange and the applicable share plan. See Section 12 of the Offer to Exchange.

Q22.	Will I have to wait longer to purchase shares under my new options or receive shares pursuant to my phantom shares than I would under the eligible options I exchange?

          Maybe. Your new options will vest and become exercisable and your phantom shares will vest and settle on the first anniversary of the date of grant, subject to certain conditions. Your eligible options are currently vested, although they may remain subject to conditions on exercise.

Q23. What happens if I accept the offer and my employment terminates for any reason prior to the expiration of the offer?

          If you accept the offer and your employment with the CSG Group terminates for any reason after such acceptance but prior to the expiration of the offer, you will no longer be eligible to participate in the offer and your acceptance is presumed to have been withdrawn. Your eligible options will remain outstanding and subject to their current terms and conditions. See Section 12 of this Offer to Exchange.

Q24. What happens if my employment terminates from the CSG Group after the expiration of the offer?

          If your employment terminates for any reason other than your retirement, death, disability or termination without cause (as set forth in the share plans) prior to the first anniversary of the date of grant, your new options will be cancelled, your phantom shares will revert to CSG and you will have no rights in connection with these new grants or your tendered eligible options. See Section 12 of this Offer to Exchange.

Q25. Will I have to pay taxes if I exchange my eligible options in the offer?

          If you are a U.S. taxpayer or resident, we believe that you will incur no immediate federal income tax consequences when you exchange your eligible options for new options and/or phantom shares. See Section 16 of this Offer to Exchange.

          If you are subject to tax in a country other than the United States, it is possible that you may incur immediate tax consequences when you exchange your eligible options for new options and/or phantom shares. See Schedules C and D of this Offer to Exchange.

          For Swiss tax purposes, the exchange qualifies as a tax event. Your taxable income will be calculated by determining the difference between (a) the aggregate Swiss income tax value of the new options and/or blocked registered shares you receive in the offer on the date of grant and (b) the aggregate Swiss income tax value of your cancelled eligible options at the expiration of the offer. If the value of (b) is equal or higher than the value of (a) you will not have any Swiss income tax. Since the Swiss income tax valuations will be determined after the date of grant of the new options and blocked registered shares and these valuations will need approval from the Swiss tax authorities, it is not possible to determine the taxable position until these valuations have been accepted by the Swiss tax authorities. The above tax consequences are agreed to with the tax authorities of the canton of Zurich. They are not necessarily binding on the tax authorities of other Swiss cantons or on the Swiss federal tax authorities. See Schedule C of this Offer to Exchange.

          If you are subject to taxation in the United Kingdom, the tax treatment of your participation in the offer will differ based on your personal tax position. See Schedule D of this Offer to Exchange.

          We recommend that you consult with your own tax advisor to determine the personal tax consequences to you of participating in the offer. If you are a resident or subject to the tax laws in more than one country, you should be aware that there may be additional or other tax and social security consequences which may apply to you. See Section 17 of this Offer to Exchange.

          QUESTIONS REGARDING THE ELIGIBLE OPTIONS TO BE EXCHANGED IN THE OFFER

Q26. What options are eligible to be exchanged?

          We are offering you the opportunity to exchange, on a grant-by-grant basis, all of your outstanding vested options to purchase our shares originally granted under the eligible plans on or after December 31, 1999, with an exercise price equal to or greater than CHF 60, for any of the following, at your election: (i) new options that will have an exercise price that is 10% above the closing price of CSG’s shares on the close of business on the valuation date, (ii) phantom shares or (iii) a 50/50 combination of new options and phantom shares.

          In addition, we are offering you the opportunity to exchange, on a grant-by grant basis, all of your outstanding vested options to purchase our shares originally granted under the eligible plans on or after December 31, 1999, with an exercise price equal to or greater than CHF 30 and less than CHF 60, for phantom shares.

          Only options that meet these eligibility requirements are eligible to be exchanged in the offer. You should note that options granted as regular share plan compensation awards were fully vested upon grant (although exercisability is subject to certain conditions) and are therefore eligible to be exchanged in this offer. Options that were granted under the eligible plans in exchange for options that were originally granted prior to December 31, 1999 by entities that were thereafter acquired by the CSG Group are not eligible for exchange in the offer.

          You should review the list of your eligible options that you received through your CSG email account or interoffice mail.

Q27. Are my market tradable options eligible for exchange in the offer?

          No. You may hold options that were not granted pursuant to an eligible plan and that are freely tradable on the SWX Swiss Exchange. These options are not eligible to be exchanged in the offer.

Q28. What happens to eligible options that I tender and that are accepted for exchange?

          Tendered eligible options that are accepted for exchange will be cancelled and the documentation evidencing such options will be null and void. See Section 8 of this Offer to Exchange.

Q29. If I elect to exchange eligible options, do I have to exchange all of my eligible options or may I just exchange some of them?

          You must elect to participate in the offer on a grant-by-grant basis. No partial tenders of an eligible grant will be accepted. However, you may tender the vested portion of a grant that is not fully vested. If you wish to accept the offer for any options pursuant to a particular grant, you must exchange all eligible options included in such grant. However, you may make a decision to accept the offer for each grant independently and you do not need to accept the offer with respect to every grant of eligible options that you hold. In addition, while you may make a different election with respect to what you will receive in the offer for each grant of your eligible options that you elect to exchange in the offer, you must make one election with respect to an entire tendered grant. See Section 3 of this Offer to Exchange.

Q30. May I exchange the remaining portion of an option grant that I have already partially exercised?

          Yes. While generally no partial tenders with respect to an eligible option grant will be accepted, you may tender the remaining portion of an eligible option grant that you have partially exercised. See Section 3 of this Offer to Exchange.

Q31. May I exchange options that I have already exercised?

          No. The offer pertains only to outstanding eligible options and does not apply in any way to shares purchased, whether upon the exercise of options or otherwise. Options for which you have properly submitted an exercise notice prior to the expiration of the offer will be considered exercised, whether or not you have received confirmation of exercise for the shares purchased. See Section 2 of this Offer to Exchange.

Q32. Will I be required to give up all my rights to eligible options that are cancelled in the offer?

          Yes. Once we accept your eligible options for exchange in the offer, such eligible options will be cancelled, and you will no longer have any rights with respect to those eligible options. See Sections 2 and 8 of this Offer to Exchange.

Q33.	Will my eligible options be affected if I choose not to participate in the offer or if CSG does not accept my tendered eligible options?

          No. Participation in the offer is voluntary. If you choose not to participate in the offer or if we reject your acceptance letter for any reason described in this Offer to Exchange, your eligible options will remain outstanding and subject to their current terms and conditions. See Section 3 of this Offer to Exchange.

Q34. May I continue to exercise my vested eligible options between August 6, 2003 and the expiration of the offer?

          Yes. You may exercise eligible options during the offer period if they are otherwise exercisable. Options that you exercise during this period will no longer be outstanding and will not be eligible for exchange in the offer. See Section 2 of the Offer to Exchange.

PROCEDURES FOR PARTICIPATING IN THE OFFER

Q35. What do I need to do to accept the offer?

          Depending on which business of CSG you are employed by and where you reside, you may accept the offer electronically or in paper as described below.

               Electronic Acceptance. Eligible employees of CSFB or CSAM who do not reside in the paper-only countries (described below) may elect to accept the offer through our confidential electronic system. Eligible employees of CSG and Credit Suisse Financial Services and its subsidiaries (which we refer to collectively as “CSFS”) and eligible employees of the CSG Group who reside in the paper-only countries may not utilize the confidential electronic system.

               The method to access the confidential electronic system was included in the notification email that we sent to you upon the commencement of the offer. Once you access the confidential electronic system, you will be required to input your confidential website password and you should then follow the instructions set forth in the confidential electronic system in order to accept the offer. This password is the same password you use to access the vesting schedule section in the international plan section of the CSFB human resources website.

               You recently received confirmation of your confidential password through interoffice mail. Please contact the applicable person on Schedule B of this Offer to Exchange if you lose your password or the offer notification email.

               Within one business day following your completion of the electronic acceptance process you will receive an email confirmation of your election. Please contact the applicable person on Schedule B of this Offer to Exchange immediately if you do not receive the confirmation email within one business day.

               Paper Acceptance. All eligible employees may elect to accept the offer by delivering the signed signature page of the acceptance letter (using the form included in Schedule E of this Offer to Exchange), or a facsimile thereof, in the manner described in Question Q43. Employees of CSFS and CSG and all employees of the CSG Group who reside in any of the following countries must utilize the paper acceptance method and are not permitted to accept the offer through the confidential electronic system:

Austria, Belgium, Brazil, Czech Republic, France, Germany, Italy, Luxembourg, Mexico, Poland, Spain and Switzerland (we refer to these countries collectively as the “paper-only countries”).

          If you are an employee of CSFB or CSAM and do not reside in the paper-only countries, we strongly encourage you to use the confidential electronic system as described above.

          See Section 7 of this Offer to Exchange.

Q36. When is my acceptance effective?

          For your acceptance of the offer and tender of eligible options to be effective, you must complete the CSFB confidential electronic acceptance process OR CSG (or its appointed representative) must receive the signature page of your acceptance letter, properly completed and signed by you, in either case, before the expiration of the offer, which is currently scheduled for 5:00 P.M., New York City time, on September 9, 2003.

          If the offer is extended beyond September 9, 2003, you must complete CSFB’s confidential electronic acceptance process OR CSG (or its appointed representative) must receive your signed signature page of the acceptance letter, in either case, before the extended expiration date of the offer.

Q37.     What if I accept the offer both electronically and by paper?

          Only the first form of your acceptance that we receive will be valid. If we receive your response through the confidential electronic system first (and such acceptance is not withdrawn) and then receive your executed signature page by paper, the electronic acceptance will be the valid acceptance and the paper acceptance will not be effective.

          If we receive your executed signature page by paper first and then receive your response through the confidential electronic system, the paper acceptance will be the valid acceptance and the electronic acceptance will not be valid.

Q38.     What will happen if my acceptance letter is incomplete?

          We reserve the right to reject any or all acceptance letters tendering eligible options that we determine are not in appropriate form or are unlawful to accept. The treatment of incomplete acceptance letters depends on what information is missing from such letters. Otherwise, we will accept all properly and timely submitted acceptance letters tendering eligible options, which are not validly withdrawn, subject to our right to amend or terminate the offer described in Section 11 of this Offer to Exchange. See Section 7 of this Offer to Exchange.

          You must specify which grants of eligible options you wish to exchange. If you elect to participate in the offer and have submitted an acceptance letter but have not indicated which grants you wish to exchange, your acceptance letter will not be valid and we will not exchange your eligible options.

          If you elect to participate in the offer and you indicate which grants you wish to exchange but do not indicate what you wish to receive in exchange for your eligible options with an exercise price greater than or equal to CHF 60, we will assume that you have chosen to receive all new options. With respect to your eligible options with an exercise price equal to or greater than CHF 30 and less than CHF 60, you may only receive phantom shares.

Q39.     May I withdraw a previously submitted electronic acceptance or acceptance letter?

          You may withdraw your previously submitted electronic acceptance or acceptance letter tendering eligible options at any time before the expiration of the offer, which is currently scheduled for 5:00 P.M., New York City time, on September 9, 2003. You must withdraw from the offer with respect to all of your tendered eligible options and you may not withdraw from the offer with respect to only a portion of your tendered eligible options. If we extend the offer beyond the original expiration date, you may withdraw from the offer at any time until the extended expiration date of the offer.

Q40.     What do I need to do to withdraw a previously submitted acceptance?

          To withdraw a previously submitted acceptance, you must use the same method you used to accept the offer. If you accepted the offer electronically you must withdraw from the offer electronically as well. If you accepted the offer by paper you must withdraw from the offer by paper as well.

          Electronic Withdrawal. Eligible employees who wish to withdraw a previously submitted electronic acceptance must withdraw it through our confidential electronic system. The method to access this system was included in the notification email that we sent to you upon the commencement of the offer. Once you access the system, you will be required to input your confidential website password and you should then follow the instructions set forth in the confidential electronic system in order to withdraw from the offer. This is the same password described above in Question Q35.

          Paper Withdrawal. Eligible employees who wish to withdraw a previously submitted paper acceptance letter must do so by delivering the signed signature page of the withdrawal letter (using the form included in Schedule F of this Offer to Exchange), or a facsimile thereof, in the manner described in Question Q43 below.

               See Section 9 of this Offer to Exchange.

Q41. When is my withdrawal effective?

          For your withdrawal of eligible options to be effective, you must complete the CSFB confidential electronic withdrawal process OR CSG (or its appointed representative) must receive the signature page of the withdrawal letter, properly completed and signed by you, in either case, before the expiration of the offer, which is currently scheduled for 5:00 P.M., New York City time, on September 9, 2003.

          If the offer is extended beyond September 9, 2003, you must complete CSFB’s confidential electronic withdrawal process OR CSG (or its appointed representative) must receive your signed signature page of the withdrawal letter, in either case, before the extended expiration date of the offer.

Q42. May I re-accept the offer after a withdrawal?

          Yes. You may re-accept the offer after submitting a withdrawal by following the instructions in Question Q35.

Q43. Where do I send my signature page if I am accepting, withdrawing or re-accepting by paper?

          Employees of CSFB and CSAM (other than Swiss employees) should deliver the signature page to:

               CSFB London Executive Compensation, Attention: Mr. Philip Halliday, Facsimile number: +44-207-888-1702 (internal speed dial *448 1702), Address: 9th Floor, One Cabot Square, London, E14 4QJ.

          All Swiss employees and employees of CSG or CSFS should deliver the signature page to:

               CSG Zurich Executive Compensation, Attention: Ms. Elizabeth Pfister, Facsimile Number: +41-1-211-1763 (internal speed dial *413 1763), Address: Credit Suisse Group, GHRA, P.O. Box 1, CH-8070 Zurich.

          We will only accept delivery of a signed signature page by facsimile or regular external mail (either through the U.S. Postal Service, the local postal service in your country of residence or a courier service such as Federal Express) and we recommend that you provide for registered mail, return receipt requested. Delivery of the signed signature page by email, hand delivery or interoffice mail will NOT be accepted.

Q44. When must I use the paper method of acceptance, withdrawal and re-acceptance?

          Eligible employees in the following paper-only countries are not permitted to accept, withdraw from or re-accept, the offer through the confidential electronic system; they will be required to utilize the paper acceptance, withdrawal and re-acceptance method:

Austria, Belgium, Brazil, Czech Republic, France, Germany, Italy, Luxembourg, Mexico, Poland, Spain and Switzerland.

Q45. If I choose not to accept the offer, what do I have to do?

          Nothing. You do not have to file or deliver any forms or letters if you choose to keep your eligible options and not participate in the offer. See Section 3 of this Offer to Exchange.

Q46. Who can I talk to if I have questions about the offer?

          If you have any questions about the offer, you should contact the applicable persons listed on Schedule B of this Offer to Exchange.

Q47. Where can I obtain additional copies of the documents constituting the offer?

          You can obtain additional copies of the documents constituting the offer on the internet through the website maintained by the SEC at www.sec.gov. Any questions or requests for assistance or additional copies of these documents may be directed to the applicable persons listed in Schedule B of this Offer to Exchange.

RISKS OF PARTICIPATING IN THE OFFER

          Participation in the offer involves a number of potential risks, including those described below. These risks and the risk factors under the heading entitled “Item 3 – Key Information – Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2002, filed with the SEC, briefly highlight and summarize some of the risks associated with participating in this offer. However, this summary is not exhaustive, and we therefore urge you to read this Offer to Exchange and the attached acceptance letter carefully and in their entirety before you decide to accept the offer. You should carefully consider these and other risks and are encouraged to consult with your legal, tax and financial advisors before you decide to accept the offer.

Risks Related to the Exchange of Eligible Options

The valuation methodology utilized to determine the exchange ratios is based on the Black-Scholes option pricing model using assumptions that are consistent with the principles utilized for the preparation of our pro-forma option expense disclosures in the notes to our annual consolidated financial statements that are included in our Annual Report on Form 20-F for the year ended December 31, 2002 and does not necessarily reflect the actual value of the options.

The offer is intended to be a value-for-value exchange as determined in accordance with SFAS 123 with the intended result that no significant compensation expense will be required to be reflected in our financial statements in connection with the offer. For purposes of SFAS 123, “value-for-value” means that, on a grant-by-grant basis, the aggregate value of the new options and/or phantom shares granted to each eligible employee in the offer will be equal to the aggregate value of the eligible employee’s eligible options surrendered in the offer.

Our valuation of the options eligible for exchange in, and the new options to be granted in, the offer will be based on the Black-Scholes option pricing model using assumptions that are consistent with the principles utilized for the preparation of our pro-forma option expense disclosures in the notes to our annual consolidated financial statements that are included in our Annual Report on Form 20-F for the year ended December 31, 2002. These assumptions include expected life, volatility, the Swiss risk-free rate and the dividend yield.

You should be aware that option valuation is not an exact science. Although Black-Scholes is a standard and accepted model for determining the value of options, the utilization of different assumptions in the Black-Scholes option pricing model can produce significantly different results for the ultimate value of an option.

Moreover, even experts can disagree on the correct assumptions to use for any particular option valuation exercise. The assumptions we used in order to achieve a value-for-value exchange in accordance with SFAS 123 may not be the same as those used by others and, therefore, our valuation of the options and/or the final exchange ratios may not be consistent with those obtained using other valuation techniques or input assumptions and may not reflect the actual value of these options.

If our stock price significantly increases after the date your eligible options are cancelled pursuant to the offer, you could realize less value than if you had not accepted the offer.

It is highly likely that you will be required to exchange more than one eligible option to receive a single new option and/or phantom share. We can give no assurance that over time the gain you may be able to realize upon exercise of your new options or upon settlement of your phantom shares will be equal to or greater than the gain you might have been able to realize upon exercise of the eligible options you exchange in the offer. If our stock price increases significantly, the gain you might have been able to realize upon exercise of your greater number of eligible options could be greater than the gain you are able to realize on the smaller number of new options and/or phantom shares.

With respect to each grant of eligible options there is a break-even price above which such grant of eligible options will have more potential “intrinsic value” than the lesser number of new options and/or phantom shares you will receive in the exchange. Intrinsic value refers to the difference between the exercise price of an option and the market price of our shares on any given day.

Schedule N of this Offer to Exchange sets forth graphs of break-even prices for illustrative grants at assumed market prices. For illustrative purposes only, you should review these graphs and discuss the analysis applicable to your eligible options with your tax, legal and financial advisors prior to accepting the offer. You should also review our historical stock prices set forth in Section 6 of this Offer to Exchange.

Your new options and/or phantom shares will not vest or settle until the first anniversary of the date of grant.

The new options and/or phantom shares granted in the offer will not vest or settle until the first anniversary of the date of grant even though your cancelled eligible options are currently vested and may be exercisable and no longer subject to any conditions. Accordingly, you will not be able to exercise any new options granted in the offer, and no phantom shares granted in the offer will settle for CSG shares, unless you remain employed by the CSG Group for at least one year following the date of grant.

If you cease to be employed by the CSG Group for any reason other than your retirement, death, disability or termination without cause (as defined in the share plans) prior to the first anniversary of the date of grant, your new options will be cancelled and your phantom shares will revert to CSG upon your termination. That is, you will not be able to exercise your new options and your phantom shares will not settle for CSG shares and you will also have no rights in connection with your tendered eligible options. Section 12 of this Offer to Exchange sets forth the termination of employment provisions for your new options and phantom shares. Please note that if you are an eligible Swiss employee, blocked registered shares will be fully vested upon grant although they will be subject to blocking restrictions and may not be transferred or otherwise sold for one year and your new options will be fully vested but may only be exercised after the first anniversary of the date of grant. See Section 12 of this Offer to Exchange.

Your new options will have an exercise price that is 10% above the closing price of CSG’s shares on the SWX Swiss Exchange on the valuation date and will only have value to you if the market price of our shares increases to an amount above the exercise price of the new options following the valuation date.

Certain of your eligible options are currently out-of-the-money because they have an exercise price that is above the current market price of our shares. The new options granted in exchange for your cancelled eligible options will also be out-of-the-money upon grant because they will have an exercise price that is 10% above the closing price of our shares on the SWX Swiss Exchange on the valuation date.

You will only have potential gain with respect to the new options if the market price of our shares reaches a level above the exercise price of the new options at a time after the new options vest.

If you elect to receive new options in exchange for the cancellation of your eligible options, the exercise of your new options will be subject to certain non-competition and non-solicitation provisions following your resignation or early retirement, even if your new options have vested.

Under the terms of the share plans, if, following your resignation or early retirement from the CSG Group, you engage in certain competitive or soliciting activities, the CSG Group may issue you a notice of breach, after the receipt of which your new options will be cancelled if not exercised within 30 days. This is the case whether or not your new options have vested.

Other Risks

If you are not a resident or a citizen of the U.S., you may experience additional tax or other legal consequences if you participate in the offer.

If you are not a resident or citizen of the U.S., you should refer to Section 17 and Schedules C and D of this Offer to Exchange for a discussion of some of the tax and legal consequences that may apply to you. Further, if you are subject to the tax laws of more than one jurisdiction, you should be aware that there may be additional tax and social security consequences that may apply to you. You should consult your own tax advisor to discuss these consequences.

In particular, if you are a Swiss employee, the exchange qualifies as a tax event. However, as the Swiss income valuations will not be determined until after the date of grant of the new options and/or blocked registered shares and these valuations must be approved by the Swiss tax authorities, it is not possible to determine the taxable income to Swiss employees until such time.

Our stock price may fluctuate due to events outside of our control.

There are a number of factors that may affect our stock price, such as general global economic conditions, general political conditions, our future performance, terrorist acts, and certain business combination activities such as mergers and acquisitions. The price of our stock may go up or down depending on any of these, or any other, factors. This fluctuation may affect the value of the new options and/or phantom stock that you receive in the offer.

Business Related Risks

For a description of risks related to our business, please see the information under the heading entitled “Item 3 – Key Information – Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2002, which item is incorporated herein by reference.

THE OFFER TO EXCHANGE

1.     Purpose of the Offer.

          We believe that the offer will benefit both our employees and our shareholders. Our philosophy is that granting equity-based incentives motivates high levels of performance in our employees, appropriately aligns the interests of our employees with those of our shareholders and provides an effective means of recognizing employee contribution to the success of the CSG Group.

          As of August 1, 2003, approximately 11% of our shares, on a fully diluted basis, were subject to outstanding options and approximately 61% of these outstanding options were out-of-the-money because they have exercise prices that are higher than the market price of our shares. Some of these options are significantly out-of-the-money and are less likely to be exercised in the foreseeable future and, consequently, do not provide their intended retention and motivational effects on employees.

          We make a practice of reserving a sufficient number of shares in our share capital for issuance upon the exercise of options, including those that are out-of-the-money, notwithstanding the fact that they are less likely to be exercised. Keeping such shares in reserve creates an “overhang” that could negatively impact some investors’ perception of our future share performance. This “overhang” also restricts our flexibility to make additional equity grants to our employees in the future.

          By offering to exchange on a value-for-value basis outstanding eligible options for a lesser number of new options and/or phantom shares, we will be able to reduce this “overhang” and give ourselves the flexibility to make available shares that we currently reserve for issuance upon the exercise of these out-of-the-money options available for future grants to employees which may provide more effective incentives for employees to remain with us and contribute to the attainment of our business and financial objectives.

          Although our Board of Directors has approved the offer, neither we nor our Board of Directors makes any recommendation as to whether you should accept or reject the offer. You must make your own decision whether to elect to exchange your eligible options. You are urged to evaluate carefully all of the information in this Offer to Exchange and to consult your legal, tax and financial advisors before you decide to accept the offer.

2.     Eligible Plans, Eligible Options and Eligible Employees.

               Eligible Plans. The eligible plans are listed on Schedule A of this Offer to Exchange.

               Eligible Options. Only outstanding options with an exercise price equal to or greater than CHF 30 that were originally granted pursuant to the eligible plans on or after December 31, 1999 and are currently vested or will vest prior to the expiration of the offer are eligible to be exchanged in the offer. We refer to the options that meet all of the eligibility criteria as “eligible options”. You should note that options granted as regular share plan compensation awards were fully vested upon grant (although exercisability is subject to certain conditions) and are therefore eligible to be exchanged in this offer. Options that were granted under the eligible plans in exchange for options that were originally granted prior to December 31, 1999 by entities that were thereafter acquired by the CSG Group are not eligible for exchange in the offer.

               You should review the list of your eligible options that you received through your CSG email account or interoffice mail.

               Eligible Employees. Eligible employees are employees of the CSG Group who hold eligible options and are actively employed or on an authorized leave of absence on each of August 6, 2003 and on the date the offer expires. An employee will not be considered an eligible employee and, accordingly, will not be eligible to participate in the offer if such employee’s employment with the CSG Group terminates for any reason, including resignation, retirement, disability or death, prior to the expiration of the offer.

               You should note that your employment may be terminated by the CSG Group at any time and your participation in the offer does not constitute a guarantee that your employment will be continued. We can give no assurances that there will be no reductions in force or other terminations of employees in the future.

               If your employment terminates for any reason after you tender your eligible options, but prior to the expiration date, your participation in the offer will automatically be cancelled and you will not receive any new options and/or phantom shares. In this case, your eligible options will be treated as if they had not been tendered, and will remain outstanding in accordance with their current terms and conditions.

               For purposes of the offer, an authorized leave of absence is a leave of absence that has been approved in accordance with policy or practice by the CSG Group, at the end of which it is expected that you will return to active employment with CSG.

               In addition to those eligible employees located in the United States and Switzerland, eligible employees located in the following countries, are eligible to participate in the offer, subject to applicable local law:

Argentina, Australia, Austria, Bahamas, Belgium, Brazil, Canada, China, Czech Republic, France, Germany, Hong Kong, Indonesia, Italy, Japan, Korea, Luxembourg, Malaysia, Mexico, Netherlands, Philippines, Poland, Russia, Singapore, Spain, Taiwan, Thailand, Turkey and United Kingdom.

               Former employees, non-employee members of our Board of Directors and consultants who hold eligible options are not eligible to participate in the offer.

3.     Exchange of Eligible Options.

          We are offering eligible employees the opportunity to exchange, on a grant-by-grant basis, all of their eligible options with an exercise price equal to or greater than CHF 60, for any of the following, at the election of the eligible employee: (i) new options, (ii) phantom shares or (iii) a 50/50 combination of new options and phantom shares.

          In addition, we are offering eligible employees the opportunity to exchange, on a grant-by grant basis, all of their eligible options with an exercise price equal to or greater than CHF 30 and less than CHF 60, for phantom shares.

          Eligible Swiss employees who elect to participate in the offer will receive blocked registered shares, in lieu of phantom shares, with the terms and conditions described in Section 12 and Schedule C of this Offer to Exchange.

          In addition, certain terms of the offer may differ for employees in jurisdictions other than the United States and Switzerland. In particular, employees in Japan may only elect to receive phantom shares in exchange for their eligible options and employees in Australia may not elect to receive new options unless they satisfy certain requirements. Please see Schedule D of this Offer to Exchange for details regarding the applicable provisions in jurisdictions other than the United States or Switzerland.

          The terms of the new options and phantom shares are described in detail in Section 12 of this Offer to Exchange. We encourage you to carefully read the description of the terms of the new options and phantom shares and the forms of grant letters attached as Schedules J through M of this Offer to Exchange.

          You are not required to exchange all of your eligible options, but you must elect to participate in the offer, on a grant-by-grant basis. When we refer to a “grant” of options, we are referring to the vested portion of the multiple options granted on the same date with the same exercise price and terms and conditions. If you wish to accept the offer for any options of a particular grant, you must exchange all options included in such grant. However, you may make a decision to accept the offer for each grant independently and you do not need to accept the offer with respect to every grant of eligible options that you hold.

          In addition, while you may make a different election with respect to what you will receive in the offer for each grant of your eligible options, you must make one election with respect to an entire tendered grant. While no partial tenders of a grant will be accepted you may tender the remaining portion of a grant that has been partially exercised and you may tender the vested portion of a grant that is not fully vested.

          The offer pertains only to outstanding eligible options and does not apply in any way to shares purchased, whether upon the exercise of options or otherwise. Options for which you have properly submitted an exercise notice prior to the expiration of the offer will be considered exercised, whether or not you have received confirmation of exercise for the shares purchased.

          The offer will have no effect on outstanding options that are not eligible options or on eligible outstanding options that are not tendered in the offer. Those options will remain outstanding in accordance with, and subject to, their current terms.

          We will not issue any fractional phantom shares or new options exercisable for fractional shares. Instead, we will round each grant of the cancelled eligible options up or down to the nearest whole number of new options and/or phantom shares, but you will not lose more than one whole phantom share or new option as a result of such rounding for each tendered eligible grant.

4.     Valuation of Options and Phantom Shares.

          The offer is intended to be a value-for-value exchange as determined in accordance with SFAS 123 with the intended result that no significant compensation expense will be required to be reflected in our financial statements in connection with the offer. For purposes of SFAS 123, “value-for-value” means that, on a grant-by-grant basis, the aggregate value of the new options and/or phantom shares granted to each eligible employee in the offer will be equal to the aggregate value of the eligible employee’s eligible options surrendered in the offer.

          The exchange ratios we use to determine the number of new options and/or phantom shares you will receive in the offer are based on the value of the eligible options, the new options and the phantom shares on the valuation date. The final value of the eligible options and the new options and phantom shares to be granted in the offer will be established on September 5, 2003, the valuation date, which is at least two full business days prior to the expiration of the offer.

               Phantom Shares. The phantom shares will be valued at the closing market price of our shares on the SWX Swiss Exchange on the valuation date.

               Options. Our valuation of the eligible options and the new options will be based on the Black-Scholes option pricing model using assumptions that are consistent with the principles utilized for the preparation of our pro-forma option expense disclosures in the notes to our annual consolidated financial statements that are included in our Annual Report on Form 20-F for the year ended December 31, 2002.

          You should be aware that option valuation is not an exact science. Although the Black-Scholes option pricing model is a standard and accepted model for determining the value of options, the utilization of different assumptions in the model can produce significantly different results for the ultimate value of an option. Moreover, even experts can disagree on the correct assumptions to use for any particular option valuation exercise. The assumptions we used in order to achieve a value-for-value exchange in accordance with SFAS 123 may not be the same as those used by others and therefore, our valuation of the options and/or the final exchange ratios may not be consistent with those obtained using other valuation techniques or assumptions and may not reflect the actual value for these options.

          The factors used to determine the Black-Scholes option value include: market price, remaining term of eligible options, expected life of new options, volatility, dividend yield and the Swiss risk-free rate. Each Black-Scholes factor other than the market price will remain constant during the offer period on a grant-by-grant basis. We cannot predict variations in our market price during the offer period.

          Since the Black-Scholes value of each grant of eligible options will differ due to the different provisions applicable to each grant (such as exercise price and the remaining years before expiration), the number of new options and/or phantom shares granted in exchange for the surrender of your eligible options will vary on a grant-by-grant basis.

               Exchange Ratios. On the valuation date, we will establish the final exchange ratios to be used to determine the number of new options and/or phantom shares to be granted in exchange for your surrendered eligible options. If we extend the offer, we will change the valuation date, but in no event will it be less than two full business days prior to the expiration of the offer.

          Once established, we will provide you with the final exchange ratios through your CSG Group email account and/or interoffice mail. In addition, you may obtain the final exchange ratios on our intranet site, access to which is described in Schedule B of this Offer to Exchange, or by contacting any of the individuals listed on Schedule B at any time after the valuation date and prior to the expiration of the offer.

          Since we will not determine the final valuations of eligible options, new options and phantom shares until the valuation date, it is not possible to determine the actual number of new options and/or phantom shares that you will receive in the offer until that time. However, it is highly likely that you will be required to exchange more than one eligible option to receive a single new option or phantom share.

               Exchange Ratio Tables. Attached as Schedule G of this Offer to Exchange are tables (and an example on how to use those tables), setting forth the exchange ratios based on a range of possible market prices of our shares, which will help you estimate the number of new options and/or phantom shares you will receive in the offer, on a grant-by-grant basis. These exchange ratio tables, and an example of how they should be used to estimate the number of new options and/or phantom shares you will receive upon surrender of your eligible options, are also available on our intranet site, access to which is described in Schedule B of this Offer to Exchange.

          You should note that the tables and the example in Schedule G of this Offer to Exchange are for illustrative purposes only. While the tables represent the actual exchange ratios used to determine the actual number of new options and/or phantom shares that you will receive in the offer in exchange for your eligible options at the stated market price, they do not set forth the exchange ratio for every possible market price (e.g., the tables do not include exchange ratios for fractional market prices).

5.     Conditions of the Offer.

          We will not be required to accept any eligible options tendered for exchange, and we may terminate or amend the offer, or postpone its acceptance and cancellation of any eligible options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended, at any time.

          Moreover, if at any time on or after August 6, 2003 and before the expiration of the offer, we determine that any of the following events has occurred and, in our reasonable judgment, the occurrence of the event makes it inadvisable for us to proceed with the offer or to accept and cancel eligible options tendered for exchange, we will not be required to accept any eligible options tendered for exchange, and we may terminate or amend the offer, or postpone its acceptance and cancellation of any eligible options tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, as amended:

(a) any threatened, instituted or pending action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly challenges the making of the offer, the acquisition of some or all of the tendered options pursuant to the offer, the issuance of new options and/or phantom shares, or otherwise relates in any manner to the offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the CSG Group, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the benefits that we believe we will receive from the offer;

(b) any action is threatened, pending or taken, or any approval, exemption or consent is withheld, withdrawn or provided subject to conditions, or any statute, rule, regulation, judgment, order or injunction is threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or the CSG Group, by any court or any authority, agency or tribunal or any consent, approval, exemption or exemption order required to be obtained from any government or governmental, regulatory or administrative agency, authority or tribunal is not obtained, is withdrawn or is subject to conditions, in any such case that, in our reasonable judgment, would or might directly or indirectly:

(1) make the acceptance for exchange of, or issuance of new options and/or phantom shares for some or all of the tendered eligible options illegal, or otherwise restrict or prohibit consummation of the offer, or otherwise relates in any manner to the offer;

(2) delay or restrict our ability, or render us unable, to accept for exchange, or grant or issue new options and/or phantom shares for, some or all of the tendered eligible options;

(3) materially impair the benefits that we believe we will receive from the offer;

(4) require that we obtain stockholder approval of the offer; or

(5) materially and adversely affect the business, condition (financial or other), income, operations or prospects of the CSG Group, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries;

(c) there shall have occurred:

(1) any general suspension of trading in, or limitation on prices for, securities on any U.S. or Swiss securities exchange or in the over-the-counter market;

(2) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or Switzerland, whether or not mandatory;

(3) the commencement of a war, armed hostilities, terrorist acts or other international or national crisis directly or indirectly involving the United States or Switzerland;

(4) any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that in our reasonable judgment might affect, the extension of credit by banks or other lending institutions in the United States or Switzerland;

(5) any significant change in the market price of our shares or any change in the general political, market, global economic or financial conditions that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), operations or prospects of the CSG Group or on the trading in our shares or that, in our reasonable judgment, makes it inadvisable to proceed with the offer;

(6) in the case of any of the foregoing existing at the time of the commencement of the offer, a material acceleration or worsening thereof; or

(7) any significant change in either the Dow Jones Industrial Average, the New York Stock Exchange, the SWX Swiss Exchange or the Standard and Poor’s Index of 500 Companies by an amount in excess of 10% measured during any time period after the close of business on August 6, 2003;

(d) any change, development, clarification or position taken in generally accepted accounting standards which could or would require CSG for financial reporting purposes to record compensation expense against its earnings in connection with the offer or the grant of the new options and/or phantom shares;

(e) a tender or exchange offer with respect to some or all of our shares, or a merger or acquisition proposal for CSG, is proposed, announced or made by another person or entity or is publicly disclosed, or we shall have learned that:

(1) any person, entity or “group”, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, shall have acquired or proposed to acquire beneficial ownership of more than 5% of our outstanding shares, or any new group shall have been formed that beneficially owns more than 5% of our outstanding shares, other than any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before September 9, 2003;

(2) any such person, entity or group that has filed a Schedule 13D or Schedule 13G with the SEC before September 9, 2003 shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of our outstanding shares; or

(3) any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or made a public announcement reflecting an intent to acquire CSG or any of our subsidiaries or any of the assets or securities of CSG or any of its subsidiaries; or

(f) any change or changes or proposed change or changes occur in our business, condition (financial or other), assets, income, operations, prospects or share ownership or in that of our subsidiaries that, in our reasonable judgment, is or may be material to CSG or our subsidiaries or materially impairs or impacts or may materially impair or impact the benefits that we believe we will receive from the offer.

          The conditions to the offer are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them prior to the expiration of the offer. We may, in our sole discretion, waive them, in whole or in part, at any time and from time to time prior to the expiration of the offer whether or not we waive any other condition to the offer; provided, however, that if we waive any condition with respect to any eligible employee, we will waive the condition for all eligible employees. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 5 will be final and binding upon all parties.

          The offer is not conditioned on a minimum number of eligible employees accepting the offer or a minimum number of eligible options being tendered for exchange.

6.     Price Range of Shares Underlying the Eligible Options.

          The CSG shares underlying your eligible options are listed and traded in Switzerland on the SWX Swiss Exchange under the symbol “CSGN”. Our shares are also listed and traded in the United States on the New York Stock Exchange in the form of American depositary shares evidenced by American depositary receipts under the symbol “CSR”. Each American depositary share represents one CSG share.

          The following table shows, for the periods indicated, the high and low sales prices per share of our shares as reported on the SWX Swiss Exchange and our American depositary shares as reported on the New York Stock Exchange.

Quarter Ended	SWX		NYSE
	High	Low	High	Low
	(in CHF)		(in U.S. Dollars)
Year 2003
June 30, 2003	39.30	23.25	30.40	17.42
March 31, 2003	34.45	20.70	24.80	15.91

Year 2002
December 31, 2002	35.70	20.60	23.81	13.67
September 30, 2002	48.85	26.80	32.45	18.17
June 28, 2002	63.50	41.65	38.38	28.36
March 29, 2002	73.60	56.50	44.60	33.49

Year 2001
December 31, 2001	71.30	51.60	42.97	32.60
September 28, 2001	75.88	44.80	43.50	28.00

          As of August 1, 2003, the last sale price of (i) our shares as reported on the SWX Swiss Exchange was 42.40 CHF per share with 1,190,228,985 shares outstanding and (ii) our American depositary shares as reported on the New York Stock Exchange was $30.74 per American depositary share.

          Our share price has been, and in the future may be, highly volatile and could increase or decline. Our share price could also rise prior to the grant of the new options and/or phantom shares and thereafter fall. The trading price of CSG shares has fluctuated widely in the past and may continue to do so in the future, as a result of a number of factors, many of which are outside of our control. The new options and/or phantom shares will not be granted until the day the eligible options are cancelled.

          WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR SHARES BEFORE DECIDING WHETHER TO TENDER YOUR ELIGIBLE OPTIONS FOR EXCHANGE. AT THE SAME TIME, YOU SHOULD CONSIDER THAT THE CURRENT MARKET PRICE OF OUR SHARES MAY PROVIDE LITTLE OR NO BASIS FOR PREDICTING WHAT THE MARKET PRICE OF OUR SHARES WILL BE ON THE GRANT DATE OF THE NEW OPTIONS AND/OR PHANTOM SHARES OR AT ANY TIME IN THE FUTURE.

7.     Procedures for Accepting the Offer.

                    Proper Acceptance of the Offer

          Depending on which business of CSG you are employed by and where you reside, you may accept the offer electronically or in paper as described below:

               Electronic Acceptance. Eligible employees of CSFB or CSAM who do not reside in the paper-only countries (described below) may elect to accept the offer through our confidential electronic system. Employees of CSFS and CSG and eligible employees of the CSG Group who reside in the paper-only countries may not utilize the confidential electronic system.

               The method to access the confidential electronic system was included in the notification email that we sent to you upon the commencement of the offer. Once you access the confidential electronic system, you will be required to input your confidential website password and you should then follow the instructions set forth in the confidential electronic system in order to accept the offer. This password is the same password you use to access the vesting schedule section in the international plan section of the Human Resources website.

               You recently received confirmation of your confidential password through interoffice mail. Please contact the applicable person on Schedule B of this Offer to Exchange if you lose your password or the offer notification email.

               Within one business day following your completion of the electronic acceptance process you will receive an email confirmation of your election. Please contact the applicable person on Schedule B of this Offer to Exchange immediately if you do not receive the confirmation email within one business day.

               Paper Acceptance. All eligible employees may elect to accept the offer by delivering the signed signature page of the acceptance letter (using the form included in Schedule E of this Offer to Exchange), or a facsimile thereof, in the manner described below. Employees of CSFS and CSG and all employees of the CSG Group who reside in any of the following countries must utilize the paper acceptance method and are not permitted to accept the offer through the confidential electronic system:

Austria, Belgium, Brazil, Czech Republic, France, Germany, Italy, Luxembourg, Mexico, Poland, Spain and Switzerland (we refer to these countries collectively as the “paper-only countries”).

          If you are an employee of CSFB or CSAM and do not reside in the paper-only countries, we strongly encourage you to use the confidential electronic system.

          Employees of CSFB and CSAM (other than Swiss employees) should deliver the signature page to:

               CSFB London Executive Compensation, Attention: Mr. Philip Halliday, Facsimile number: +44-207-888-1702 (internal speed-dial: *448 1702), Address: 9th Floor, One Cabot Square, London, E14 4QJ.

          All Swiss employees and employees of CSG or CSFS, should deliver the signature page to:

               CSG Zurich Executive Compensation, Attention: Ms. Elizabeth Pfister, Facsimile Number: +41-1-211-1763 (internal speed-dial: *413 1763), Address: Credit Suisse Group, GHRA, P.O. Box 1, CH-8070 Zurich.

               We will only accept delivery of the signed signature page of the acceptance letter by facsimile or regular external mail (either through the U.S. Postal Service, the local postal service in your country of residence or a courier service such as Federal Express) and we recommend that you provide for registered mail, return receipt requested. Delivery of the signed signature page of the acceptance letter by email, hand delivery or interoffice mail will NOT be accepted.

               Effectiveness of Acceptance. For your acceptance of the offer and tender of eligible options to be effective, you must complete the CSFB confidential electronic acceptance process OR CSG (or its appointed representative) must receive the signature page of your acceptance letter, properly completed and signed by you, in either case, before the expiration of the offer, which is currently scheduled for 5:00 P.M., New York City time, on September 9, 2003. Please make sure you receive a confirmation email if you submitted your acceptance electronically.

               If the offer is extended beyond September 9, 2003, you must complete CSFB’s confidential electronic acceptance process as described above OR CSG (or its appointed representative) must receive your signed signature page of the acceptance letter, in either case, before the extended expiration date of the offer.

               Only the first form of your acceptance that we receive will be valid. If we receive your response through the confidential electronic system first (and such acceptance is not withdrawn) and then receive your executed signature page by paper, the electronic acceptance will be the valid acceptance and the paper acceptance will not be effective.

               If we receive your executed signature page by paper first and then receive your response through the confidential electronic system, the paper acceptance will be the valid acceptance and the electronic acceptance will not be valid.

Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects

               We will determine, in our sole discretion, all questions as to eligibility, form and validity, (including time of receipt), of acceptance letters and acceptance of any tender of eligible options. Our determination of these matters will be final and binding on all parties. We may reject any or all acceptance letters and any tender of eligible options that we determine is not in the appropriate form or that we determine is unlawful to accept.

               The treatment of incomplete acceptance letters depends on what information is missing from such letters. Otherwise, we expect to accept all properly and timely submitted acceptance letters and any tender of eligible options which are not validly withdrawn prior to the expiration of the offer.

               We may also waive any of the conditions of the offer; provided, however, that if we waive any condition with respect to any eligible employee, we will waive the condition for all eligible employees. In addition, we may waive any defect or irregularity with respect to any particular acceptance letter of, or the delivery thereof by, any eligible employee.

               No acceptance letter will be deemed to have been properly submitted and no eligible options will be deemed to have been properly tendered until all defects or irregularities have been cured by the submitting eligible employee or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in any acceptance letter or its delivery, and no one will be liable for failing to give notice of any defects or irregularities.

               You must specify which grant of eligible options you wish to exchange. If you elect to participate and have submitted an acceptance letter but have not indicated which grants you wish to exchange, your acceptance letter will not be valid and we will not exchange your eligible options.

               If you elect to participate in the offer and you indicate which grants you wish to exchange but do not indicate what you wish to receive in exchange for your eligible options with an exercise price greater than or equal to CHF 60, we will assume that you have chosen to receive all new options. With respect to your eligible options with an exercise price equal to or greater than CHF 30 and less than CHF 60, you may only receive phantom shares.

               Acceptance by Us Constitutes an Agreement

               Your electronic acceptance or delivery of the acceptance letter pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer and will be controlling, absolute and final, subject to your withdrawal rights described in Section 9 of this Offer to Exchange and our acceptance of your acceptance letter in accordance with Section 8 of this Offer to Exchange. Our acceptance of your acceptance letter will constitute a binding agreement between us and you upon the terms and subject to the conditions of the offer.

8.     Acceptance of Eligible Options for Exchange and Issuance of New Options and/or Phantom Shares.

               We will accept on the expiration date of the offer all eligible options properly tendered and not validly withdrawn by giving email or written notice of such acceptance. We will cancel all eligible options that we accept in the offer. Promptly thereafter, we will send each eligible employee who has validly accepted the offer, email or written notice indicating the number of eligible options that we have accepted for exchange and the number of new options and/or phantom shares we will be granting to such eligible employee.

          If we cancel eligible options accepted for exchange on September 9, 2003, you will be granted new options and/or phantom shares on the same date, subject to the conditions described below. If the offer is extended beyond its currently scheduled expiration, then the grant date of the new options will also be extended, if necessary, to ensure that the grant date of the new options is on the same date the eligible options are cancelled pursuant to the offer, but in no event will such grant date be less than at least two full business days after the new valuation date.

9.     Withdrawal Rights.

          You may withdraw your previously submitted electronic acceptance or acceptance letter tendering eligible options at any time before the expiration of the offer, which is currently scheduled for 5:00 P.M., New York City time, on September 9, 2003. You must withdraw from the offer with respect to all of your tendered eligible options and you may not withdraw from the offer with respect to only a portion of your tendered eligible options. If we extend the offer beyond the original expiration date, you may withdraw from the offer at any time until the extended expiration date of the offer.

          To withdraw a previously submitted acceptance, you must use the same method you used to accept the offer. If you accepted the offer electronically you must withdraw from the offer electronically as well. If you accepted the offer by paper you must withdraw from the offer by paper as well.

               Electronic Withdrawal. Eligible employees who wish to withdraw a previously submitted electronic acceptance must withdraw it through our confidential electronic system. The method to access the confidential electronic system was included in the notification email that we sent to you upon the commencement of the offer. Once you access the confidential electronic system, you will be required to input your confidential website password and you should then follow the instructions set forth in the confidential electronic system in order to withdraw from the offer. This is the same password described in Section 7 of this Offer to Exchange.

               Paper Withdrawal. Eligible employees who wish to withdraw a previously submitted paper acceptance letter must do so by delivering the signed signature page of the withdrawal letter (using the form included in Schedule F of this Offer to Exchange), or a facsimile thereof, in the manner described below, by which you effectively withdraw your eligible options from the offer.

               Employees of CSFB and CSAM (other than Swiss employees) should deliver the signature page to:

               CSFB London Executive Compensation, Attention: Mr. Philip Halliday, Facsimile number: +44-207-888-1702 (internal speed dial *448 1702), Address: 9th Floor, 1 Cabot Square, London, E14 4QJ.

               All Swiss employees and employees of CSG or CSFS should deliver the signature page to:

               CSG Zurich Executive Compensation, Attention: Ms. Elizabeth Pfister, Facsimile Number: +41-1-211-1763 (internal speed dial
*413 1763), Address: Credit Suisse Group, GHRA, P.O. Box 1, CH-8070 Zurich.

          We will only accept delivery of the signed signature page of the withdrawal letter by facsimile or regular external mail (either through the U.S. Postal Service, the local postal service in your country of residence or a courier service such as Federal Express) and we recommend that you provide for registered mail, return receipt requested. Delivery of the signed signature page of the withdrawal letter by email, hand delivery or interoffice mail will NOT be accepted.

          Effectiveness of Withdrawal. For your withdrawal of eligible options to be effective, you must complete the CSFB confidential electronic withdrawal process OR CSG (or its appointed representative) must receive the signature page of the withdrawal letter, properly completed and signed by you, in either case, before the expiration of the offer, which is currently scheduled for 5:00 P.M., New York City time, on September 9, 2003.

               If the offer is extended beyond September 9, 2003, you must complete CSFB’s confidential electronic withdrawal process as described above OR CSG (or its appointed representative) must receive your signed signature page of the withdrawal letter, in either case, before the extended expiration date of the offer.

               You may re-accept the offer after submitting a withdrawal by following instructions in Section 7 of this Offer to Exchange.

10.     Expiration of the Offer.

               The offer is currently scheduled to expire at 5:00 P.M., New York City time, on September 9, 2003, unless and until we, in our sole discretion, extend the period of time during which the offer will remain open, in which event the term expiration refers to the latest time and date at which the offer, as so extended, expires. If we extend the offer, we will change the valuation date, but in no event will it be less than two full business days prior to the expiration of the offer. See Section 11 of this Offer to Exchange for a description of our right to extend, delay, terminate and amend the offer.

               For purposes of the offer, a business day means any day other than a Saturday, Sunday or United States federal holiday and consists of the time period from 12:01 A.M. through 5:00 P.M., New York City time.

11.     Extension of Offer; Termination; Amendment.

               We may, from time to time, extend the period of time during which the offer is open and delay accepting any eligible options tendered to us by announcing the extension and giving email or written notice of the extension to eligible employees and making a public announcement thereof. If the offer is extended, (i) then the grant date of the new options and/or phantom shares will also be delayed, if necessary, to ensure that the new options and/or phantom shares are granted on the date tendered eligible options are cancelled pursuant to the offer (ii) and the valuation date will also be extended to a date that is at least two full business days prior to the expiration of the new or extended offer.

               We also expressly reserve the right, in our sole discretion, prior to the expiration of the offer, to terminate or amend the offer (including, without limitation, by increasing or decreasing the consideration offered to eligible employees or by decreasing or increasing the number of options subject to the offer) and to postpone our acceptance and cancellation of any eligible options tendered for exchange, by giving email or written notice of such termination or postponement to eligible employees and making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of eligible options tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act of 1934, as amended, which requires that we pay the consideration offered or return the eligible options tendered promptly after termination or withdrawal of a tender offer.

               Amendments to the offer may be made at any time and from time to time by an announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 A.M., New York City time, on the next business day after the last previously scheduled or announced expiration date of the offer. Any announcement made about the offer will be disseminated promptly to eligible employees in a manner reasonably designated to inform eligible employees of such change. Without limiting the manner in which we may choose to make an announcement, except as required by applicable law, we have no obligation to publish, advertise or otherwise communicate any such announcement other than by issuing email and written notice through our normal channels.

               If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Securities Exchange Act of 1934, as amended. These rules require minimum periods during which an offer must remain open following material changes in the terms of an offer or information concerning an offer, including a change in price or a change in percentage of securities sought.

12.     Source and Amount of Consideration; Terms of New Options and Phantom Shares.

               Consideration

               Eligible Options with an Exercise Price Equal to or Greater than CHF 60. Subject to the terms and conditions set forth in this Offer to Exchange, upon the cancellation of eligible options with an exercise price equal to or greater than CHF 60, we will grant any of the following, at your election: (i) new options to purchase CSG shares with the terms described below, (ii) phantom shares with the terms described below or (iii) a 50/50 combination of new options and phantom shares, at the election of the employee.

               Eligible Options with an Exercise Price Equal to or Greater than CHF 30 and Less than CHF 60. Subject to the terms and conditions set forth in this Offer to Exchange, upon the cancellation of eligible options with an exercise price equal to or greater than CHF 30 and less than CHF 60, we will grant you phantom shares with the terms described below.

               Non-U.S. Eligible Employees. If you are an eligible Swiss employee you will receive blocked registered shares, in lieu of phantom shares, with the terms and conditions described in this Section 12 and Schedule C of this Offer to Exchange. Where appropriate, references in this Offer to Exchange to phantom shares will also be deemed to refer to blocked registered shares with respect to Swiss employees.

               In addition, the terms and conditions of the new options and/or phantom shares may differ if you are employed in a jurisdiction other than the United States. In particular, employees in Japan may only elect to receive phantom shares in exchange for their eligible options and employees in Australia may not elect to receive new options unless they satisfy certain requirements. See Schedule D of this Offer to Exchange.

               As of August 1, 2003, approximately 132,531,498 options were issued and outstanding under the plans. Of these options, approximately 90,284,142 (representing approximately 68% of all such options) were held by eligible employees and are eligible to be exchanged in the offer.

               The actual number of new options and/or phantom shares to be granted in the offer will be determined by application of the final exchange ratios in the manner set forth in Section 4 of this Offer to Exchange. Based on the exchange ratios determined using our market price on August 1, 2003, if we receive and accept tenders of all the eligible options, we expect to grant up to a combination of 25,190,093 new options and 20,526,679 phantom shares, or 28,610,525 phantom shares, depending on the elections made by eligible employees.

               The offer will have no effect on outstanding options that are not eligible options or on outstanding eligible options that are not tendered in the offer. Those options will remain outstanding in accordance with, and subject to, their current terms. In addition, the issuance of new options/and or phantom shares through the offer will not create any contractual or other right to receive future grants under the plans or any right of continued employment with the CSG Group.

               Comparison of Options Phantom Shares and Blocked Registered Shares

               Options provide you with the right to buy our shares at a fixed price. Outright ownership of CSG shares occurs only when you exercise your options by purchasing the shares at the fixed exercise price. Accordingly, the value on exercise of an option is the difference between the fixed exercise price and the fair market value of our shares on the date the option is exercised. You will not be entitled to dividends or dividend equivalents with respect to options.

               Phantom shares represent the right to receive our shares on a specified date in the future, which we refer to as the “settlement date”. Unlike in the case of options, you will not be required to pay an exercise price to receive our shares. As a result, the value with respect to a phantom share is the fair market value of our shares on the settlement date. If we declare a dividend on CSG shares, you will have the right to receive a dividend equivalent with respect to each phantom share.

          Blocked registered shares are CSG shares that may not be transferred or otherwise sold for one year following the date of grant. As with phantom shares, you will not be required to pay an exercise price to receive our shares. As a result, the value of a blocked registered share is the fair market value of our shares on the date of grant. If we declare a dividend on CSG shares, you will receive a dividend with respect to your blocked registered shares.

          General Description of the Share Plans

          The new options and/or phantom shares will be granted under the international plan with respect to eligible employees in all jurisdictions other than Switzerland. The new options and blocked registered shares granted to eligible Swiss employees will be granted under the Swiss plan.

          The following description provides a brief summary of the international plan and the Swiss plan and the material terms of the new options, phantom shares and blocked registered shares to be granted under these plans. The following description does not set forth the terms of your eligible options. Schedule H of this Offer to Exchange sets forth a chart summarizing certain terms of the majority of the eligible option grants. However, to the extent your eligible options were granted pursuant to a special grant that was not part of the CSG Group’s annual grants of compensation awards, the attached chart may not apply to your eligible options and you should review the applicable grant documentation.

          In addition, if your eligible options were granted pursuant to, or modified by, an individually negotiated agreement with any member of the CSG Group (i) the chart set forth in Schedule H of this Offer to Exchange may not describe the terms of your eligible options and (ii) such agreement will not apply to your new options and phantom shares, which will be solely subject to the terms and conditions described in this Offer to Exchange.

          The following description may not be complete and is subject to, and qualified in its entirety by reference to, all provisions of the share plans and the applicable forms of grant documents, which are incorporated herein in their entirety by reference. Each of the plans has been filed with the SEC as an exhibit to the Schedule TO of which this Offer to Exchange forms a part. We strongly urge you to review the terms of the share plans prior to determining whether or not to participate in the offer. We also strongly urge you to review the terms of your applicable grant documentation. You may contact the applicable person listed on Schedule B of this Offer to Exchange in order to request copies, at our expense, of the plans or the form of grant documentation evidencing your eligible options.

          General. The share plans permit various equity-based grants to employees of the CSG Group, including options, phantom shares and blocked registered shares.

          Administration. The share plans are administered by the Compensation Committee of our Board of Directors. The Compensation Committee generally has sole and complete authority under the share plans. In addition, the compensation committee of each CSG Group business unit or subsidiary has the power to administer the share plans as they apply to employees in such business unit or subsidiary, including the power to designate share plan participants and determine the type of grants, the number of grants, the number of CSG shares to which an option will relate and the terms and conditions of the grant, including, but not limited to, the exercise price and vesting schedule. Determinations regarding the share plans and the grants granted thereunder by the CSG Compensation Committee or the compensation committee of the CSG business unit or subsidiary, as applicable, are final and binding on all participants.

          Eligibility. Under the share plans, options, phantom shares, blocked registered shares and other equity-based awards may be granted to key employees of the CSG Group. The Swiss plan is generally used to provide equity-based awards to key Swiss employees and the international plan is available for equity-based awards to key employees in all other jurisdictions. The offer is being made only to eligible employees of the CSG Group who hold eligible options and are actively employed, or on an authorized leave of absence, by the CSG Group on each of August 6, 2003 and the date the offer expires. Former employees, non-employee members of our Board of Directors and consultants are not eligible to participate in the offer.

          Option Term. The term of the options granted under the share plans may not exceed ten years from the date of grant. The new options to be granted pursuant to the offer will have a term of seven years from the date of grant. All eligible options were granted with ten-year terms, although there may be less than ten years remaining under their original terms.

          Vesting and Settlement.

          International Plan. Anything else in the plan notwithstanding, your new options and phantom shares will be unvested upon grant and, if you remain employed on the first anniversary of the date of grant, will vest in full on that date. Upon vesting, your new options will become immediately exercisable, and, except as indicated below, remain exercisable for their entire term, and your new phantom shares will settle for CSG shares no later than 120 days following the vesting date. The effects of a termination of your employment prior to the vesting of your new options and phantom shares are described below.

          The vesting and settlement of your new options and/or phantom shares are conditioned upon your not (i) directly or indirectly disclosing any secret, confidential or proprietary information that belongs to or concerns the CSG Group or that you learned by reason of your association with the CSG Group, (ii) directly or indirectly using such information to the detriment of the CSG Group or (iii) willfully engaging in any conduct that is materially detrimental to the CSG Group. We refer to these restrictions as the “conditions”.

          Swiss Plan. Anything else in the plan notwithstanding, your new options and/or blocked registered shares will be fully vested on the date of grant. However, your new options and/or blocked registered shares will be subject to blocking provisions and may not be exercised, sold or otherwise transferred until the first anniversary of the date of grant.

          Option Exercise Price. The exercise price of options granted under the share plans is determined by the applicable CSG Group compensation committee; provided that the exercise price may not be less than the minimum price required by law. New options granted pursuant to the offer will have an exercise price that is 10% above the closing price of CSG shares on the SWX Swiss Exchange on the valuation date.

          Method of Exercising Options. An option may be exercised by delivering notice in the form prescribed by CSG to CSG or to any person designated by CSG. The notice must be signed by you and specify the number of CSG shares with respect to which the option is being exercised. In order to exercise an option, you must maintain a brokerage account with a member of the CSG Group (or HarrisDirect). In addition, you must have sufficient funds or, to the extent permitted by applicable law, margin capability to pay the option exercise price and any tax or other obligations arising in connection with your exercise. In addition, from time to time, the Compensation Committee may permit additional methods to pay the exercise price of your options, including, to the extent permitted by applicable law, cashless exercise methods.

          Termination for Cause After the First Anniversary. If your employment is terminated for cause after the first anniversary of the date of grant, your new options issued under the share plans will remain exercisable for 30 days following termination, after which your new options will immediately be cancelled.

          Notice of Breach Upon Resignation or Early Retirement. If your new options are granted under the international plan and you engage in a competitive activity or a soliciting activity (each as defined below) following your resignation or your early retirement, CSG has the right to issue a notice of breach, in which case any vested new options held by you will be cancelled if not exercised within 30 days of receipt of the notice of breach. If your new options are granted under the Swiss plan and you engage in a detrimental activity (as defined below) following your resignation or your early retirement after the first anniversary of the date of grant, CSG has the right to issue a notice of breach, in which case your new options will be cancelled immediately if not exercised within 30 days of receipt of the notice of breach. We refer to these provisions collectively as a “notice of breach”.

A “competitive activity” generally means a direct or indirect interest in or relationship with an entity (as an officer, director, employee, partner or otherwise) which (i) if you are employed by the CSG Group, CSG determines in good faith is inconsistent with the best interests of the CSG Group or in violation of any policy of the CSG Group or (ii) if you are no longer employed by the CSG Group, pursuant to which you engage in any activity which is competitive with, or substantially similar to, the principal business activities in which you engaged during the 12-month period prior to your termination of employment with the CSG Group.

A “soliciting activity” generally means the solicitation or other interference with the CSG Group’s relationship with any person who was associated with the CSG Group as an employee, consultant, independent contractor, customer or client at any time during the preceding 12-month period.

A “detrimental activity” generally means (i) any unauthorized communication of any confidential information relating to the business affairs of the CSG Group or any of its clients, which confidential information was received by or disclosed to you during your employment with any entity of the CSG Group or (ii) any direct or indirect persuasion or any attempt, directly or indirectly, to persuade any employee of the CSG Group to terminate his employment or to breach any of the terms of his employment.

          Termination of Employment Prior to the First Anniversary. The following is a summary of the effects of a termination of your employment prior to the first anniversary of the date of grant with respect to the new options, phantom shares and blocked registered shares granted under the share plans. The effects of a termination of employment with respect to the eligible options are set forth on Schedule H of this Offer to Exchange.

          Termination Without Cause or Due to Death, Disability or Normal Retirement

International Plan: Phantom shares will automatically vest and will settle for CSG shares within 120 days of your termination. New options will automatically vest and become exercisable and will remain exercisable for the remainder of their term.

Swiss Plan: The blocking restrictions on blocked registered shares will be removed immediately; however, you may elect to extend the blocking restrictions until the first anniversary of the date of grant. New options will no longer be subject to blocking restrictions and will remain exercisable through the remainder of their term; however, you may elect to extend the blocking restrictions until the first anniversary of the date of grant.

          Resignation (excluding Early Retirement)

International Plan: Phantom shares will automatically revert to CSG and you will have no further rights thereunder. New options will be cancelled immediately and you will have no further rights thereunder.

Swiss Plan: The restrictions on blocked registered shares will be removed immediately; however, you may elect to extend the blocking restrictions until the first anniversary of the date of grant. New options will no longer be subject to blocking restrictions and will remain exercisable through the remainder of their term, subject to a notice of breach; however, you may elect to extend the blocking restrictions until the first anniversary of the date of grant.

          Early Retirement

International Plan: Phantom shares will vest on the first anniversary of the date of grant in the case of your “Rule of 60 Early Retirement” (as defined in the CSFB Business Unit Supplement to the international plan) or the third anniversary of the date of grant in the case of your “Rule of 45 Early Retirement” (as defined below) provided you do not engage in a competitive or soliciting activity before that date and will settle for CSG shares within 120 days of vesting. If you engage in any competitive or soliciting activity prior to such date, your phantom shares will automatically revert to CSG.

New options will vest and become exercisable on the first anniversary of the date of grant in the case of your Rule of 60 Early Retirement or the third anniversary of the date of grant in the case of your Rule of 45 Early Retirement and will remain exercisable for the remainder of their term provided you do not engage in a competitive or soliciting activity before such date. If you engage in any competitive or soliciting activity prior to such date, your new options will immediately be cancelled.

“Rule of 45 Early Retirement” is defined as a termination of employment by reason of retirement after reaching a combined age and length of service of at least 45 and a minimum length of service of ten years. You must provide the CSG Group with one year’s notice prior to a Rule of 45 Early Retirement.

Swiss Plan: The restrictions on blocked registered shares will be removed immediately; however, you may elect to extend the blocking restrictions until the first anniversary of the date of grant. New options will no longer be subject to blocking restrictions and will remain exercisable through the remainder of their term, subject to a notice of breach; however, you may elect to extend the blocking restrictions until the first anniversary of the date of grant.

          Termination for Cause

International Plan: Phantom shares will automatically revert to CSG and you will have no further rights thereunder. New options will be cancelled immediately and you will have no further rights thereunder.

Swiss Plan: The restrictions on blocked registered shares will be removed immediately. New options are unblocked and will remain exercisable for 30 days following termination, after which they will immediately be cancelled.

          Change in Control.

          Phantom Shares. Upon a change in control of CSG (as defined in the share plans), all phantom shares will continue in effect in accordance with their terms and our Board of Directors may either (i) convert the phantom shares to CSG shares immediately prior to the change in control, (ii) within 60 days following the consummation of the change in control, convert the phantom shares into the same number and kind of consideration received by each CSG shareholder in the transaction, or cash or debt with a value equal to such consideration, or any combination thereof or (iii) convert the phantom shares into a right to receive the consideration received in the transaction subject to the same terms and conditions as the phantom shares. In addition, our Board of Directors may, in its sole discretion, chose to accelerate the vesting, lapse of conditions and/or settlement of the phantom shares if it deems such acceleration is in the best interest of CSG and its employees.

          In the event of a transaction with respect to a subsidiary of CSG that would constitute a change in control of CSG if such transaction had occurred with respect to CSG, the Compensation Committee may, in its sole discretion, choose to accelerate the vesting, lapse of conditions and/or settlement of the phantom shares of participants who are (or were at the time of the termination of employment) employees of such subsidiary (or its subsidiaries).

          In addition, if your employment is terminated by the CSG Group without cause or you resign for any reason (other than in circumstances in which your employment could have been terminated for cause) within one year following a change in control, the Compensation Committee will, at your request, accelerate the vesting, lapse of conditions and/or settlement of your phantom shares.

          Options. Upon a merger or consolidation of CSG as a result of which shareholders of CSG immediately prior to such transaction receive only securities of the surviving entity in such transaction, each option outstanding on the date of such transaction will pertain and apply to the securities that a CSG shareholder would have received in such merger or consolidation. Notwithstanding the foregoing, our Board of Directors may, in its sole discretion, elect to accelerate the vesting of all options and the lapse of all conditions if it determines such acceleration is in the best interest of the CSG Group and its employees.

          In the event of a dissolution or liquidation of CSG, a sale of all or substantially all of CSG’s assets or a merger or consolidation involving CSG in which the shareholders of CSG immediately prior to such transaction receive securities of an entity other than the surviving entity in such transaction and/or other property, including cash, the Compensation Committee has the power to (i) cancel each outstanding option in exchange for cash compensation equal to the excess, if any, of the value of the consideration received by the CSG shareholders in the transaction over the exercise price of the option, (ii) provide for the exchange of each outstanding option for an option on, or stock appreciation right with respect to, some or all of the property for which CSG’s shares are exchanged and make an equitable adjustment in the exercise price of the option or stock appreciation right, or the number of shares or amount of property subject to the option or stock appreciation right, or provide for a cash payment to the option holder to whom such option was granted in partial consideration for the exchange of the option or (iii) take any similar action it deems appropriate.

          Dividend Equivalents. If we declare a dividend on the CSG shares, you will have the right to receive a dividend equivalent with respect to each phantom share and a dividend with respect to each blocked registered share, as applicable. You will not be entitled to dividends or dividend equivalents with respect to your new options prior to exercise.

          Transferability. In general, new options and phantom shares may not be assigned, pledged, transferred or made subject to a lien, obligation, liability or other encumbrance except by will or the laws of descent and distribution. Blocked registered shares may not be transferred or otherwise sold, except by will or the laws of descent and distribution, until the first anniversary of the date of grant.

          Shareholder Rights. You have no rights as a shareholder of the CSG Group with respect to CSG shares subject to outstanding new options or phantom shares until they have been exercised or settled, respectively.

          No Rights to Future Grants or Employment. The grant of an option or phantom share will not be construed to confer on you any right to receive an equity-based award in the future or to be retained by the CSG Group. Subject to applicable law, your employment with the CSG Group may be terminated at any time and CSG can give no assurances that there will be no reductions in force or other terminations in the future.

          Adjustments. The share plans generally provide that in the event of (i) a change in capitalization or organization of CSG or (ii) an increase or decrease in the number of CSG shares affected without receipt of consideration by CSG, including as a result of a stock dividend, split, recapitalization, merger or consolidation, the Compensation Committee may adjust the exercise price of options and the number and kind of shares underlying the options and phantom shares to the extent it deems appropriate to prevent dilution and enlargement of rights.

          Amendment, Modification or Termination of Grants. CSG generally may not amend, modify or terminate an option or phantom share without your prior consent. In the event that the Compensation Committee determines in good faith that allowing your options to remain outstanding would be inconsistent with the material interests of CSG, the Compensation Committee may, in its sole discretion, terminate all outstanding options. Upon any such termination, CSG will notify you and either permit you to exercise your options within 30 days of notification of such termination or pay you cash, with respect to each outstanding option held by you, equal to the product of (i) the excess, if any, of (a) the value of a CSG share on the date of termination of the option over (b) the exercise price per share of such option multiplied by (ii) the number of shares subject to such option.

          Amendment, Modification or Termination of the Share Plans. The Compensation Committee may amend, suspend or terminate the share plans or any portion thereof at any time without shareholder approval.

          Securities Laws. Unless you are considered an affiliate of CSG, you will be able to sell the CSG shares received upon exercise of your new stock options or settlement of your phantom shares free of any transfer restrictions under applicable United States securities laws. No CSG shares will be granted to any share plan participant pursuant to the exercise of an option if CSG determines in good faith that the issuance or delivery of such shares would violate applicable law of any jurisdiction in which, or the rules or regulations of any exchange on which, the shares are traded.

13. Information Concerning Credit Suisse Group.

          General

          We are registered as a corporation in the commercial register of, and have offices in, Zurich, Switzerland. The address of our principal executive offices is Paradeplatz 8, P.O. Box 1, CH-8070, Zurich, Switzerland, and our telephone number is +41 1 212 1616. For the purpose of this offer, our authorized representative in the United States is Credit Suisse First Boston (USA), Inc., 11 Madison Avenue, New York, New York, 10010, USA. CSG’s internet address on the World Wide Web is http://www.credit-suisse.com. Information contained on our website or our intranet does not constitute a part of the offer. For additional information about us, you should also review the materials that we have filed with the SEC and that are listed in Section 8 of this Offer to Exchange.

          Overview of Our Business

          Our structure is based on several legal entities, which comprise two business units: Credit Suisse Financial Services and Credit Suisse First Boston. These business units contain separate operating segments. Our legal entities include two principal Swiss banks, Credit Suisse and Credit Suisse First Boston, and their respective subsidiaries, and a Swiss insurance company, “Winterthur” Swiss Insurance Company and its subsidiaries. The Credit Suisse legal entity encompasses the Private Banking and Corporate & Retail Banking segments. Winterthur is comprised of the Life & Pensions and Insurance segments. The Credit Suisse First Boston legal entity consists of the Institutional Securities and CSFB Financial Services segments.

          Credit Suisse Financial Services is a leading provider of comprehensive financial services in Europe and other selected markets. Through the Credit Suisse and Winterthur business units, we offer investment products, private banking and financial advisory services, including insurance and pension solutions, for private and corporate clients.

          Credit Suisse First Boston serves global, institutional, corporate, government and individual clients in its role as financial intermediary. Its businesses include securities underwriting, sales and trading, financial advisory services, investment research, venture capital and brokerage services for financial institutions. It also provides asset management products and services.

          Selected Financial Data

          The following table sets forth selected condensed consolidated financial statements for CSG prepared in accordance with Swiss GAAP and reconciled to US GAAP with respect to net profit and shareholders’ equity. The selected condensed consolidated statements of income for the years ended December 31, 2002 and December 31, 2001 and the selected condensed consolidated balance sheets as of December 31, 2002 and December 31, 2001 have been derived from the consolidated financial statements included in or incorporated by reference in CSG’s Annual Report on Form 20-F for the year ended December 31, 2002. The information presented below should be read together with our consolidated financial statements and the notes related thereto.

          On August 5, 2003, we released the Credit Suisse Group Quarterly Report for the quarter ended June 30, 2003. We furnished this quarterly report to the SEC in a Form 6-K on the same day. You can obtain a copy of this Form 6-K at www.sec.gov or by calling the persons listed on Schedule B of this Offer to Exchange.

Credit Suisse Group Condensed Consolidated Statements of Income

(Swiss GAAP)

	Year Ended

	December 31, 2002	December 31, 2001
	(In CHF million, except per share data)

Operating Income	28,038	39,154

Net Profit/(Loss) Before Taxes and Minority Interest	(2,730)	2,300

Profit/(Loss) Before Extraordinary Items, Cumulative Effect of Change in Accounting Principles, Taxes and Minority Interests	(3,593)	(2,529)

Net Profit/(Loss)	(3,309)	1,587

Basic Earnings Per Share	(2.78)	1.33

Diluted Earnings Per Share	(2.78)	1.32

Net Profit/ (Loss) Reconciled to U.S. GAAP	(4,680)	(687)

Credit Suisse Group Condensed Consolidated Balance Sheet Data

(Swiss GAAP)

	As of

	December 31, 2002	December 31, 2001
	(In CHF million)

Total Assets	955,656	1,022,513

Cash and Other Liquid Assets	2,551	3,092

Due from Customers and Mortgages	277,039	278,806

	As of
	December 31, 2002	December 31, 2001
	(In CHF million)

Tangible Fixed Assets	8,152	9,422

Medium-Term Notes, Bonds and

Mortgage-Backed Bonds	84,438	84,524

Total Liabilities	924,262	983,592

Total Shareholders’ Equity including
Minority Interests	31,394	38,921

Total Shareholders’ Equity excluding
Minority Interests Reconciled to
U.S. GAAP	34,412	44,896

Book Value per Share

(Swiss GAAP)

	As of
	December 31, 2002	December 31, 2001

Weighted Average Shares
Outstanding (in CHF
thousands)	1,190,206	1,194,091

Book Value (Shareholders’
Equity per Share Outstanding
(in CHF)	23.18	29.92

Ratio of Earnings to Fixed Charges

     The following table sets forth, on the basis of Swiss GAAP and U.S. GAAP, CSG’s ratio of earnings to fixed charges for the periods indicated.

     Under Swiss GAAP, earnings for purposes of the ratios consist of profit before taxes, cumulative effect of changes in accounting principles and minority interests less income from investments in associates plus fixed charges. Under U.S. GAAP, earnings for purposes of the ratios consist of profit before taxes, extraordinary items, cumulative effect of changes in accounting principles and minority interests less income from investments in associates plus fixed charges. Fixed charges for these purposes consist of (i) interest expense, (ii) a portion of rentals, reflecting a two-thirds portion of premises and real estate expenses, deemed representative of the interest factor and (iii) preferred dividend requirements in connection with preferred securities of subsidiaries.

	Year Ended

	December 31, 2002		December 31, 2001

Ratio of Earnings to Fixed Charges – Swiss GAAP	0.84	(1)	1.06
Ratio of Earnings to Fixed Charges – U.S. GAAP	0.78	(2)	0.98	(2)

(1)	The deficiency in the coverage of fixed charges by earnings before fixed charges on a Swiss GAAP basis was CHF 3,315 million at December 31, 2002.

(2)	The deficiency in the coverage of fixed charges by earnings before fixed charges on a U.S. GAAP basis was CHF 4,611 million at December 31, 2002 and CHF 742 million at December 31, 2001.

14. Interests of Directors and Officers; Transactions and Arrangements Concerning the Options.

     A list of our directors and executive officers is attached to this document as Schedule I of this Offer to Exchange. As of August 1, 2003, such persons, as a group, beneficially owned a total of approximately 10,275,903 options under the plans, which represented approximately 5.56% of the 132,531,498 options under the plans outstanding as of that date, after giving effect to options granted through August 1, 2003. Of the options held by, our directors and executive officers, approximately 7,373,044 are eligible options. If they meet the requirements of eligible employees set forth in Section 2 of this Offer to Exchange, our executive officers may participate in the offer, but none of our non-employee directors are eligible to participate in the offer.

     Neither CSG nor any of its directors or executive officers engaged in transactions involving the eligible options during the 60 days prior to the commencement of the offer.

15. Accounting Consequences of the Offer.

     CSG has elected to adopt, effective as of January 1, 2003, the fair-value based method of accounting for stock options in accordance with SFAS 123 as amended by SFAS 148 using the prospective basis permitted by SFAS 123. As a result, CSG will recognize over the vesting period an expense on its income statement for future option grants in the amount of their fair value on the date of grant.

     For purposes of SFAS 123, the exchange transaction contemplated by the offer is considered an “award modification”. Under the provisions of SFAS 123, any incremental value of the exchange (i.e., the excess of the fair value of the new options and phantom shares over the value of the cancelled eligible options, as determined in accordance with SFAS 123) would result in a related compensation cost to CSG.

     The offer is intended to be a value-for-value exchange determined in accordance with SFAS 123. The value of the eligible options cancelled in the offer is intended to equal the value of new options and/or phantom shares granted in the exchange (with such values to be calculated in accordance with SFAS 123). As such, with respect to eligible options tendered, CSG believes that it will not incur any material compensation expense solely as a result of the transactions contemplated by the offer.

16. Material U.S. Federal Income Tax Consequences.

     The following is a general summary of the material U.S. federal income tax consequences of the offer and the cancellation of eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in the United States. This discussion is based on the Internal Revenue Code of 1986 (which we refer to as the “code”), its legislative history, treasury regulations and administrative and judicial interpretations as of August 6, 2003, all of which may change, possibly on a retroactive basis. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of eligible employees. We have not obtained a ruling from the Internal Revenue Service as to the tax consequences of the exchange, and it is possible that the Internal Revenue Service could take a contrary position.

WE RECOMMEND THAT YOU CONSULT YOUR OWN LEGAL, TAX AND FINANCIAL ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

     Exchange of Eligible Options for New Options. We believe that the offer will be treated as a non-taxable exchange. If you tender for exchange eligible stock options for new options, you will not be required to recognize income for federal income tax purposes at the time of the exchange. In addition, you will not be required to recognize income for federal income tax purposes upon the grant of the new options. All new options will be non-qualified options. As a result, upon the exercise of your new options, you will recognize compensation income, taxable as ordinary income in an amount equal to the excess of (i) the fair market value of the CSG shares purchased upon exercise over (ii) the exercise price of the new option. This income will be subject to withholding and employment taxes in effect at the time of exercise.

     The tax basis of any CSG shares that you receive upon exercise of your new options will be equal to the fair market value of the CSG shares on the date of exercise. Upon the subsequent sale of the CSG shares acquired pursuant to the exercise of the new options, you will realize a capital gain or loss equal to the difference between the sale price and your tax basis. Any capital gains (or losses) will be taxed at long-term capital gain rates (or losses) if you hold the shares for more than one year following exercise of the options.

     We will be entitled to a deduction equal to the amount of compensation income, taxable as ordinary income, recognized by you as a result of the exercise of the new options in the year of such exercise.

     Exchange of Eligible Options for Phantom Shares. We believe that the offer will be treated as a non-taxable exchange. If you tender for exchange eligible stock options for phantom shares, you will not be required to recognize income for federal income tax purposes at the time of the exchange.

     Once the phantom shares are vested, you will be required to recognize compensation income, taxable as ordinary income, on the then current fair market value of the CSG shares. This income will be subject to withholding and employment taxes at the time of vesting. Dividend equivalents and other distributions, if any, paid with respect to the phantom shares will be treated as W-2 income subject to ordinary income tax and Social Security/Medicare tax at the rates in effect at the time of vesting.

     Once settled, you will have a tax basis in your phantom shares equal to the fair market value of our shares on the date of vesting. Upon the subsequent sale of the CSG shares, you will realize a capital gain or loss equal to the difference between the sale price and your tax basis. Any capital gains (or losses) will be taxed at long-term capital gain rates if you hold the shares for more than one year following the date of settlement.

     We will be entitled to a deduction equal to the amount of compensation income, taxable as ordinary income, recognized by you once your phantom shares are vested.

17. Non-U.S. Tax Consequences.

     If you are not a resident or citizen of the U.S., the tax consequences of participating in the offer may differ from, and be more adverse than, the tax consequences to a U.S. citizen or resident. Schedules C and D of this Offer to Exchange contain summaries of the tax consequences for countries other than the U.S. in which active employees of the CSG Group perform services. These summaries are general in nature and do not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor are they intended to be applicable in all respects to all categories of option holders. The summaries are limited to the tax consequences of the offer and the initial taxable event connected to new options and phantom shares. Generally, these summaries do not address any net wealth tax that may be due when new options or phantom shares vest, or income tax that may be due in connection with any dividends paid with respect to such phantom shares, if any. The summaries are based on the tax laws as of the date of this Offer to Exchange. Please note that tax laws change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

     We recommend that you consult your own tax or financial advisor before you decide to accept the offer.

18. Legal Matters; Regulatory Approvals

     We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of eligible options and issuance of new options and/or phantom shares to eligible employees as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of our options as contemplated herein, other than such other approvals as have been or are expected to be obtained by CSG. We are unable to predict whether we may determine that CSG is required to delay the acceptance of eligible options for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the offer to accept any tendered eligible options for exchange is subject to conditions, including the conditions described in Section 5 of this Offer to Exchange.

19. Fees and Expenses.

     We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of eligible options pursuant to the offer.

20. Additional Information.

     We have filed with the SEC a Tender Offer Statement on Schedule TO, of which this Offer to Exchange is a part, with respect to the offer. This Offer to Exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, the information we incorporate by reference as set forth below and the description of CSG’s shares contained in CSG’s registration statement on Form 20-F, filed with the SEC on September 21, 2001, including all amendments or supplements thereto.

     We hereby incorporate by reference our Annual Report on Form 20-F for the year ended December 31, 2002, except we do not incorporate by reference the following portions of Credit Suisse Group’s Annual Report 2002, portions of which are incorporated by reference in the Annual Report on Form 20-F:

(a) page 9 (“Information on the Company – Credit Suisse Group – Overview,” third paragraph under the heading “Expanding asset gathering and asset management business”);

(b) page 42 (“Operating and Financial Review – Credit Suisse Group,” third sentence of the first paragraph under the heading “Year ended December 31, 2002 compared to year ended December 31, 2001”);

(c) pages 45-47 (“Reconciliation of Operating to Consolidated Results”);

(d) pages 48-50 (“Operating and Financial Review – Credit Suisse Financial Services,” from the beginning of the section until “Private Banking”);

(e) pages 64-68 (“Operating and Financial Review – Credit Suisse First Boston,” from the beginning of the section until “Institutional Securities”); and

(f) pages 80-81 (“Operating and Financial Review – Supplemental Information” relating to the results of CSFB on a US dollar basis).

     We hereby also incorporate by reference additional documents that we may furnish to the SEC between the date of this Offer to Exchange and the expiration of the offer to the extent set forth in the furnished documents.

     The SEC File Number for these documents is 001-15244. These documents and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference room:

450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

     These documents and our other SEC filings may also be examined, and copies may be obtained, at the following location:

New York Stock Exchange Listed Securities Library 20 Broad Street 7th Floor New York, NY 10005

     Our shares are quoted on the SWX Swiss Exchange under the symbol “CSGN” and on the New York Stock Exchange under the symbol “CSR”.

     We will also provide without charge to each person to whom a copy of this Offer to Exchange is delivered, upon the written or oral request of any such person, a copy of any or all of the documents (excluding exhibits unless such exhibits were specifically incorporated by reference therein) to which we have referred you. Requests should be directed to the applicable person on Schedule B of this Offer to Exchange.

     Information in later filed documents may supersede information in earlier filed documents. You should rely on the statements made in the most recent document. The information about CSG contained in this Offer to Exchange should be read together with the information contained in the documents to which we have referred you.

21. Forward-Looking Statements.

     This Offer to Exchange and our SEC reports referred to above include forward-looking statements within the meaning of the Private Securities Litigation Reform Act and that reflect our management’s current expectations concerning future results and events. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. Such forward-looking statements may include, without limitations, statements relating to the following:

•	Our plans, objectives or goals;

•	Our future economic performance or prospects;

•	The potential effect on our future performance of certain contingencies; and

•	Assumptions underlying any such statements.

     Words such as “believes”, “anticipates”, “expects”, “intends”, and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

     By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. In addition to the risk factors described in our Annual Report on Form 20-F for the year ended December 31, 2002, these factors include:

•	Market and interest rate fluctuations;

•	The strength of the global economy in general and the strength of the economies of the countries in which we conduct our operations in particular;

•	The ability of counterparties to meet their obligations to us;

•	The effects of, and changes in, fiscal, monetary, trade and tax policies, and currency fluctuations;

•	Political and social developments, including war, civil unrest or terrorist activity;

•	The possibility of foreign exchange controls, expropriation, nationalization or confiscation of assets in countries in which we conduct out operations;

•	The ability to maintain sufficient liquidity and access to capital markets;

•	Operational factors such as systems failure, human error, or the failure properly to implement procedures;

•	Actions taken by regulators with respect to our business and practices in one or more of the countries in which we conduct our operations;

•	The effects of changes in laws, regulations or accounting policies or practices;

•	Competition in geographic and business areas in which we conduct our operations;

•	The ability to retain and recruit qualified personnel;

•	The ability to maintain our reputation and promote our brands;

•	The ability to increase market share and control expenses;

•	Technological changes;

•	The timely development and acceptance of our new products and services and the perceived overall value of these products and services by users;

•	Acquisitions, including the ability to integrate successfully acquired businesses;

•	The adverse resolution of litigation and other contingencies; and

•	Our success at managing the risks involved in the foregoing.

     These factors and the risk factors described in our SEC filings are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our future results. The forward-looking statements included in the above-mentioned Annual Report on Form 20-F for the year ended December 31, 2002 were made only as of the date of such report.

22. Miscellaneous.

     We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, eligible employees residing in such jurisdiction.

     We have not authorized any person to make any recommendation or representations on our behalf as to whether you should tender or refrain from tendering your eligible options pursuant to the offer. You should rely only on the information contained in this document or in documents to which we have referred you. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

CREDIT SUISSE GROUP August 6, 2003

SCHEDULE A

ELIGIBLE PLANS

Credit Suisse Group International Share Plan, as currently in effect

Credit Suisse Group Swiss Share Plan, as currently in effect

Credit Suisse Group Management Performance Plan International, as currently in effect

Credit Suisse Group Management Performance Plan Switzerland, as currently in effect

Credit Suisse Group Stock Option Plan 2001 for Credit Suisse Hottinguer

Donaldson, Lufkin & Jenrette, Inc. 1996 Stock Option Plan

A-1

SCHEDULE B

REGIONAL CONTACT INFORMATION FOR ASSISTANCE AND QUESTIONS

AMERICAS

General Exchange Offer Inquiries			Internal Speed Dial Number

Stanley Wexler	Telephone Number:	+1 212 325 7820	*105	7820
Thomas DeGennaro	Telephone Number:	+1 212 325 1994	*105	1994
Peter Calamari	Telephone Number:	+1 212 325 9586	*105	9586

Facsimile Number: +1 212 325 8374

Information Regarding Eligible Options

Shameeza Bharratt	Telephone Number:	+1 212 325 7767	*105	7767
Angelina Gargano	Telephone Number:	+1 212 538 5776	*106	5776

Facsimile Number: +1 212 325 8374

EUROPE (Other than Switzerland)

General Exchange Offer Inquires

Teri Chan	Telephone Number:	+44 207 888 8032	*448	8032
Philip Halliday	Telephone Number:	+44 207 888 1089	*448	1089

Facsimile Number: +44 207 888 1702

Information Regarding Eligible Options

Teri Chan	Telephone Number:	+44 207 888 8032	*448	8032
Kim Nicholson	Telephone Number:	+44 207 883 5203	*443	5203

Facsimile Number: +44 207 888 1702

ASIA PACIFIC

All Inquiries

Ian Love	Telephone Number:	+65 6212 3805	*650	3805
Patrick Kerrigan	Telephone Number:	+65 6212 3808	*650	3808

Facsimile Number: +65 6212 5676

B-1

SWITZERLAND

General Exchange Offer Inquiries			Internal Speed Dial Number

Timothy Gardner	Telephone Number:	+41 1 333 1530	*413	1530

Information Regarding Eligible Options

Elizabeth Pfister	Telephone Number:	+41 1 333 3233	*413	3233

Facsimile Number: +41 1 211 1763

     You may also contact any of the listed contact persons using one of our worldwide toll-free telephone numbers. You should call one of the following numbers nearest to your location:

United States:	+1 800 919 2732

United Kingdom:	+44 00800 1234 2732

Japan:	+012 080 2732

INTRANET SITE ACCESS

     CSG has set up an exchange offer intranet site on which we will post documents and information regarding the exchange offer from time to time. In particular, the exchange offer intranet site will contain the exchange ratio tables attached as Schedule G to this Offer to Exchange and the final exchange ratios as of the valuation date.

     You may access the password protected offer intranet site at the following address:

http://csgintra.net/en/news/2003/orp/groupnews.html

     The user-identification and password to this intranet site was included in your exchange offer notification email or the package that contained the Offer to Exchange. Please contact the applicable person listed on Schedule B of the Offer to Exchange if you lost your exchange offer intranet site password.

     If you are eligible to participate in the offer using our confidential electronic system described in Section 7 of the Offer to Exchange, you should note that the exchange offer intranet site will not be accessible through this confidential electronic system. Similarly, your exchange offer intranet site password is different than your confidential intranet site password used to access the confidential electronic system.

B-2

SCHEDULE C

A GUIDE TO ISSUES IN SWITZERLAND

Option Exchange: A Guide to Issues in Switzerland

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, blocked registered shares or a 50/50 combination thereof for individuals subject to tax in Switzerland. This summary also describes certain additional legal considerations and modifications to the offer for eligible Swiss employees. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the award of blocked registered shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Modifications to the Terms and Conditions of the Offer for Eligible Employees in Switzerland

Except as set forth below, all other terms and conditions described in the Offer to Exchange are identical with respect to eligible employees residing in Switzerland and eligible employees subject to taxation in Switzerland.

Due to Swiss tax requirements, eligible employees residing in Switzerland and eligible employees subject to taxation in Switzerland will not be entitled to receive phantom shares. As described in the Offer to Exchange, if you are an eligible employee residing in Switzerland or an eligible employee subject to taxation in Switzerland and you tender your eligible options with an exercise price equal to or greater than CHF 60 for exchange in the offer, you will have a choice of receiving (i) new options, (ii) blocked registered shares, or (iii) a 50/50 combination of new options and blocked registered shares. In addition, if you tender your eligible options with an exercise price equal to or greater than CHF 30 and less than CHF 60 for exchange in the offer, you will receive blocked registered shares.

New Options

New options will be granted under the Credit Suisse Group Swiss Share Plan, as currently in effect (which we refer to as the “Swiss plan”), with respect to eligible employees residing in Switzerland and eligible employees subject to taxation in Switzerland. New options will be fully vested immediately upon grant but cannot be transferred to anyone for one year (we refer to this limitation on transferability as “blocking”).

Blocked Registered Shares

Blocked registered shares will be granted under the Swiss plan, with respect to eligible employees residing in Switzerland and eligible employees subject to taxation in Switzerland. The blocked registered shares will be fully vested immediately upon grant but will not be transferable until the first anniversary of the date of grant.

Tax Treatment in the canton of Zurich

For Swiss tax purposes in the canton of Zurich, the exchange qualifies as a tax event. Your taxable income will be calculated by determining the difference between (a) the aggregate Swiss income tax value of the new options and/or blocked registered shares you receive in the offer on the date of grant and (b) the aggregate Swiss income tax value of your cancelled eligible options at the expiration of the offer. If the value of (b) is equal to or higher than the value of (a), you will not have any Swiss income tax. Since the Swiss income tax valuations will be determined after the date of grant of the new options and the blocked registered shares and these valuations will need approval from the Swiss tax authorities, it is not possible to determine the taxable income until these valuations have been accepted by the Swiss tax authorities.

The above tax consequences are agreed with the tax authorities of the canton of Zurich. They are not necessarily binding on the tax authorities of other Swiss cantons or on the federal tax authorities.

Tax treatment in cantons other than Zurich and in respect of federal taxes

Option Exchange

It is unlikely that you will be subject to tax and social security insurance as a result of the exchange of your eligible options for new options with the same value, although this result is not certain.

It is unlikely that you will be subject to tax and social security insurance as a result of the exchange of your eligible options for an award of blocked registered shares with the same value, although this result is not certain.

Grant of Blocked Registered Shares

You may be subject to tax and social security insurance upon the grant of the blocked registered shares. The tax and social security insurance will be based on the fair market value of the shares on the date of grant with a discount permitted for each year in which there is a restriction on the sale of the CSG shares. However, if the tax authorities follow the same treatment as agreed to with respect to Zurich and the Swiss income tax value of your new blocked registered shares is the same as the Swiss income tax value of your cancelled eligible options, there will be no Swiss income tax. It is unlikely that any such ruling could be obtained prior to the expiration of the offer.

Grant of New Options

You may be subject to income tax and social security insurance contributions upon the grant of your new options, unless you are resident in a canton where you are able to defer tax until exercise. If you are taxed at grant, it is unlikely that you will be entitled to a credit against this liability for any tax paid on your cancelled eligible options but if the tax authorities follow the same treatment as agreed to with respect to Zurich and the Swiss income tax value of your new options is the same as the Swiss income tax value of your cancelled eligible options, there will be no Swiss income tax. It is unlikely that any such ruling could be obtained prior to the expiration of the offer.

New tax provisions regarding stock options have been proposed in Switzerland and some cantons other than Zurich have now ceased imposing tax upon the grant of options and instead impose tax upon the exercise of options, while other cantons are expected to propose similar provisions. If passed, these new provisions may change the tax consequences of your new options but it is likely that your new options will continue to be treated under the old rules. You are strongly advised to consult your personal tax advisor.

Exercise of New Options

If you were subject to tax upon the grant of your cancelled eligible options, and the tax authorities agree that the Swiss income tax value of your new options and/or your blocked registered shares is the same as the Swiss income tax value of your cancelled eligible options, you will not be subject to tax when you exercise your new options.

Sale of CSG Shares

You will not be subject to tax when you sell the CSG shares you acquired upon the exercise of your new options or from your award of blocked registered shares, provided that the CSG shares are held as private assets.

Wealth Tax

CSG shares acquired upon the exercise of your new options or pursuant to your blocked registered shares will become part of your net wealth and may be subject to wealth tax that is levied at the cantonal level. Options may also be subject to wealth tax if they were taxed at grant. The specific rates for wealth tax vary depending upon a number of factors, including your particular canton and your net wealth. Please consult your tax advisor to determine how the wealth tax applies to your specific situation.

Withholding and Reporting

If you are a Swiss national or a foreign employee holding a “C” residence permit, your local employer will not withhold income tax at the time of award, grant, exercise or subsequent sale of CSG shares. Your local employer will include your taxable income (on grant or exercise, but not sale) on your annual “certificate of salary” which will be issued to you at the end of, or shortly after the end of, the calendar year of the taxable event. It is your responsibility to attach the “certificate of salary” to your tax return and pay any taxes resulting from the exercise of your options and/or award of your ordinary shares. Your local employer will withhold social security insurance contributions.

If you are a foreign employee holding a “B” permit, or if you are for any other reason an employee subject to income taxation at the source, your local employer will withhold and report income tax and social insurance contributions. Depending on the amount of your annual income in Switzerland, you may be required to file a tax return and to pay additional taxes (or to receive a refund) when the Tax Administration computes your exact amount of taxes based on your tax return.

If you are not subject to tax at grant when resident in Switzerland and you will exercise your new options after you have left Switzerland, you will most likely be subject to taxation at the source for the taxable income allocated to work performed in Switzerland.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

SCHEDULE D

A GUIDE TO ISSUES IN COUNTRIES OTHER THAN THE UNITED STATES AND SWITZERLAND

Option Exchange: A Guide to Issues in Argentina

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Argentina. This summary also describes certain additional legal considerations and modifications to the offer for participants in Argentina. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Shares and Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, you will be subject to tax on the fair market value of the CSG shares on the date of exercise and/or vesting less the exercise price paid (where appropriate). You may also be subject to social insurance contributions to the extent you have not already exceeded the applicable compensation ceiling.

Sale of CSG Shares

You will be subject to income tax at rates ranging from 9% to 35% when you sell the CSG shares you acquired upon exercise of your new options or vesting of your phantom shares if such shares are held for 12 months or less. If you hold the CSG shares for more than 12 months, any gain will be taxed at a maximum of 15%. Please note that capital gains realized upon the sale of shares traded on a stock exchange are not subject to income tax. However, it is unclear whether this tax exemption applies only to shares traded on an Argentine stock exchange, or whether it is also applicable to shares traded on a foreign stock exchange. Please consult your legal, tax and financial advisors for further guidance.

Withholding and Reporting

Your local employer is required to withhold and report income tax and social insurance contributions (to the extent you have not exceeded the applicable compensation ceiling) when you exercise your new options or upon the vesting of your phantom shares. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax. Your local employer is not required to withhold on or report the subsequent sale of CSG shares, which you acquired upon the exercise of your new options or the vesting of your phantom shares.

Bank Tax

A tax of 0.6% is imposed on all amounts debited or credited to bank accounts, including checks or wire transfers from your checking account. An exemption exists for amounts debited or credited from bank accounts that are related to salary. This exemption may apply to any payment from or to your bank for the purchase or sale of CSG shares. Please consult your legal, tax and financial advisors for further guidance.

Personal Assets Tax

Upon the exercise of your new options and/or upon the vesting of your phantom shares, the CSG shares you receive will be considered a computable asset for personal assets tax purposes. You will be subject to a 0.5% personal assets tax if your computable assets are valued between ARP102,300 and ARP302,300 per year and you have been living in Argentina for five years. (Please note this rate increases to 0.75% if your computable assets are valued at more than ARP302,300.)

Stamp Tax

A stamp tax may be due on the CSG shares you acquired upon the exercise of your new options and/or upon the vesting of your phantom shares if you work outside of Buenos Aires. If you work in Buenos Aires, you are exempt from the stamp tax.

Nature of Offer

The offer is being made by CSG on behalf of your local employer.

Securities Information

The offer is private and is not subject to the supervision of any Argentine governmental authority.

Foreign Exchange Information

Please note that exchange controls in Argentina are currently in a state of flux. Therefore, you should consult with your legal advisor regarding any approval or reporting obligations that you may have with respect to the exercise of your options, the ownership of CSG shares (or other shares) and/or the receipt of cash payments from abroad.

Option Exchange: A Guide to Issues in Australia

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options (if applicable), phantom shares or a 50/50 combination thereof (if applicable) for individuals subject to tax in Australia. This summary also describes certain additional legal considerations and modifications to the offer for participants in Australia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options (if applicable) or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Modifications to the Terms and Conditions of the Offer for Eligible Employees in Australia

Due to the securities law constraints in Australia, eligible employees in Australia are only offered phantom shares in exchange for their cancelled eligible options under the offer. As a result, the provisions regarding new options in this Offer to Exchange are not applicable to eligible employees in Australia. However, if you are an eligible employee in Australia and prior to the expiration of the offer you provide CSG with a certificate, substantially in the form attached hereto, that you have net assets of at least $AUD2.5 million or you have received gross income in the last two financial years of at least $AUD250,000 per year you will also be deemed to be offered, in the alternative, (1) new options or (2) a 50/50 combination of new options and phantom shares in exchange for your eligible options in accordance with the terms and conditions set forth in this Offer to Exchange. The certificate must be given by a “qualified accountant.”

A “qualified accountant” is: (a) any member of CPA Australia (“CPAA”) who is entitled to use the post- nominals “CPA” or “FCPA,” and is subject to and complies with CPAA’s continuing professional education requirements; (b) any member of The Institute of Chartered Accountants in Australia (“ICAA”) who is entitled to use the post-nominals “CA”, “ACA” or “FCA,” and is subject to and complies with ICAA’s continuing professional education requirements; or (c) any member of the National Institute of Accountants (“NIA”) who is entitled to use the post-nominals “PNA,” “FPNA,” “MNIA” or “FNIA,” and is subject to and complies with the NIA’s continuing professional education requirements.

Regardless of whether you elect to accept the offer using the CSG confidential electronic system or the paper acceptance method, you must deliver the aforementioned certificate, or a facsimile thereof, in accordance with the paper acceptance method described in Section 7 of the Offer to Exchange.

IF YOU ELECT TO PARTICIPATE IN THE OFFER AND YOU DO NOT SUBMIT A VALID CERTIFICATE PRIOR TO THE EXPIRATION OF THE OFFER, WHICH UNLESS THE OFFER IS EXTENDED IS SCHEDULED TO BE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2003, YOU WILL RECEIVE ALL PHANTOM SHARES IN EXCHANGE FOR YOUR CANCELLED ELIGIBLE OPTIONS, REGARDLESS OF THE ELECTION YOU MADE ON YOUR ACCEPTANCE LETTER.

Specific Disclosures for Eligible Employees in Australia

Generally, when you participate in the offer the acquisition price for the new options and/or phantom shares is the value of the eligible options that you will surrender. There is no further payment required by you upon the vesting of phantom shares. Exchange ratios have been formulated to determine the number of new options and/or phantom shares you may be granted in exchange for the surrender of your eligible options.

The description and table below show you how you can estimate the number of phantom shares you may receive at the expiration of the offer. Please note that more detailed tables and examples are set forth in Schedule G of the Offer to Exchange. The exchange ratios set forth in the table below are for illustrative purposes only, based on the acquisition price for the phantom shares as of the date of the offer. The final exchange ratios will be determined using the acquisition price for the phantom shares as of the valuation date. The Australian dollar equivalent of the acquisition price for the table below is $AUD47.36 which was determined using the August 1, 2003 buy rate for Swiss Francs published in the Australian Financial Review by the Westpac Banking Corporation Limited for conversations of up to $AUD25,000, which was 0.8952. The table shows you an estimated number of phantom shares you may receive if you surrender one hundred eligible options using this acquisition price. However, if you wish to estimate the number of phantom shares you may receive, based on the closing price on August 1, 2003, take the exchange ratio set forth below (based on the exercise price of your eligible options) and multiply it by the number of eligible options you hold at the specified exercise price and round such number up or down to the nearest whole number.

Please note that this table only sets forth the exchange ratios based on the closing price of our shares on August 1, 2003. Please see Schedule G of the Offer to Exchange for the exchange ratios based on other closing market prices.

		Estimated Number of Phantom
	Phantom Share	Shares You May Receive If You
Exercise Price of	Exchange	Surrender One Hundred (100)
Eligible Options (CHF)	Ratio	Eligible Options

84.75	0.127	13
65.75	0.218	22
48.85	0.305	31
34.10	0.430	43
30.60	0.467	47

THIS TABLE IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY. THE ACTUAL NUMBER OF PHANTOM SHARES THAT YOU WILL RECEIVE IF YOU ELECT TO PARTICIPATE IN THE OFFER WILL BE DETERMINED ON THE VALUATION DATE IN THE MANNER SET FORTH IN SECTION 4 AND SCHEDULE G OF THIS OFFER TO EXCHANGE.

You may request, at any time prior to the expiration of the offer, details of the Australian dollar equivalent of the current market price of the CSG shares listed on the SWX Swiss Exchange and the Australian dollar equivalent of the acquisition price of the phantom shares as of the date of your request. You must send any such request to the applicable person listed on Schedule B of the Offer to Exchange. CSG will use its best efforts to provide you with those details within a reasonable period of time from the time your request is received.

A summary of the rules of the international plan has been provided to you with this Offer to Exchange. You may request a copy of the complete rules of the international plan, by contacting the applicable person listed on Schedule B of the Offer to Exchange. CSG or your local employer will provide you with a copy of the complete rules of the international plan within a reasonable period of time from the time your request is received, without charge. You may make such a request, at any time prior to the expiration of the offer, and in addition if you are granted new options, at any time prior to the exercise or cancellation of those new options.

Financial Product Advice

Nothing in this summary or in this Offer to Exchange is intended to be a recommendation or statement of opinion that is intended to influence you in making a decision in relation to the phantom shares or new options offered pursuant to the offer. You should seek advice from your own independent professional advisor.

Option Exchange

The voluntary relinquishment (i.e., the cancellation) of your eligible options in exchange for new options (if applicable) or phantom shares will give rise to taxation. The cancellation of your eligible options will be considered a relinquishment of your eligible options in exchange for new options (if applicable) (provided certain conditions are met). Therefore, you may be taxed in relation to the cancellation of your eligible options. The amount of tax due and the characterization of the income (as ordinary income or a capital gain) will depend upon whether you made an election at the time of the grant of your eligible options to be taxed in the year of grant. If you did not make such an election, you would ordinarily be taxed at the date of “cessation,” which is the date you dispose of an option (other than through exercise). If you made such an election with respect to your eligible options, you must notify your local employer prior to the expiration of the offer.

If You Did Not Make an Election: If you did not make an election to be taxed in the income tax year of the grant of your cancelled eligible options, you will be subject to tax on the amount of any consideration you receive for the cancellation of your eligible options, on the cancellation date, at your marginal rate of tax.[1] The amount of consideration you receive for the cancellation is equal to the market value of your new options (if applicable) and/or your phantom shares.

The market value of the phantom shares and the new options (if applicable) you receive should be determined under an arm’s length valuation method. One method of valuing options and rights such as the grant of phantom shares or new options (if applicable) is the Black-Scholes option pricing model. Please note that as Black-Scholes is not an exact science, the value for tax purposes may be different than the value used to determine the exchange ratios in the offer.

If You Made an Election: If you made an election to be taxed in the income tax year of the grant of your cancelled eligible options, you will be subject to capital gains tax at the time your eligible options are cancelled. Your capital gain will be calculated as the difference between the proceeds from the cancellation (i.e., the market value of new options (if applicable) and/or phantom shares granted) and the cost basis of your eligible options (i.e., the market value of your eligible options upon grant).

If, upon cancellation of your eligible options, you have held your eligible options for at least 12 months prior to cancellation, only 50% of the capital gain will be included in your assessable income.[2] If you have not held your eligible options for at least 12 months, you will be subject to capital gains tax on your entire capital gain.

[1] The amount of tax depends on your marginal tax rate. The highest marginal rate is 47% for individuals earning over $AUD62,500 for the year ending June 30, 2004. You may also pay the Medicare levy of 1.5% and the Medicare surcharge of 1%.

[2] You must apply your prior or current year capital losses against the whole capital gain prior to making the 50% reduction.

If the market value of your new options (if applicable) and/or phantom shares granted at the time of the cancellation of your eligible options is less than the market value of your cancelled eligible options at the time of grant, you will be entitled to claim a capital loss in this amount.[3]

Grant of Phantom Shares

The grant of phantom shares in exchange for the cancellation of your eligible options is an acquisition of an intangible capital asset. The cost basis of the phantom shares is what you paid to acquire them. This will effectively be the market value of the phantom shares because that is the amount upon which you are paying tax, as described above. You will not be taxed on the grant of the phantom shares except as described above.

Grant of New Options

The grant of new options (if applicable) in exchange for the cancellation of your eligible options is an acquisition of a capital asset. The cost basis of the new options (if applicable) is what you paid to acquire them. This will effectively be the market value of the options because that is the amount upon which you are paying tax, as described above. When the new options (if applicable) are granted to you, you will not be subject to tax except as described above.

Vesting of Phantom Shares

Upon your acquisition of CSG shares upon the vesting and settlement of your phantom shares, a capital gains tax event will occur and you may be subject to capital gains tax. The capital gain will be equal to the proceeds (i.e., the market value of the CSG shares you acquire) less the cost basis of the phantom shares (i.e., the market value of your phantom shares at the time of grant).

If, at vesting, you have held your phantom shares for at least 12 months, only 50% of the capital gain will be included in your assessable income.4 The phantom shares generally vest on the first anniversary of grant.

If the market value of the CSG shares is less than the cost basis of your phantom shares, a capital loss will arise, which you will be entitled to offset against current or future year capital gains.

Vesting of New Options

You will not be subject to tax upon the vesting of your new options (if applicable).

Exercise of New Options

If you acquire CSG shares upon the exercise of your new options (if applicable), any capital gains tax consequences arising from the exercise are ignored and you will not subject to capital gains tax.

The cost basis of the CSG shares you acquire upon the exercise of your new options (if applicable) is equal to the exercise price plus the cost basis of your new options (i.e., the market value of the new options you receive).

Sale of CSG Shares

You will be subject to capital gains tax when you sell the CSG shares you acquire upon the vesting and settlement of your phantom shares or upon the exercise of your new options (if applicable). Provided that you sell the CSG shares

[3] Capital losses are available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.

[4] You must apply your prior or current year capital losses against the whole capital gain prior to making the 50% reduction.

in an arm’s length transaction, the gain will be calculated as the difference between the sale proceeds and the cost basis of the CSG shares. If you have held the CSG shares for at least 12 months at the time of sale, then only 50% of this amount will be subject to capital gains tax.5 If you have not held the CSG shares for at least 12 months, you will be subject to capital gains tax on your entire capital gain.

Provided that you sell the CSG shares in an arm’s length transaction and the sale proceeds are less than the cost basis of such shares, you will be entitled to claim a capital loss in this amount.6

The cost basis of the CSG shares will be:

(a)	where the CSG shares have been acquired upon the exercise of new options (if applicable), the cost basis of the new options plus the exercise price of the new options.

(b)	where the CSG shares have been acquired upon the vesting of phantom shares, the market value of the CSG shares on the date the CSG shares are granted to you.

Withholding and Reporting

Your local employer is not required to withhold taxes with respect to the offer or the issuance of the new options (if applicable) and/or phantom shares. You will be responsible for reporting and paying any taxes arising due to the exchange, the grant or the vesting of your phantom shares, the grant or the exercise of your new options (if applicable) or the sale of CSG shares. The amount that is required to be included in your assessable income upon any event as described in this summary will be subject to tax at your marginal rate (below) plus the 1.5% Medicare levy and 1% Medicare surcharge (if applicable).

The 2003/2004 personal income tax rates for a resident taxpayer are as follows:

Taxable Income ($AUD)	Tax Payable ($AUD)

$AUD	$AUD
0 – 6, 000	Nil
6,001 – 21,600	17% on excess over	$6,000
21,601 – 52,000	$2,652 + 30% on excess over	$21,600
52,001 – 62,500	$11,772 + 42% on excess over	$52,000
Over 62,500	$16,182 + 47% on excess over	$62,500

Source: Australian Income Tax Rates Act 1986

Market Value

Please note that where the term “market value” is used above, it means the market value, as determined in accordance with Australian tax law.

[5] You must apply your prior or current year capital losses against the whole capital gain prior to making the 50% reduction.

[6] Capital losses are available to offset current year or future year capital gains. A capital loss cannot be used to offset other income.

When obtaining a market value for capital gains tax purposes (where for instance a right is unlisted), a taxpayer can choose to obtain a valuation from a qualified valuer or compute their own valuation based on reasonably objective and supportable data.

Form of Qualified Accountants Certificate

[FORM OF QUALIFIED ACCOUNTANTS CERTIFICATE]

[DATE]

To: Credit Suisse Group
Paradeplatz
P.O. Box 1
8070 Zurich
Switzerland
Attention:

[INSERT NAME OF ELIGIBLE EMPLOYEE]
CERTIFICATION BY QUALIFIED ACCOUNTANT
SECTION 708(8)(c) CORPORATIONS ACT 2001

I am a qualified accountant for the purposes of the section 708(8)(c) of the Corporations Act 2001, being a member of *[CPA Australia (“CPAA”)/ the Institute of Chartered Accountants in Australia (“ICAA”)/ the National Institute of Accountants (“NIA”)] who is entitled to use the post-nominals *[“CPA”/ “FCPA”/ “CA”/ “ACA”/ “FCA”/ “PNA”/ “FPNA”/ “MNIA”/ “FNIA”] and is subject to and complies with
*[CPAA’s/ ICAA’s/ NIA’s] continuing professional education requirements.

I certify that [INSERT NAME OF ELIGIBLE EMPLOYEE] has *[net assets of at least AUD2.5 million/gross income for each of the last 2 financial years of at least AUD250,000].

Yours sincerely,

[INSERT NAME AND ADDRESS OF ACCOUNTANT]

*delete whichever is inapplicable

Option Exchange: A Guide to Issues in Austria

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Austria. This summary also describes certain additional legal considerations and modifications to the offer for participants in Austria. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

It is unlikely that you will be subject to tax as a result of the exchange of your eligible options for new options. The option exchange will likely not be considered a grant of new options, but rather an amendment of certain conditions of your eligible options. Even given that fewer options are granted, the exchange will qualify as tax neutral if both the eligible options and the new options are conditional for Austrian tax purposes and therefore do not yet qualify as an economical asset.

Similarly, phantom shares do not qualify as an economical asset, and no tax will become due when your eligible options, which are still conditional for Austrian tax purposes, are exchanged for phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares, as no asset is transferred. Only actual cash receipts paid out to you are taxable income.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Shares and Exercise of New Options

You will be subject to income tax and social insurance contributions when you exercise your new options and/or upon the vesting of your phantom shares. You will be taxed on the fair market value of the underlying CSG shares on the date of exercise and/or vesting less the exercise price paid (where appropriate).

If the new options are not treated as new options for tax purposes, but rather as an amended form of the cancelled eligible options (which is likely), it is unlikely that preferential tax treatment would only be available for eligible options granted after December 31, 2000 (as this is only available if certain conditions to obtain the preferential tax treatment are met).

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options or upon the vesting of your phantom shares and sell the CSG shares within 12 months of acquisition, you will be subject to tax on the difference between the sale proceeds and the fair market value of the CSG shares on the date of exercise and/or the vesting date. However, you will not owe any tax if the aggregate gain from the sale of the CSG shares (and the sale of other moveable property) within one year after their acquisition and the sale of real estate within ten (in some cases 15) years after its acquisition does not exceed €440 in a calendar year.

If you hold the CSG shares you acquired from the exercise of your new options or the vesting of your phantom shares for more than 12 months after acquisition, you will not be subject to tax when you subsequently sell the CSG shares. Other rules apply in case you own 1% or more of total equity at any time in the five years prior to sale. Total equity includes total issued shares plus certain other securities; if you think you may be in this position, please consult your tax or legal advisor.

You must report the taxable amount to the relevant tax authorities by May 15th of the year following the taxable event, provided that your annual gross salary exceeds €8,720, and provided further that your annual income not subject to income tax withholding exceeds €730.

Withholding and Reporting

Your local employer is required to withhold and report income tax and social insurance contributions to the extent the new options are taxable at exercise or vesting and the phantom shares are taxable at vesting (i.e., no exemption is available). In addition, your local employer is required to withhold and report income tax and social insurance contributions on any deferred amounts at the time they become taxable. If your actual tax liability differs from the amount withheld, it is your responsibility to pay any additional tax. It is also your responsibility to report and pay any taxes resulting from the sale of the CSG shares you acquire upon the vesting of your phantom share or the exercise of your new options.

Exchange Control Information

If you do not hold the CSG shares you acquired upon the exercise or vesting of your new options or upon the vesting of your phantom shares with a bank in Austria, you must submit a report to the Austrian National Bank by using the form “Standmeldung.” An exemption applies if the value of the securities does not exceed €75,000. The reporting date is December 31st; the deadline for filing the report is March 31st of the following year.

You will be subject to a separate reporting obligation if you elect to open a cash account with a broker outside of Austria. The opening of such an account must be reported to the Austrian National Bank. Additional reporting requirements apply if the transaction volume of all of your cash accounts abroad exceeds €75,000. If the transaction volume of such accounts exceeds €2.5 million, you will be required to make monthly reports of the movements and the balance of such accounts.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in the Bahamas

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in the Bahamas. This summary also describes certain additional legal considerations and modifications to the offer for participants in the Bahamas. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

General

There are no income taxes in the Bahamas. Accordingly, none of the various aspects of the offer (including the cancellation of eligible options, the grant, exercise or vesting of new options, the grant or vesting of phantom shares, and the sale of the CSG shares you acquire upon the vesting of your phantom share or upon the exercise of your new options) would result in any tax consequences for eligible employees in the Bahamas.

Persons employed in the Bahamas are required to make contributions to a relatively simple form of social security (referred to as National Insurance), which is based on a percentage of direct salary up to a specified maximum. No such contributions are payable on gains that may be derived from participation in the offer or an equity compensation program.

Withholding and Reporting

Your local employer will not be required to report the grant of your new options and/or the grant of your phantom shares to any local authority, nor will your local employer be required to withhold any funds for income taxes.

Exchange Control Information

If you are a Bahamian resident for exchange control purposes you will be required to apply for exchange control approval from the Central Bank of the Bahamas in order to:

(a)	purchase and/or hold options and/or shares denominated in a foreign currency;

(b)	transfer foreign currency funds outside the country to pay for the exercise price of the new options; or

(c)	hold funds in a foreign currency account within the Bahamas. For Bahamians, exchange control approval is also required to hold foreign currency accounts outside of the Bahamas.

Proceeds of dividends or any other foreign currency receipts are required to be converted into Bahamian dollars as soon as possible after receipt, unless you hold an approved foreign currency account, in which case the foreign currency funds may be deposited into this account.

Option Exchange: A Guide to Issues in Belgium

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Belgium. This summary also describes certain additional legal considerations and modifications to the offer for participants in Belgium. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You may be subject to tax as a result of the cancellation of your eligible options in exchange for new options and/or phantom shares if your eligible options were considered “qualifying” options for Belgian tax purposes at the time they were offered to you. In this case, the cancellation could be viewed as a “transfer” in violation of the Belgian conditions for “qualifying” options. As a result, you would be liable for the difference between the taxable amount that would have been due at the time of grant of your eligible options if they were “non-qualifying” and the taxable amount of “qualifying” options.

As the tax consequences of the cancellation of your eligible options in exchange for the grant of new options and/or phantom shares is uncertain under Belgian tax laws, we strongly recommend that you consult your tax advisor regarding your specific situation before electing to participate in the offer.

Grant of Phantom Shares

It is unlikely that you will be subject to tax upon the grant of your phantom shares.

Grant of New Options

In addition to the possibility of paying tax at the time of the exchange, you will likely be subject to tax when the new options are granted to you, assuming that you specifically accept the new options within 60 days after the offer date.

Offer Date

The offer date will be the date on which you receive written materials describing the terms and conditions of your new options. It is likely that the offer date will be considered to be the date that you receive written materials communicating that your new options have been granted. However, the Belgian tax authorities could, potentially, take the position that the offer date is the date that you elect to participate in the offer. In this case, the right to receive new options would not be considered a “qualifying” option because the exercise price would not be known at the time of the offer (which is a required condition for “qualifying”

options). (Please see “Amount of Taxation” discussion below for consequences of the new options not being considered “qualifying” options.)

Acceptance of Offer Requirement

Under current tax law, you will have 60 days after the offer date to accept your new options, and if you do not specifically accept your new options within 60 days of the offer date, your new options will be deemed rejected for tax purposes. If your new options are deemed rejected, you will not be entitled to retain any rights to your new options, and therefore you will not be subject to tax as a result of the grant of new options. Similarly, you will have no rights to your cancelled eligible options.

Amount of Taxation

The taxable amount depends upon whether your new options are considered “qualifying” or “non-qualifying.” Your new options will likely be considered “qualifying” options if you sign an undertaking not to transfer or exercise your new options before the end of the third full calendar year following the year of the offer and provided that the date that you accept the exchange is not considered the date of the offer (as described above).

The taxable amount for “qualifying” options is determined as follows: 7.5% of the value of the shares on the date of offer, plus, for options that are exercisable for more than five years from the date of offer, an additional 0.5% per year or portion of a year after five years. In addition, the taxable amount is increased by the amount by which the options are “in the money” (i.e., difference between the exercise price and the fair market value of the CSG shares) on the date of the offer. If you exercise your new options before the lapse of the third full calendar year following the year in which the offer was made, you will be required to pay tax on the difference between the tax that would have been due if the options were “non-qualifying” (see below for calculation) and the tax that you paid at the time of the offer.

The taxable amount for “non-qualifying” options is determined as follows: 15% of the value of the shares on the date of offer, plus, for an option that is exercisable for more than five years from the date of offer, an additional 1% per year or portion of a year after five years. In addition, the taxable amount is increased by the amount by which the options are “in the money” on the date of the offer.

Your local employer will include the taxable income in your annual salary statement (form 281.10). You may want to consult with your personal tax advisor to see whether any further reduction of the taxable income might be available.

Exercise of New Options

You will not be subject to tax or social security when you exercise your new options, provided that the exercise does not violate the conditions of the undertaking (as described above). If you violate these conditions, you will be subject to additional tax (as described above).

Vesting of Phantom Shares

You will be subject to tax, and possibly social security, upon the vesting of your phantom shares based on the fair market value of the CSG shares you acquire on the vesting date.

Sale of CSG Shares

You will not be subject to tax when you subsequently sell the CSG shares acquired upon the exercise of your new options or upon the vesting of your phantom shares.

Withholding and Reporting

Your local employer is generally not required to withhold income tax or social insurance contributions at the time of the exchange of your eligible options, the grant or exercise of your new options, the grant or vesting of your phantom shares or the sale of CSG shares acquired upon exercise or vesting (as appropriate). However, your local employer will report the taxable amount in the 281.10 salary form and recapitulative statement in the year of grant of the new options, a copy of which will be given to you. No reporting has to be made for the grant of phantom shares. It is your responsibility to report and pay any taxes resulting from the grant or exercise of your new options, and/or the grant or vesting of your phantom shares or your participation in the offer generally.

If you are a Belgian resident, you are required to report any security or bank account you hold outside of Belgium on your annual tax return.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in Brazil

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Brazil. This summary also describes certain additional legal considerations and modifications to the offer for participants in Brazil. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of the Phantom Shares

You will be subject to tax upon the vesting of your phantom shares based on the fair market value of the CSG shares you acquire on the vesting date. Depending on which State of Brazil you reside in, donation tax may also apply.

Exercise of New Options

You will be restricted to a cashless method of exercise as described in the “Restrictions on Exercise and Vesting” section below. As a result, while the exercise itself will not be subject to tax, you may be subject to capital gains tax on the CSG shares sold immediately following exercise. If you use the cashless sell-all method of exercise, you will be taxed on the entire gain, that is, the sale proceeds less the exercise price (subject to the exempt amount described below). If you use the cashless sell-to-cover method of exercise, you will only be taxed on the gain on the CSG shares that are sold to cover the option costs (i.e., the exercise price, any broker fees and any applicable taxes).

These gains will be subject to capital gains tax unless the gross proceeds (not just the gain) from CSG shares sold in that month do not exceed the exempt amount which is R$20,000 for 2003 (in combination with other shares sold for the month). If the R$20,000 amount is exceeded for the relevant month, the entire gain is subject to tax (not just the amount exceeding R$20,000). Please note, however, that there is a risk that the tax authorities in Brazil may deem that the gain is not a capital gain, but that it is ordinary income subject to the progressive income tax rates.

Due to the lack of specific rules in the laws of Brazil, it is possible you may not be subject to social insurance contributions upon the exercise of your new options.

Sale of CSG Shares

If you exercise using the cashless sell-to-cover method of exercise, you will hold some of the CSG shares acquired at exercise. When you sell these shares, you will be subject to capital gains tax on the difference between the sale proceeds and the exercise price, unless the gross proceeds of all CSG shares sold in that month do not exceed the exempt amount, which is R$20,000 for 2003. If the R$20,000 amount is exceeded for the relevant month, the entire gain is subject to tax (not just the amount exceeding R$20,000). As mentioned above, there is a risk that CSG shares, which are sold on the date of exercise and used to pay expenses, may give rise to ordinary income tax rather than capital gains tax.

Withholding and Reporting

Your local employer is not required to withhold or report income tax or social insurance contributions at the time of the exchange, the grant or vesting of phantom shares, the grant or exercise of new options or the subsequent sale of CSG shares.

It is your responsibility to report and pay all applicable taxes. If you are a manager (“administrador”) of a Brazilian S.A., you must report any options and/or shares that you hold to the company in which you hold the options or shares. You may also be required to make filings with the regulatory authority Comissão de Valores Mobiliários (“CVM”). Foreign share holdings must be reported to the tax authorities on your tax return.

Restrictions on Exercise and Vesting

Due to legal restrictions in Brazil, you must use the cashless sell-all or sell-to-cover methods of exercise for new options. Pursuant to a cashless sell-all exercise, you will authorize your broker to sell all of the CSG shares that you acquire upon the exercise of your new options and remit the sale proceeds less the exercise price for the CSG shares, brokers’ fees and any applicable taxes to you in cash. Pursuant to a cashless sell-to-cover exercise, you will authorize your broker to sell only enough CSG shares that you acquire upon exercise to cover the exercise price, brokers’ fees and any applicable taxes and to remit the remaining CSG shares to you. Your phantom shares will be settled in cash and you will not receive any CSG shares upon vesting.

As an individual resident in Brazil, you must prepare and submit to the Central Bank a list of the assets you hold outside of Brazil, including any CSG shares held abroad as a result of the exercise of your new options and/or the vesting of your phantom shares. Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in Canada

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Canada. This summary also describes certain additional legal considerations and modifications to the offer for participants in Canada. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

The tax treatment as a result of the exchange of your eligible options for new options or phantom shares is uncertain.

Depending on the consideration you elect in exchange for your eligible options, it is possible that the Canada Customs and Revenue Agency (the “CCRA”) will treat the exchange as: (a) a tax-neutral exchange qualifying for rollover treatment; (b) a taxable exchange of employee stock options (disposition for consideration equal to the new options or phantom shares); or (c) two separate transactions (i.e., a tender of eligible options for cancellation, followed by a grant of new (and unrelated) options), whereby the tender is viewed as a disposition for no consideration and no taxable income arises. The tax authorities have indicated informally that this exchange of eligible options for new options will be treated as a tax-neutral exchange qualifying for rollover treatment. Therefore, there should be no tax consequences on the date of exchange. However, no formal ruling will be available to this effect prior to the expiration of the offer. With respect to the exchange of eligible options for phantom shares, this may be considered to be a taxable exchange. The phantom shares may result in a taxable benefit equal to the Black-Scholes option pricing model (or similar valuation) on the date of exchange. Please note that as Black-Scholes is not an exact science, the value for tax purposes may be different than the value used to determine the exchange ratios in the offer.

For purposes of determining whether the exchange is a tax-neutral exchange qualifying for rollover treatment, the tax laws specify conditions that must be satisfied, and, because of the uncertainty under the Canadian tax laws, we strongly recommend that you consult your tax advisor regarding your specific situations before electing to participate in the offer.

Grant of Phantom Shares

You may be subject to tax and social security upon the grant of phantom shares. Phantom shares might be considered to be part of a salary deferral arrangement (SDA), and as result the value of phantom shares on the date of grant could be a taxable benefit.

Grant of New Options

You should not be subject to tax upon the grant of new options; however, please see the “Option Exchange” discussion above regarding the taxability of the cancellation of your eligible options.

Vesting of the Phantom Shares

If your phantom shares are not subject to tax upon grant, you will be subject to tax and social security upon the vesting of your phantom shares based on the fair market value of the CSG shares you acquire on the vesting date. If your phantom shares are subject to tax on grant, they will still be subject to tax upon the vesting of such phantom shares on the difference between the fair market value upon vesting and the previous benefit taxed on grant.

Exercise of New Options

Subject to the potential deferral provisions discussed in the paragraph below, when you exercise your new options you must include in your income the difference between the fair market value of the CSG shares on the date of exercise and the exercise price. You may be able to exclude from tax one-half of this gain, if you meet certain requirements within the Canadian Income Tax Act. You will be subject to tax on the remaining one-half of the gain at your applicable marginal tax rate.

If you hold qualifying options, you may be able to defer taxation of the taxable portion of the gain arising upon exercise (i.e., one-half of the difference between the fair market value of the CSG shares on the date of exercise and the exercise price) until the earliest of: (i) the date you sell the CSG shares acquired upon exercise; (ii) when you die; or (iii) when you become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your local employer by January 15th of the year following the year in which CSG shares are acquired upon exercise.

You may only defer the tax up to C$100,000 worth of options that vest in any given year. For the purpose of calculating this limit, the value of options equals the fair market value of the CSG shares subject to options at the time the options were granted.

You will be subject to social insurance (CPP) contributions on the taxable amount (regardless of whether the deferral applies) to the extent you have not exceeded the annual wage ceiling. However, you will not be subject to Employment Insurance on your non-cash benefit.

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options or the vesting of your phantom shares, you will be subject to tax when you subsequently sell the CSG shares. The taxable amount will be one-half of the difference between the sale proceeds and the adjusted cost basis of the shares (generally, the fair market value on the date of exercise or vesting), less any brokerage fees. In addition, any amount on which taxation was deferred at exercise, if applicable, will become taxable at the time the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

If you own other CSG shares, which you have acquired upon the exercise of options or otherwise, your adjusted cost basis may be different than described above. You may be able to preserve the cost basis of CSG shares sold in a cashless exercise; however, you must specifically identify any such shares in your annual tax return. CSG shares acquired upon the exercise of options for which a tax deferral election has been filed will also retain their own cost basis. You are strongly advised to consult your tax advisor in any of these situations.

One-half of any loss arising on the sale of the CSG shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Withholding and Reporting

Your local employer will report to the CCRA the income recognized upon the exercise of your new options or grant or vesting of your phantom shares, any amount excluded under the one-half exemption rule and the value of any deferred stock option benefit, if applicable. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise your new options.

Your local employer is required to withhold income tax and social insurance contributions (CPP) on all of the taxable stock benefits. You should not be subject to Employment Insurance on these benefits. If you do not receive any cash remuneration from your local employer in respect of the stock benefit, you can argue that withholding income tax on receipt of the benefit would cause you undue hardship; however, you will still have a tax liability to be paid when you file your tax return. If you wish to argue this, you must give your local employer a letter before the expiration of the offer or before the date of exercise or vesting (as appropriate) stating that because of undue hardship you request that no withholding be made on your stock options or phantom share benefits on grant, exercise or vesting. You will then be liable for this tax when you file your income tax return.

If you elect to defer your stock benefit for income tax purposes, your local employer is still required to withhold CPP on that benefit but not required to withhold income tax. For each year that you elect to defer your stock option benefit, you must file a Form T1212 with the CCRA with your annual tax return.

Securities Information

In the province of Québec, the grant of new options is subject to approval of the Commission des valeurs mobilières du Québec (the “CVMQ”). Application for approval will be made to the CVMQ and is expected to be received prior to the expiration of the offer.

Subject to the foregoing decision for the purposes of residents of the province of Québec, you are permitted to sell the CSG shares acquired upon the exercise of your new options through the designated broker appointed by CSG, provided that the resale of such CSG shares takes place outside of Canada through the facilities of the stock exchange on which the CSG shares are listed.

Option Exchange: A Guide to Issues in China

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in China. This summary also describes certain additional legal considerations and modifications to the offer for participants in China. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of the Phantom Shares

Due to legal restrictions in China, your phantom shares will be settled in cash and you will not receive any CSG shares on the vesting date. You will be subject to tax and social security contributions (if required by Chinese law) upon the vesting of your phantom shares based on the fair market value of the CSG shares acquired on the vesting date.

Exercise of New Options and Sale of CSG Shares

Due to legal restrictions in China, you must use the cashless sell-all method of exercise, whereby all the CSG shares you are entitled to upon the exercise of your new options are immediately sold and the proceeds less the exercise price, applicable taxes and brokers’ fees, if any, are remitted to you in cash. The difference between the fair market value of the CSG shares on the date of exercise and the exercise price will be subject to income tax. In addition, you may also be subject to social security contributions (if required by Chinese law) on this amount.

Withholding and Reporting

Your local employer will be required to withhold and report for income tax purposes when you exercise your new options or upon the vesting of your phantom shares. Your local employer may also be required to withhold for social security purposes, but this result is currently uncertain. You will be responsible for paying the difference between the actual tax liability and the amount withheld (if any).

Restrictions on Exercise and Vesting

Due to legal restrictions in China, you must use the cashless sell-all method of exercise for your new options. Pursuant to a cashless sell-all exercise, you will authorize your broker to immediately sell all the CSG shares that you acquire upon the exercise of your new options and remit the sale proceeds for the CSG shares less the exercise price, brokers’ fees and any applicable taxes to you in cash. Similarly, your phantom shares will be settled in cash and you will not receive any CSG shares upon vesting.

Exclusion from Employment Contract

You acknowledge and agree that the benefits from the exercise of your new option or the vesting of your phantom shares are an extraordinary item of compensation which fall outside the scope of your employment contract with your local employer.

Option Exchange: A Guide to Issues in the Czech Republic

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in the Czech Republic. This summary also describes certain additional legal considerations and modifications to the offer for participants in the Czech Republic. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to income tax as a result of the exchange of your eligible options for new options and/or for phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares and there are no social and health security consequences with respect to the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options and there are no social and health security consequences with respect to the grant of new options.

Vesting of Phantom Shares and Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, you will be subject to income tax on the fair market value of the CSG shares on the date of exercise and/or vesting less the exercise price paid (where appropriate).

Sale of CSG Shares

You will not be subject to income tax when you sell the CSG shares you acquired upon the exercise of your new options or upon the vesting of your phantom shares if you have held the CSG shares for more than six months. If you hold the CSG shares for six months or less, you will be taxed on the difference between the sale proceeds and the fair market value of the CSG shares on the date of exercise or vesting. The capital gain is subject to personal income tax at rates ranging from 15 to 32%.

However, there is a risk that the tax authorities will take the position that the taxable amount is the difference between the sale proceeds and the exercise price paid (where appropriate). That is the difference between the exercise price and the fair market value of the CSG shares on the date of exercise could be taxed again at sale. This would be the full fair market value on the vesting date for phantom shares.

The capital gain on the sale of CSG shares is not subject to social security payments in the Czech Republic.

Withholding and Reporting

It is your responsibility to report and pay taxes resulting from the exercise of your new options, the vesting of your phantom shares and the sale of CSG shares. Your local employer will not withhold or report income tax.

However, if the Czech Republic tax authorities argue that the CSG shares are transferred to you by your local employer (in the case of a grant of phantom shares), then your local employer will be required to add the resulting taxable benefit to your salary and withhold personal income tax prepayments from such benefit. This taxable benefit will be also subject to the Czech Republic social security payments. If this applies, you will not be obliged to report such income in your personal income tax return.

You must report the sale of CSG shares (if not exempted) in your personal income tax return.

Exchange Control Information

The proceeds from your sale of CSG shares can be maintained in a cash account abroad. As of January 1, 2001, it is no longer necessary to obtain a foreign exchange permit from the Czech National Bank (“CNB”) to maintain the proceeds abroad. Pursuant to paragraph 8 of the CNB decree No. 34/2003 Coll., effective March 1, 2003, you must submit a report of your foreign securities holdings, including related money transfers and payments, to the CNB within 15 calendar days after the calendar quarter in which the transfer or assignment of foreign securities occurs or in which you discover or could have discovered that the transfer or assignment occurred.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in France

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in France. This summary also describes certain additional legal considerations and modifications to the offer for participants in France. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Shares

Upon the vesting of your phantom shares, you will be subject to income tax, at a progressive scale of rates, on the fair market value of the CSG shares on the vesting date, for the year in which the phantom shares vest.

You will also be subject to social insurance contributions on the fair market value of the CSG shares on the vesting date as you are for your regular employment income.

Exercise of New Options

Upon the exercise of your new options, you will be subject to income tax, on the fair market value of the shares on the date of exercise less the exercise price paid, for the year in which your new options are exercised.

You will also be subject to social insurance contributions as you are with respect to your regular employment income.

Sale of CSG Shares

You will be subject to tax on the difference between the sale proceeds and the fair market value of the CSG shares on the date of exercise of your new options and/or the vesting date of your phantom shares (i.e., any capital gains) at the rate of 26% (i.e., 16% income tax, plus 7.5% CSG, 0.5% CRDS and 2% additional contribution).

The tax due on the capital gains, if any, applies only when the aggregate gross proceeds from your sales of securities for the year concerned exceed a certain amount, which is set annually (e.g., €15,000 for 2003).

If the sale proceeds are less than the fair market value of the CSG shares on the date of exercise and/or the vesting date, you will incur a capital loss. This capital loss can only be offset against a capital gain of the same nature realized during the same year or during the ten following years. This capital loss cannot be offset against other kinds of income.

Reporting

Upon the sale of the CSG shares you acquired upon the exercise of your new options or upon the vesting of your phantom shares, you will have to report the capital gain realized upon the sale on your income tax return for the year in which the underlying CSG shares are sold.

Exchange Control Information

When the CSG shares acquired upon the exercise of your new options or upon the vesting of your phantom shares are booked in a foreign bank account, you are obligated to declare this foreign account, whether open, current, or closed, on your yearly income tax return.

You must also report to the customs and excise authorities any cash or securities you import or export without the use of a financial institution when the value of the cash or securities is equal to or exceeds €7,600.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in Germany

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Germany. This summary also describes certain additional legal considerations and modifications to the offer for participants in Germany. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

It is unlikely that you will be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares

It is unlikely that you will be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Shares and Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, you will be subject to income tax on the fair market value of the CSG shares on the date of exercise and/or vesting less the exercise price paid (where appropriate). You also will be subject to social insurance contributions to the extent you have not already exceeded the applicable contribution ceiling.

Pursuant to Section 19a of the German Income Tax Act (Einkommensteuergesetz), you may be entitled to deduct €154 per calendar year from the taxable amount because this income results from the purchase of stock in your local employer’s parent company. You should consult with your tax advisor to determine if this deduction applies to your specific situation.

Furthermore, the favorable income tax rate pursuant to Section 34 Einkommensteuergesetz may be applicable.

Sale of CSG Shares

You will not be subject to tax when you subsequently sell CSG shares you acquired upon the exercise of your new options or upon the vesting of your phantom shares, provided that you own the CSG shares for more than one year, own less than 1% of CSG’s stated capital (and have not owned 1% or more at any time in the last five years), and the CSG shares are not held as business assets (this requirement should be met since you acquired the CSG shares as an employee). However, please note that in Germany a further tax reform is being discussed that may require you to pay tax upon any gain realized from the sale of CSG shares (calculated as the sale proceeds less the exercise price paid less the benefit in kind that was already subject to tax), regardless of your ownership of CSG’s stated capital and how long the CSG shares are held.

If you are subject to tax upon sale, you will be subject to tax on one-half of the gain as capital gain (less one-half of the sales related expenses). Furthermore, you will only be subject to tax if your aggregate capital gain exceeds €511 in the relevant tax year. If this threshold is exceeded, you will be taxed on the full gain (and not only the gain in excess of €511).

Withholding and Reporting

Your local employer is required to withhold and report income tax and social insurance contributions (to the extent that you have not exceeded the applicable contribution ceiling) when you exercise your new options and/or upon the vesting of your phantom shares. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax. It is your responsibility to report and pay any taxes due as a result of the sale of CSG shares.

Exchange Control Information

Cross-border payments in excess of €12,500 must be reported monthly. If you use a German bank to carry out the cross-border payment in excess of €12,500 in connection with the purchase or sale of CSG shares (or other shares), the bank will make the report. In addition, you must report on a monthly basis any receivables or payables or debts in foreign currency exceeding an amount of €5,000,00. Finally, you must report your holding annually in the unlikely event that you hold CSG shares representing 10% or more of the total or voting capital of CSG.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in Hong Kong

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Hong Kong. This summary also describes certain additional legal considerations and modifications to the offer for participants in Hong Kong. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You may be subject to income tax as a result of the exchange of your eligible options for new options unless the Hong Kong tax authorities agree to a more beneficial tax treatment; your local employer will provide you with further details. Please note, however, that it may take some time to obtain an agreement with the tax authorities, and the outcome of seeking such an agreement is unlikely to be known prior to the expiration of the offer.

You may be subject to income tax as a result of the exchange of your eligible options for phantom shares unless the Hong Kong tax authorities agree to a more beneficial tax treatment; your local employer will provide you with further details. As mentioned above, it may take some time to obtain an agreement, and the outcome of seeking such an agreement is unlikely to be known prior to the expiration of the offer.

Grant of Phantom Shares

You may be subject to tax upon the grant of phantom shares unless the Hong Kong tax authorities agree to a more beneficial tax treatment; your local employer will provide you with further details.

Grant of New Options

It is unlikely that you will be subject to tax upon the grant of new options.

Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, you will be subject to income tax on the fair market value of the CSG shares on the date of exercise or the vesting date and the exercise price paid (where appropriate). Mandatory Provident Fund contributions will not be due on this amount.

Sale of CSG Shares

You will not be subject to tax when you subsequently sell the CSG shares you acquired upon the exercise of your new options or the vesting of your phantom shares.

Withholding and Reporting

Your local employer is not required to withhold tax when you exercise your new options and/or upon the vesting of your phantom shares or when you subsequently sell the CSG shares you acquired upon exercise or vesting. However, your local employer will report your taxable benefits resulting from the exercise of your new options or the vesting of your phantom shares as part of its normal annual return. It is your responsibility to report and pay all applicable taxes.

Securities Information

This offer is not a public offer and is available only to eligible employees of the CSG Group holding eligible options.

No action has been taken in Hong Kong to register or otherwise seek official sanction for the distribution of this document. In particular, the Offer to Exchange has not been approved by the Securities and Futures Commission in Hong Kong. The Offer to Exchange may only be distributed to eligible employees of the CSG Group. The Offer to Exchange is distributed on a confidential basis. No right to participate in the offer will be granted to any person other than the person to whom the Offer to Exchange has been addressed. No person in Hong Kong other than the person to whom the Offer to Exchange is addressed may treat the same as constituting an invitation to him or her to participate in the offer. The Offer to Exchange may not be reproduced in any form or transmitted to any person other than the person to whom it is addressed. The Offer to Exchange was prepared and issued in Hong Kong by CSG. CSG has taken all reasonable care to ensure that the facts stated in this document are true and accurate in all material respects. Credit Suisse First Boston (Hong Kong) Limited; Credit Suisse (Credit Suisse Hong Kong Branch); Clariden Asset Management (Hong Kong) Ltd.; Winterthur Life, Hong Kong Branch; Credit Suisse Privilege Limited; and Winterthur Life Asia IT Services Ltd. accept responsibility accordingly.

Option Exchange: A Guide to Issues in Indonesia

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Indonesia. This summary also describes certain additional legal considerations and modifications to the offer for participants in Indonesia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You should not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares and New Options

It is unlikely that you will be subject to tax upon the grant of phantom shares and/or new options.

Vesting of Phantom Shares and Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, you will be subject to tax on the fair market value of the CSG shares on the date of exercise and/or the vesting date less the exercise price paid (where appropriate).

Your local employer will be required to report and withhold this income tax liability and pay it to the tax authorities. It is still your responsibility to report this taxable income in your tax return and pay any additional tax due.

There is no social security due upon the exercise of your new options, the vesting of your phantom shares or the sale of the CSG shares acquired upon exercise or vesting.

Sale of CSG Shares

When you sell the CSG shares acquired upon the exercise of your new options, you will be liable for income tax on the gain on the sale (i.e., the difference between the proceeds of the sale of the CSG shares and the exercise price of your new options) less any tax that you may have been subject to when you exercised your new options. You are responsible for reporting this to the local tax authorities and paying any tax due.

When you sell the CSG shares acquired upon the vesting of your phantom shares you will be liable for income tax on the proceeds of the sale of the CSG shares less any tax that you may have been subject to upon the vesting of your phantom shares. You are responsible for reporting this to the local tax authorities and paying any tax due.

Withholding and Reporting

Your local employer will be obliged to withhold and report income tax at the time you exercise your new options and/or upon the vesting of your phantom shares. You will be responsible for reporting and paying any further income due upon the exercise of your new options and/or upon the vesting of your phantom shares.

Your local employer is required to pay any income tax withheld from you to the tax authorities by the 10th day of the month following the month in which the tax charge arose.

Social Security

Social security tax is not levied upon income from options or phantom shares and therefore you will not be subject to social security tax upon the grant, exercise or vesting of your new options or the grant or vesting of your phantom shares or the sale of the CSG shares acquired upon exercise or vesting.

Exchange Control Information

Transfers in foreign currency can be freely made. However, foreign currency transfers exceeding U.S.$10,000 must be reported to the central bank by the financial institution. Transfer of Indonesian rupiah out of the country is currently prohibited.

Option Exchange: A Guide to Issues in Italy

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Italy. This summary also describes certain additional legal considerations and modifications to the offer for participants in Italy. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Vesting of Phantom Shares

You will be subject to income tax and social security on the vesting date of your phantom shares based on the fair market value of the CSG shares acquired upon the vesting date. The income tax and social security will be withheld by your local employer by the 16th day of the month following the month in which your phantom shares vest.

Sale of CSG Shares Acquired on Vesting of Phantom Shares

You will be subject to capital gains tax upon the sale of the CSG shares you acquire upon the vesting of your phantom shares on the difference between the fair market value on the date of sale and the fair market value on the vesting date. There is no withholding for this amount, and it is your responsibility to pay the capital gains tax due through the tax self-assessment process. There is no social security to pay.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Exercise of New Options

Your new options may be “qualifying options” or they may be “non qualifying options.” If the exercise price per share of your new options is less than the average of the official share price for the 30 days prior to the date of grant, then your new options will be non-qualifying options. If the exercise price per share of your new options is equal to or greater than the average of the official share price for the 30 days prior to the date of grant of your new options, then your new options will be qualifying options.

If your new options are non-qualifying options, you will be subject to income tax and social security on the exercise of such options. This income tax and social security will be withheld by your local employer by the 16th day of the month following the month in which the options were exercised. The amount subject to income tax and social security will be the gain on exercise equal to the difference between the fair market value of the shares upon exercise and the exercise price.

If your new options are qualifying options, there will be no tax payable upon exercise of such options. There will, however, be tax to pay when you sell the CSG shares (see below).

Sale of CSG Shares Acquired on Exercise of New Options

If you acquired CSG shares upon the exercise of non-qualifying options, you will be subject to capital gains tax upon the sale of those shares on the difference (if any) between the fair market value of the CSG shares upon sale and the fair market value of the CSG shares on exercise. There is no withholding for this amount, and it is your responsibility to pay the capital gains tax due through the tax self-assessment process. There is no social security to pay.

If you acquired CSG shares upon the exercise of qualifying options, you will be subject to capital gains tax upon the sale of those shares on the difference between the fair market value of the CSG shares upon sale and the exercise price. There is no withholding for this amount, and it is your responsibility to pay the capital gains tax due through the tax self-assessment process. There is no social security to pay.

Withholding and Reporting

The income tax and social security due upon the vesting of your phantom shares and upon the exercise of non-qualifying options will be withheld by your local employer. Your local employer is obliged to withhold income tax and social security contributions by the 16th day of the month following the month in which vesting or exercise occurred.

Exchange Control Information

Exchange control reporting is required if you transfer cash or shares to or from Italy in excess of €12,500 or the equivalent amount in U.S. dollars. The reporting must be done on your individual tax return. You may be exempt from this formality if the payments are made through an authorized broker resident in Italy, as that entity would comply with the reporting obligation.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in Japan

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of phantom shares for individuals subject to tax in Japan. This summary also describes certain additional legal considerations and modifications to the offer for participants in Japan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Modifications to the Terms and Conditions of the Offer for Eligible Employees in Japan

Due to securities law constraints in Japan, eligible employees in Japan may only elect to receive phantom shares in exchange for their cancelled eligible options. As a result, the provisions regarding new options in this Offer to Exchange are not applicable to eligible employees in Japan.

General

Japanese taxation varies depending on your residency status. There are three classifications of taxpayers in Japan: non-permanent residents, permanent residents and nonresidents. Both non-permanent residents (“NPR”) and permanent (“PR”) residents are considered residents of Japan.

An NPR is an individual who resides or intends to reside in Japan for a period of more than one year but less than five years. An NPR is taxed on the greater of Japan sourced income (i.e., allocated basis on the number of days worked in Japan) or income remitted or paid in Japan. A PR is Japanese national or an individual who resides or intends to reside in Japan for a period of more than five years. A PR is taxed on his or her world-wide income. Nonresidents (“NR”) are individuals who reside or intend to reside in Japan for a period of less than one year.

Option Exchange

There will be no taxable event at the time of the exchange of your eligible options for phantom shares. Therefore, you will not be subject to income tax as a result of the exchange of your eligible options for phantom shares.

Grant of Phantom Shares

There will be no taxable event upon the grant of phantom shares.

Vesting of Phantom Shares

Upon the vesting of your phantom shares, you will be subject to tax on the fair market value of the CSG shares on the vesting date. This gain will be treated as “employment income” and will be taxed at your marginal tax rates for residents of Japan. Social insurance contributions will not be due on such amount at vesting.

The amount of taxable income varies depending on your residency status as follows:

PR: The entire gain is subject to Japanese income tax at your marginal tax rate.

NPR: The Japanese-sourced portion of the gain is subject to Japanese income tax at your marginal tax rate.

NR: The Japanese-sourced portion of the gain is subject to Japanese income tax at the flat non-resident rate of 20%.

Sale of CSG Shares

PR: If you are a PR and acquire CSG shares upon the vesting of your phantom shares, you will be subject to tax when you subsequently sell the CSG shares. You will be taxed on the difference between the sale proceeds and the fair market value of the CSG shares on the vesting date. You may be eligible for a reduced tax rate, depending on the circumstances of the sale (e.g., whether you sell shares though a broker licensed in Japan). Please consult with your tax advisor regarding whether you will be eligible for a reduced tax rate.

NPR & NR: NPRs and NRs are not subject to Japanese tax on foreign sourced capital gain. As long as the transactions occur outside Japan and the capital gain income is not remitted into Japan, you will not be subject to tax at the time you sell the CSG shares.

Withholding and Reporting

Your local employer will likely not be required to withhold income tax contributions upon the vesting of your phantom shares. It is your responsibility to file a personal tax return and to report and pay any taxes resulting from vesting of your phantom shares and the sale of CSG shares.

Exchange Control

If you reside in Japan and acquire CSG shares the value of which exceeds JPY 100 million upon the vesting of your phantom shares, you are required to file a post-facto report regarding the acquisition of CSG shares with the Bank of Japan within 20 days from such acquisition. In addition, any cross border payment in excess of JPY 30 million requires you, residing in Japan, to file a post-facto report regarding such cross border payment. If such cross border payment is made without a bank located in Japan, you, residing in Japan, must file the report with the Bank of Japan no later than the 20th day of the following month. If such cross border payment is made through a bank located in Japan, you, residing in Japan, must file the report with the bank located in Japan through which the cross border payment is made within 10 days from such payment.

Option Exchange: A Guide to Issues in Korea

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Korea. This summary also describes certain additional legal considerations and modifications to the offer for participants in Korea. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Shares and Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, you will be subject to income tax (at the rate applicable to salary income) and social insurance contributions on the fair market value of the CSG shares you acquire on the date of exercise and/or the vesting date less the exercise price paid (where appropriate).

Tax on income from the vesting of your phantom shares and/or the exercise of your new options is calculated based on a progressive rate schedule that ranges from 9.9% to 39.6% (including resident surtax). The applicable social tax rates are as follows: national pension at a rate of 4.5%, national health insurance at a rate of 1.97% and unemployment insurance at a rate of 0.45%.

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options or upon the vesting of your phantom shares, you will be subject to capital gains tax when you subsequently sell the CSG shares. The taxable gain will be the difference between the sale proceeds and the fair market value of the CSG shares on the date of exercise or the vesting date, unless the taxable gain in that year is less than the exempt amount, which is currently KRW2,500,000 per asset type. Any gain you realize per asset type that exceeds KRW2,500,000 will be subject to capital gains tax.

The securities transaction tax will not apply to the disposition of CSG shares you acquire upon the exercise of your new options or upon the vesting of your phantom shares.

Withholding and Reporting

Your local employer will withhold income tax and social insurance contributions when you exercise your new options or upon the vesting of your phantom shares if such income is classified as Class A income. Class A income is salary income whose cost is borne by a Korean employer. To the extent the related costs are recharged to the Korean employer, the income will be classified as Class A income. If there is a difference between the actual liability upon exercise or vesting and the amount withheld, you are responsible for paying the difference. On the other hand, salary income whose cost is borne by a non-Korean entity is Class B income. If characterized as Class B income, you can pay the required taxes by either of the following two methods: (i) declare Class B income and pay the taxes by filing an annual tax return (i.e., the composite income tax return) by May 31st of the following year; or (ii) join a taxpayer’s association and pay the taxes through the association by the 10th day of the following month. All association members obtain a 10% reduction in the amount of tax payable.

It is your responsibility to file a personal tax return and to report and pay any income tax due upon the sale of the CSG shares.

Exchange Control Information

Upon the exercise of your new options or upon the vesting of your phantom shares, your remittance of funds must be “confirmed” by a foreign exchange bank in Korea. This procedure does not require approval of the remittance from the bank. You must submit the following documents to the bank with a confirmation application available from the designated foreign exchange bank: (i) the notice of grant; (ii) the plan document; (iii) the stock option award letter or agreement indicating the type and amount of CSG shares to be acquired; and (iv) a certificate of employment from your local employer.

Exchange control laws also require Korean residents who realize U.S.$100,000 or more from the sale of CSG shares (and other shares) to repatriate the proceeds back to Korea within six months of the sale.

Option Exchange: A Guide to Issues in Luxembourg

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Luxembourg. This summary also describes certain additional legal considerations and modifications to the offer for participants in Luxembourg. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options. In addition, it is very unlikely that you will be subject to tax as a result of the exchange of your eligible options for phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Shares and Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, the market value of the CSG shares on the date of exercise and/or the vesting date less the exercise price paid (where appropriate) will be considered a benefit-in-kind and will be subject to income tax at your marginal rate. This amount is referred to as the “spread.”

The spread is also subject to social security contributions upon exercise and/or vesting to the extent that ordinary employment income does not exceed applicable ceilings, and will, in any case, be subject to the 1% dependency insurance levy.

Sale of CSG Shares

The disposition of CSG shares acquired upon the exercise of your new options or upon the vesting of your phantom shares will not give rise to tax consequences if the three following conditions are met:

•	you have held the CSG shares for more than six months;

•	you have not, during the five years preceding the date of the disposition, held directly or indirectly, either alone or together with your spouse and your minor children, more than 10% of the share capital of CSG; and

•	the CSG shares are not held as a business asset.

If the first and/or third conditions above are not satisfied, the gain resulting from the sale of the CSG shares will be taxable as ordinary income at your marginal rate. If only the second condition is not satisfied, the gain resulting from the sale will be taxable as extraordinary income at a preferential rate.

Withholding and Reporting

Your local employer will withhold income and social insurance taxes upon the exercise of your new options or vesting of your phantom shares. You must report the benefit-in-kind in your annual tax return.

Exchange Control

There are reporting requirements for statistical purposes that you must comply with under Luxembourg regulations.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in Malaysia

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Malaysia. This summary also describes certain additional legal considerations and modifications to the offer for participants in Malaysia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares, subject to the approval of the Malaysian Inland Revenue Board (“MIRB”).

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Shares and Exercise of New Options

You will be subject to tax on the gain received upon the exercise of your new options if, at the time of grant, the fair market value of the CSG shares exceeds the exercise price. You would owe income tax on this difference and such tax is due at the time of exercise but would be related back to the year when the CSG shares are granted. Under current practice, the MIRB accepts that the fair market value of the underlying CSG shares will be computed as the average of the high and low trading prices on the day of the grant of your new options.

You will be subject to tax upon the vesting of your phantom shares based on the fair market value of the CSG shares you acquired on the vesting date. You should note, however, that this treatment of the assessable value of your new options and phantom shares is subject to the MIRB’s approval.

Your local employer will seek to agree with the MIRB to this treatment and the treatment on the option exchange and on the grant of new options; however, this may take some time, and is unlikely to be agreed with the tax authorities prior to the expiration of the offer.

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options and/or upon the vesting of your phantom shares, you will not be subject to tax when you sell the CSG shares, provided that you are not in the business of buying and selling securities.

Withholding and Reporting

Your local employer will report the taxable benefit (if any) of your new options and/or the grant of your phantom shares to the MIRB at the time when the new options are exercised and/or upon the vesting of your phantom shares. Your local employer will also withhold income tax at the time of exercise and/or vesting, if any taxable income arises. You will be responsible for reporting and paying any additional tax liability.

Exchange Control Information

You must comply with the following exchange control reporting obligations if you are a Malaysian resident for exchange control purposes:

For purposes of exchange control, the term “ resident” is defined to mean the following:

(a)	Malaysian citizen; or

(b)	Malaysian citizen with permanent resident (PR) status of another country but residing in Malaysia; or

(c)	Non-Malaysian citizen with PR status in Malaysia and residing in Malaysia.

Your local employer, on your behalf, must submit an application (i.e., an ECM 9E) to invest in Employees Share Option Scheme (ESOS) to the Central Bank of Malaysia. The application must be registered with the Central Bank at least seven days prior to the remittance of funds overseas.

If you remit more than RM50,000 (or its equivalent in foreign currency) to exercise your new options, you will be required to complete and submit a Form P to the Foreign Exchange Department of the Central Bank of Malaysia.

You must repatriate to Malaysia all proceeds acquired from the sale of the CSG shares as soon as the proceeds are received. You must complete and submit a Form R to the Central Bank of Malaysia if the amount of funds repatriated exceeds RM50,000 (or its equivalent in foreign currency). These proceeds must be converted to Ringgit or, if permitted, deposited in a foreign currency account in Malaysia.

Additional Reporting Requirements

If you are a director of CSG’s Malaysian affiliate of the CSG Group, you are subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian affiliate in writing when you receive an interest (e.g., options or shares, etc.) in CSG or any of its related companies. Please contact your local employer to obtain a copy of the notification form. You must also notify the Malaysian affiliate when you sell CSG shares (including when you sell CSG shares acquired upon the exercise of your new options). Additionally, you must also notify CSG’s Malaysian affiliate if there are any subsequent changes in your interest in the CSG Group, including if you elect to participate in the offer. These notifications must be made within fourteen days of acquiring or disposing of any interest in CSG or any of its related companies.

Option Exchange: A Guide to Issues in Mexico

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Mexico. This summary also describes certain additional legal considerations and modifications to the offer for participants in Mexico. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares and Grant of New Options

You will not be subject to tax upon the grant of phantom shares and/or new options.

Vesting of Phantom Shares and Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, you will be subject to tax on the fair market value of the CSG shares on the date of exercise and/or the vesting date less the exercise price paid (where appropriate). Social security contributions may also be due on this amount.

Your local employer will withhold and remit the income tax and social security contributions (unless you have already reached the annual cap on employment income that is subject to social security, which is approximately MXP$400,000 per year).

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options or upon the vesting of your phantom shares, you will be subject to tax when you subsequently sell the CSG shares.

For CSG shares acquired upon the vesting of phantom shares, the taxable amount will be the difference between the sale proceeds and the market value of your phantom shares on the vesting date (with an adjustment for inflation and brokerage fees).

For CSG shares acquired through the exercise of your new options, the taxable amount will be the difference between the sale proceeds and the market value of the CSG shares upon exercise (with an adjustment for inflation and brokerage fees).

Withholding and Reporting

Your local employer will be obliged to withhold and report income tax upon the exercise of your new options and/or upon the vesting of your phantom shares. You will be responsible for reporting and paying any further income due upon the exercise of the options and/or upon the vesting of your phantom shares.

The sale of CSG shares should be reported in your annual income tax return, which is due on April 30th of each year. The potential capital gain is not subject to social security.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in the Netherlands

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in the Netherlands. This summary also describes certain additional legal considerations and modifications to the offer for participants in the Netherlands. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will be subject to tax as a result of the exchange of your eligible options for the grant of new options and/or phantom shares if your eligible options were taxed at the time they became unconditionally exercisable (i.e., generally at vesting) and the exchange occurs within three years from the date you accepted the eligible options.

If your eligible options were taxed at the time they became unconditionally exercisable (i.e., generally at vesting) and the exchange occurs after three years from the date you accepted the eligible options, you will not be subject to tax as a result of the exchange of eligible options for the grant of new options or phantom shares.

Also, you will be subject to tax as a result of the exchange of your eligible options upon the grant of new options and/or phantom shares if the exchange is deemed a fictitious exercise and you deferred taxation on your eligible options until exercise by properly making an election to defer taxation.

Your local employer is seeking a ruling from the tax authorities on this issue and will contact you to confirm the tax treatment on the option exchange. Please note, however, that it may take some time to obtain a ruling, and the outcome of seeking such an agreement is unlikely to be known prior to the expiration of the offer.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares, except as described above, provided that the grant of phantom shares is regarded, for Dutch tax purposes, as being conditional.

Grant of New Options

You will not be subject to tax upon the grant of new options, provided that the grant of new options is regarded, for Dutch tax purposes, as being conditional.

Vesting of the Phantom Shares

You will be subject to tax and social security upon the vesting of your phantom shares based on the fair market value of the CSG shares you acquire on the vesting date if there are no further restrictions on the sale of CSG shares. If there are restrictions which reduce the value for tax purposes your local employer may be able to agree on a lower taxable benefit with the Dutch tax authorities. Please note, however, that it may take some time to obtain an agreement with the tax authorities, and the outcome of seeking such an agreement is unlikely to be known prior to the expiration of the offer.

No Election to Defer Tax on New Options

If you do not elect to defer income tax until the exercise of your new options, you will be subject to income tax at the time that your new options become unconditionally exercisable (generally at vesting). You will be subject to income tax on both the intrinsic value and the expectation value of the options. The intrinsic value will be calculated as the difference between the fair market value of the CSG shares on the vesting date and the exercise price. The expectation value is calculated based on a statutory formula which calculates the expected price development of the CSG shares during the period your new options may be exercised after vesting. You will also be subject to social insurance contributions on the intrinsic value and the expectation value if you have not already exceeded your applicable wage ceiling.

In addition to paying income tax at the time your new options become unconditional, you will be subject to income tax upon the exercise or disposal of your new options if the options are exercised or disposed of within three years of the time you accept the grant of new options. The amount subject to income tax will be the difference between the fair market value of the CSG shares on the date of exercise or disposal and the exercise price less the amount that was subject to tax at the time of vesting. You will also be subject to social insurance contributions on this amount if you have not already exceeded your applicable wage ceiling. If the gain at exercise or disposal is less than the amount that was subject to tax at the time of vesting, you will not be entitled to a tax credit or deduction for this difference.

No credit will be given for any taxes previously paid with respect to the eligible options, but it is possible that your local employer may be able to negotiate a ruling with the Dutch tax authorities to obtain credit for your eligible options in arriving at the taxable value on the vesting of your new options. This is not certain.

Election to Defer Tax on New Options

If you elect to defer income tax until the exercise of your new options, you will be subject to income tax on the difference between the fair market value on the date of exercise and the exercise price. In addition, this gain is subject to social insurance contributions if you have not already exceeded your applicable wage ceiling. (Please note that your liability for employees’ insurance contributions will not be deferred until the time of exercise; instead, these contributions will be due upon vesting on the taxable amount at that time (i.e., the intrinsic value plus the expectation value). Your liability for national insurance contributions will be deferred until exercise.)

No credit will be given for any taxes previously paid with respect to your eligible options.

If you intend to make an election to defer tax on your new options, you must notify your local employer within a reasonable time prior to the date your new options become exercisable.

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options or upon the vesting of your phantom shares, you will not be subject to tax when you sell the CSG shares, provided that you hold less than a 5% interest in CSG as a private investment at the time of the sale.

Withholding and Reporting

Your local employer is required to withhold and report income tax and social insurance contributions (unless the applicable wage ceiling has been met) due at the time of exercise of your new options or vesting of your phantom shares, as applicable. If your actual tax liability differs from the amount withheld, it is your responsibility to pay the additional tax. It is your responsibility to pay any investment tax or any tax due upon the sale of CSG shares.

Investment Tax

You are subject to an investment yield tax of 1.2% (so-called Box 3 income) based on the average of the value of all assets that you own at the end of the year. An exemption is available on the first €18,800 (for 2003) of the average value of the assets held over the calendar year involved. Once your new options have vested they will be subject to this annual tax based on the value of the new options until they are exercised. CSG shares acquired upon the exercise of new options and/or upon the vesting of phantom shares will also form part of your assets for this purpose. If you elect to defer the taxation of your new options until exercise, the new options and CSG shares will be subject to Box 3 income tax as of the moment of exercise.

Securities Information

The offer is not a public offer and is available only to eligible employees of the CSG Group holding eligible options. Furthermore, the offer is exclusively directed in the Netherlands to persons within a restricted circle.

Exchange Control Information

If you have been selected by the Dutch Central Bank (“DCB”) to be a reporting entity under the External Financial Relations Act 1994 and the regulations promulgated thereunder (such as the Reporting Instructions for External Payments 2003), you have an obligation to report payments to or from a foreign country to the DCB but not otherwise.

Option Exchange: A Guide to Issues in the Philippines

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in the Philippines. This summary also describes certain additional legal considerations and modifications to the offer for participants in the Philippines. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible option for new options and/or phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Shares and Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, provided it is Philippine source income, you will be subject to tax on the fair market value of the CSG shares on the date of exercise and/or the vesting date less the exercise price paid (where appropriate). This amount is referred to as the “spread.” The spread is taxable compensation to you and consequently subject to withholding tax on compensation at the graduated tax rates ranging from 5% to 32%.

The spread will also be subject to social security contributions, if you have not already reached the monthly income ceiling for such contributions.

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options or upon the vesting of your phantom shares, you will be subject to tax when you subsequently sell the shares. The taxable amount will be the difference between the sale proceeds and the fair market value of the shares on the date of exercise or vesting. If you are a resident citizen of the Philippines and hold the CSG shares for more than 12 months, you will only be subject to tax on 50% of the gain. If the CSG shares are held for less than 12 months, the entire net capital gain is taxable.

If CSG shares are disposed outside the Philippines by an alien (whether resident or non-resident alien) or a non-resident Filipino citizen, any capital gain realized from the disposition of the CSG shares will be exempt from Philippine income tax. This is pursuant to the provisions of the tax code taxing only the Philippine source income of the said individuals. If the CSG shares are sold in the Philippines by a non-resident, a tax treaty exemption may apply.

Losses from the sale of a capital asset (including CSG shares) will be deductible to the extent of the gains resulting from such sale or exchanges. Any capital loss not offset against capital gain in a taxable year can be carried over to the next succeeding year only.

Withholding and Reporting

Upon the exercise of your new options and/or upon the vesting of your phantom shares, the spread will be considered as additional compensation income and may be subjected to the monthly withholding of tax by your local employer. However, if your local employer is not obliged to withhold tax for the option income you received, then you are required to report the income upon filing your annual income tax return for that taxable year and pay directly to the tax authorities the tax due thereon (net of foreign tax credit if applicable).

Furthermore, you are responsible for paying any tax liability on the sale of the CSG shares you acquired upon the exercise of your new options or the vesting of your phantom shares.

Securities Information

THE NEW OPTIONS AND PHANTOM SHARES BEING OFFERED OR SOLD PURSUANT TO THE OFFER TO EXCHANGE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN THE PHILIPPINES UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

New options and phantom shares are being offered to a limited number, not exceeding 19, of qualified employees of the CSG Group in the Philippines. In making the offer, CSG is relying on the exemption available under Section 10.1(k) of the Securities Regulation Code of the Philippines, which deems as exempt from registration requirements any offer or sale to not more than 19 persons in the Philippines during any 12-month period. Qualified employees of the CSG Group in the Philippines who acquire new options and/or phantom shares are subject to resale restrictions within the 12-month period following the date of grant of such new options or phantom shares. Any resale after the 12-month restricted period is no longer subject to registration requirements and qualifies as an exempt transaction.

Exchange Control

There are exchange control restrictions that apply to the transfer of the exercise price payment and the acquisition or holding of the CSG shares acquired upon exercise of your new options or vesting of your phantom shares, however, these restrictions will only apply if the funds to be invested exceed U.S.$6 million per investor per year.

If you are a Philippine resident, when you pay the exercise price for your new options and such amount is equal to or less than U.S.$5,000 and you are paying in foreign exchange sourced from the Philippine banking system, you will be required to make an application using a prescribed format to purchase foreign exchange. If the sale exceeds U.S.$5,000, a notarized application using a prescribed format and supported by certain prescribed documents will be required. You may not avoid the requirements mentioned in the preceding sentence by splitting the foreign exchange purchase. There is deemed to be a splitting under applicable laws if the total sales of foreign exchange to any one purchaser within any 20 calendar-day period exceeds U.S.$5,000, and such limit will be applied on a consolidated basis.

If you are a non-resident, when you pay the exercise price for your new options, and the foreign exchange to be used for such payment is sourced from the Philippine banking system, you may purchase foreign exchange from Authorized Agent Banks (“AABs”) only to the extent of the amount shown to have been sold by you for pesos to AABs.

Option Exchange: A Guide to Issues in Poland

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Poland. This summary also describes certain additional legal considerations and modifications to the offer for participants in Poland. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to taxation upon exchanging your eligible options for new options and/or phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Shares and Exercise of New Options

You will not be subject to taxation upon the vesting of your new options. At the time of exercise, you will be subject to taxation on the spread between the exercise price and the market value of the CSG shares.

The CSG shares are supplied as part of your employment compensation package. Your local employer will include the benefit supplied to you (i.e., the spread between the exercise price (where appropriate) and the market value of the CSG shares on the date of vesting or exercise, as applicable) in your compensation for the month in which it is supplied (i.e., the month in which you exercise your new options or in which your phantom shares vest) and withhold personal income tax advances, social security contributions and health insurance contributions at applicable rates which range from 19% to 40%.

The income will be declared as part of your employment compensation for social security, health insurance and personal income tax purposes. You will not have any reporting or tax payment obligations upon the exercise of your new options or upon the vesting of your phantom shares. However, the income should also be reported on your annual tax return for the year in which it is received. You will receive an appropriate income statement from your local employer, which will include this income (i.e., a PIT-11 form).

You are strongly advised to seek appropriate professional advice as to how the income should be reported and taxed in your specific situation.

Sale of CSG Shares

Income from the sale of CSG shares is considered to be capital gains income, which is subject to the same rates of taxation as ordinary income.

When you sell CSG shares that you acquired upon the exercise of your new options or the vesting of your phantom shares, a 19% tax advance should be paid at the time of the sale (by the 20th day of the month following the month in which the transaction was conducted – the exception is December – in this case the income is reported on the annual tax return only). You will be required to file a PIT-13 form.

Polish personal income tax regulations allow for the amount of income being taxed upon the acquisition of the securities to be considered “costs of earning income” and, as such, deducted from income gained at sale. However, the regulations stipulate that these rules pertain to circumstances where the securities are acquired free of charge and not where the shares are acquired by the individuals through purchase at a preferential lower price. Where the shares are not acquired completely free of charge, as is the case with respect to CSG shares acquired pursuant to the offer, these regulations cannot be applied.

As a result, you should be aware that a portion of your income derived from the exercise of your new options may be subject to taxation at the time you sell the CSG shares. As such you may be taxed twice on a portion of your ultimate gain.

You are strongly advised to seek appropriate professional advice as to how the income should be reported and taxed in your specific situation.

Exchange Control Information and Additional Reporting Requirements

Depending on your status pursuant to the Polish Foreign Exchange Act and the given transaction performed, at the time of performing the given transaction you may be subject to certain restrictions and/or reporting requirements, although a general permit for the transfer of funds abroad by Polish residents has been issued by the Ministry of Finance and an individual permit will not be required. However, if a Polish resident transfers more than the equivalent of €10,000 abroad, the intermediation of a foreign bank will be required. You are strongly advised to seek appropriate professional advice in this respect.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in Russia

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Russia. This summary also describes certain additional legal considerations and modifications to the offer for participants in Russia. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares and Grant of New Options

You will not be subject to tax upon the grant of phantom shares and/or new options.

Exercise of New Options

You will be subject to income tax when you exercise your new options. You will be taxed on the difference between the fair market value of the CSG shares on the date of exercise and the exercise price paid in accordance with the cashless sell-all method of exercise described in the “Restrictions on Exercise and Vesting” section below. This amount will not be subject to the Unified Social Tax or other mandatory social insurance contributions.

Vesting of Phantom Shares

You will be subject to income tax upon the vesting of your phantom shares. You will be taxed on the market value of the CSG shares you acquire on the vesting date in accordance with the cashless sell-all method described in the “Restrictions on Exercise and Vesting” section below. This amount will not be subject to the Unified Social Tax or other mandatory social insurance contributions.

Withholding and Reporting

Your local employer is not required to withhold or report personal income tax, Unified Social Tax, other mandatory social insurance contributions at the time of the exchange or the grant or exercise of your new options. It is your responsibility to report and pay all applicable taxes.

Upon the vesting of your phantom shares, your local employer will withhold income tax and remit it to the Russian authorities. It is still your responsibility to report this income and pay any additional tax that may be due.

Restrictions on Exercise and Vesting

Due to legal restrictions in Russia, you must use the cashless sell-all method of exercise for your new options. Pursuant to a cashless sell-all exercise, you will authorize your broker to sell all the CSG shares that you acquire upon the exercise of your new options and remit the sale proceeds for the CSG shares less the exercise price, brokers’ fees and any applicable taxes to you in cash. Similarly, your phantom shares will be settled in cash and you will not receive any CSG shares upon vesting.

Option Exchange: A Guide to Issues in Singapore

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Singapore. This summary also describes certain additional legal considerations and modifications to the offer for participants in Singapore. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You may be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares. The tax treatment of the exchange of your eligible options is uncertain because the Inland Revenue Authority of Singapore (the “IRAS”) could view the exchange in one of two ways: they may view the exchange as a taxable “release” of an existing right, or they may disregard the “release” of your eligible options and simply tax the new options upon the exercise and/or the vesting of the phantom shares.

Your local employer may seek to obtain a ruling from the tax authorities to obtain a more favorable tax treatment, and will inform you if this is the case. Please note, however, that it may take some time to obtain a ruling, and the matter is unlikely to be agreed with the IRAS prior to the expiration of the offer.

Grant of Phantom Shares

You will not be subject to tax upon the grant of the phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of the new options.

Vesting of Phantom Shares and Exercise of New Options

Assuming a ruling is obtained, so that you are not taxed when your eligible options are cancelled, when you exercise your new options and/or upon the vesting of your phantom shares, you will be subject to income tax on the difference between the open market value of the CSG shares on the date of exercise and/or the vesting date and the exercise price paid (where appropriate) (this amount is referred to as the “spread”), unless you are eligible for an exemption or deferral as discussed below. You will not be subject to Central Provident Fund contributions.

If you are not a citizen or permanent resident of Singapore, but are working in Singapore at the time of grant of new options or phantom shares on or after January 1, 2003, you will be subject to “deemed exercise” rules if you leave

Singapore, ceasing employment before exercise of your new options or vesting of your phantom shares. It is likely that your new options and/or phantom shares would fall under these rules, as the new options and/or phantom shares will be granted after January 1, 2003. However, it is possible that the IRAS may agree that the grant of new options and/or phantom shares should be treated as pre-2003 grants where the eligible options were granted before January 1, 2003. Please note that it will not be possible to obtain an agreement on this matter with the IRAS prior to the expiration of the offer.

If these deemed exercise rules apply, you are deemed to have realized a gain on a notional exercise of your new options and/or vesting of your phantom shares at the time you cease employment in Singapore. The taxable gain arising under the deeming rules is the difference between the open market value of the CSG shares one month prior to the date of termination of your Singapore employment and the price paid (where appropriate). This is referred to as the “deemed spread.” If the actual spread on the subsequent exercise or vesting is less than the deemed spread, you may apply to the IRAS to refund the difference within a six-year period.

If the IRAS agrees that your new options and/or your phantom shares should be treated as pre-January 1, 2003, they will still be taxable in Singapore if you are employed in Singapore or you are physically present in Singapore at the time you exercise your new options or your phantom shares vest.

If your new options and/or phantom shares are taxable in Singapore, it may be possible to claim an exemption or deferral of payment of income tax on the relevant part of the spread under one or both of the arrangements described below.

New Options and Phantom Shares — Company Employee Equity-Based Remuneration Scheme (“CEEBR Scheme”)7

You may be able to claim a tax exemption on the aggregate spread from the exercise of your new options and the vesting of your phantom shares as follows: the first S$2,000 of the spread per year and 25% of the remaining spread per year is subject to a total exemption of S$1 million of the spread over a 10-year period beginning in the year you first exercise your new options or in which your phantom shares vest. To take advantage of this tax exemption, the vesting provisions of your new options and holding period requirements for the CSG shares must be as follows:

            New Options

(a)	where the exercise price is equal to or exceeds the fair market value of the underlying CSG shares on the date of grant, the new options may not be exercised within one year of the grant of such options; and

(b)	where the exercise price is less than the fair market value of the underlying CSG shares on the date of grant (i.e., discounted options), the new options may not be exercised within two years of the grant of such options.

            Phantom Shares

(a)	where the price payable by an employee to acquire a CSG share (i.e., upon the vesting of phantom shares) is equal to or exceeds the market value of such share at the time of grant, a moratorium of at least one-half of a year must be imposed (i.e., the CSG shares so acquired cannot be disposed of by the employee within one-half of a year from the date of grant); and

(b)	where the price payable is at a discount, a moratorium of at least one year must be imposed.

[7]	Formerly called the “Company Stock Option Scheme.”

In addition, the CEEBR Scheme must be offered to at least 50% of the local employer’s employees. You should consult your tax advisor to determine if you qualify for this exemption in whole or in part (i.e. the portion, if any, of the new options vesting or shares being held one year or more after the new grant date).

New Options and Phantom Shares — Qualified Employee Equity-Based Remuneration (“QEEBR Scheme”)8

To the extent that the CEEBR Scheme does not apply to the spread or any part of it, you may be able, in certain circumstances, to defer the payment of tax due upon the exercise of your new option or the vesting of your phantom shares under the QEEBR Scheme. You should consult with a tax advisor to determine if you qualify for this deferral. If you think that you qualify, you should apply to the IRAS for the deferral. If you qualify for deferral under the QEEBR Scheme, you will accrue interest on the deferred tax as explained below.

To qualify for tax deferral under the QEEBR Scheme, you would have to satisfy the following conditions:

(a)	you are employed in Singapore at the time the new options are exercised or the phantom shares vest;

(b)	the new options or phantom shares were granted to you by the company for whom you are working at the time of exercise of the new options or vesting of the phantom shares, or an associated company of that company;

(c)	the tax payable on the QEEBR gains is not borne by your local employer; and

(d)	the minimum vesting or holding periods that are applicable to CEEBR Schemes (discussed above) must be met.

You will not qualify for the QEEBR Scheme if:

(a)	you are an undischarged bankrupt;

(b)	IRAS records show that you are a delinquent taxpayer; or

(c)	the tax deferred under the QEEBR Scheme is less than S$200.

You should consult your tax advisor to determine if you qualify for the QEEBR Scheme in whole or in part.

If you are a qualifying employee, you may apply to the IRAS for tax payment deferral at the time of filing your income tax return for the Year of Assessment (“YOA”) (i.e., the year following the year in which the new options are exercised or in which the phantom shares vest and the spread would otherwise be subject to tax). You would have to submit to the IRAS the Application Form for Deferment of Tax on Gains from the QEEBR, together with your local employer’s certification on the application form that the QEEBR is properly qualified and your tax returns.

The maximum deferral period is five years, starting from January 1st of the YOA. Subject to the maximum of five years, you can choose to defer the payment of the tax on the QEEBR gains for any period of time.

The interest charge on the deferred tax will commence one month after the normal date of assessment of taxes. The interest rate chargeable will be pegged to the average prime rate of the Big Three Banks (DBS Bank, United Overseas Bank (UOB) and OCBC Bank) offered on April 15th of each year, and interest will be computed annually based on said rate using the simple interest method. The tax deferred and the corresponding amount of interest will be due on the expiration of the deferral period. You may settle the deferred tax earlier in one lump sum. Tax payment deferral will cease and payment of the tax plus the corresponding interest will become due immediately:

[8]	Formerly called the “Qualified Employee Stock Option Plan Scheme.”

(a)	in the case of a foreign employee (including a Singapore Permanent Resident), when you

(i)	terminate your employment in Singapore and leave Singapore;

(ii)	are posted overseas; or

(iii)	leave Singapore for any period exceeding three months;

(b)	when you become bankrupt; and

(c)	when you die (the deferred tax would be recovered from your estate).

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options or upon the vesting of phantom shares, you will not be subject to tax on any capital gains when you subsequently sell the CSG shares, provided that you are not in the business of buying and selling securities.

Withholding and Reporting

Your local employer is generally not required to withhold income tax or Central Provident Fund contributions in respect of any tax liabilities. However, if you are not a Singaporean citizen or permanent resident of Singapore leaving Singapore permanently and you are about to cease employment or leave Singapore for a period exceeding three months, special withholding rules will apply to you and you should consult with your tax advisor.

Even though your local employer is not generally required to withhold taxes, your local employer will prepare a Form IR8A each year stating the salary or benefits paid to you during the year. This will include the value of the CSG shares that you acquire pursuant to exercise of the new options or vesting of your phantom shares. Your local employer will provide this Form IR8A to you. It is then your responsibility to report and pay all applicable taxes due.

Additional Reporting Requirements

If you are a director, alternate director, substitute director or shadow director of a Singapore subsidiary of CSG, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore subsidiary in writing when you receive an interest (e.g., options or phantom shares) in CSG or any related corporation of the Singapore subsidiary. Please contact your local employer to obtain a copy of the notification form. You must also notify the Singapore subsidiary when you sell CSG shares or shares of any related corporation of the Singapore subsidiary (including when you sell CSG shares acquired upon the exercise of your new options) or if you participate in the offer. These notifications must be made within two business days of acquiring or disposing of any interest in CSG or any related corporation of the Singapore subsidiary. In addition, a notification must be made of your interests in CSG or any related corporation of the Singapore subsidiary within two business days of becoming a director of the Singapore subsidiary of CSG.

Securities Information

The CSG shares you acquire upon the exercise of your new options or upon the vesting of your phantom shares may not be offered or sold, nor may any document or other material in connection with the offer be distributed, directly or indirectly, (1) to persons in Singapore other than in circumstances in which such offer or sale does not constitute an offer or sale of CSG shares to the public in Singapore or (2) to the public or any member of the public in Singapore other than pursuant to, and in accordance with the conditions of, an exemption invoked under Division 1 of Part XIII of the Securities and Futures Act, Chapter 289 of Singapore and to persons to whom the CSG shares may be offered or sold under such exemption.

Option Exchange: A Guide to Issues in Spain

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Spain. This summary also describes certain additional legal considerations and modifications to the offer for participants in Spain. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

It is unlikely that you will be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Share and Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, you will be subject to tax on the fair market value of the CSG shares on the date of exercise of your new options or vesting date of your phantom shares less the exercise price paid (where appropriate). Social insurance contributions will be due on the taxable amount, unless the applicable wage ceiling has already been met.

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options or upon the vesting of your phantom shares, you will be subject to tax when you subsequently sell the CSG shares. The taxable amount will be the difference between the sale proceeds and the fair market value of the underlying CSG shares at exercise and/or vesting.

If you hold the CSG shares you acquire upon the exercise of your new options or upon the vesting of your phantom shares for one year or less, the gain is taxed at your corresponding progressive income tax rate. If you hold the CSG shares for more than one year, the gain will be taxed at a flat rate of 15%.

Withholding and Reporting

The taxable amount attributable to you upon the exercise of your new options and/or upon the vesting of your phantom shares will likely be considered compensation in-kind, and, therefore, your local employer will report and withhold any income tax due and make a payment on account to the tax authorities. It is still your responsibility to pay the balance of any tax due. In addition, your local employer will withhold social insurance contributions, if applicable. It is your responsibility to pay any taxes due as a result of the sale of CSG shares.

Securities Information

The offer is considered a private placement outside of the scope of Spanish law on public offerings and issuances.

Exchange Control Information

It is your responsibility to comply with exchange control regulations in Spain. You must declare your purchase of the CSG shares for statistical purposes to the Spanish Dirección General de Comercio e Inversiones of the Ministry of Economy (“DGCI”). This notification is made by filing the D-6 form. This form should be filed with the requisite documentation each January for every year you own CSG shares and must describe the CSG shares held on December 31st of the previous year and the value of such shares during the applicable year. If the aggregate value of the “listed shares” exceeds €1,500,000, the sale of the shares should also be declared.

If you purchase shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for you. Otherwise, you must make the declaration by filing the appropriate form with the DGCI.

When you receive foreign currency payments derived from the ownership of CSG shares (i.e., as a result of the sale of CSG shares), you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will need to provide the institution with the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of CSG; (iii) the amount of the payment; (iv) the currency used; (v) the country of origin; (vi) the reason for the payment; and (vii) any additional information that may be required.

You must declare the importation of a CSG share certificate into Spain with the DGCI.

Net Worth Tax

Grants of new options and/or phantom shares are not subject to net worth tax.

On the other hand, following the exercise of your new options and the vesting of your phantom shares, your holdings of CSG as of December 31st of each year will be subject to net worth tax. Please note that, if your worldwide net worth does not exceed €108,182.18, there is no obligation to file a net worth tax return.

Net worth tax is calculated by applying a progressive tax rate schedule to your net worth tax basis. The tax rates are applied in accordance with a progressive scale that varies from between 0.2% and 2.5%.

Prohibition on Using the CSG Confidential Electronic System

Due to certain local law restrictions, you may not use the CSG confidential electronic system. You may only elect to participate in the offer using the paper acceptance and withdrawal methods described in Sections 7 and 9 of the Offer to Exchange.

Option Exchange: A Guide to Issues in Taiwan

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Taiwan. This summary also describes certain additional legal considerations and modifications to the offer for participants in Taiwan. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares and Grant of New Options

You will not be subject to tax upon the grant of new options and/or phantom shares.

Vesting of Phantom Shares and Exercise of New Options

There is no social security tax in Taiwan.

Upon the exercise of your new options and/or upon the vesting of your phantom shares, you will be subject to tax on the fair market value of the CSG shares on the date of exercise and/or the vesting date less the exercise price paid (where appropriate).

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options and/or upon the vesting of your phantom shares, you will not be subject to tax when you subsequently sell the CSG shares.

Withholding and Reporting

You local employer will be obliged to withhold and report income tax at the time you exercise your new options and/or upon the vesting of your phantom shares. You will be responsible for reporting and paying any further income due upon the exercise of your new options and/or upon the vesting of your phantom shares.

It is your responsibility to report and pay all applicable taxes upon the sale of CSG shares.

Exchange Control

The transfer of the exercise price payment from Taiwan to the United States or Switzerland may require prior approval from the Central Bank of China. Outward transfers by a resident (a Republic of China national or a foreign national with a Alien Residence Card) exceeding U.S.$5 million in a calendar year require prior approval from the Central Bank of China. For non-residents (a foreigner national without an Alien Residence Card), each transaction exceeding U.S.$100,000 will require prior approval from the Central Bank of China.

Option Exchange: A Guide to Issues in Thailand

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Thailand. This summary also describes certain additional legal considerations and modifications to the offer for participants in Thailand. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares

You will not be subject to tax upon the grant of phantom shares.

Grant of New Options

You will not be subject to tax upon the grant of new options.

Vesting of Phantom Shares and Exercise of New Options

You will be subject to income tax when you exercise your new options and/or upon the vesting of your phantom shares. You will be taxed on the difference between the fair market value of the CSG shares on the date of exercise and/or the vesting date less the exercise price paid (where appropriate). This amount will not be subject to social security contributions once you have paid the maximum contributions of Baht 600 per month.

Withholding and Reporting

Your local employer will withhold income tax at the time you exercise your new options or when your phantom shares vest. It is your responsibility to pay any difference between the actual tax liability and the amount withheld.

Exchange Control Information

You must comply with the exchange control reporting obligations if you are a resident of Thailand. Among these obligations is an obligation to seek approval from the Bank of Thailand if you wish to remit more than U.S.$100,000 per year for purchasing securities in a foreign parent company. If you transfer less than U.S.$100,000 per year, you will be permitted to do so without obtaining any prior approval from the Bank of Thailand, but you are required to file an application (Form Thor.Tor. 5) with any authorized commercial bank in Thailand (i.e., those commercial banks which are authorized by the Bank of Thailand to engage in the business of purchase, exchange and withdrawal of foreign currencies).

In addition to the application (Form Thor.Tor. 5), you should provide the authorized commercial bank with other supporting documents. These supporting documents generally consist of: (i) an evidentiary document indicating that you are entitled to the benefits under the offer; (ii) a copy of the documentation relating to the offer; (iii) evidence showing the relationship of CSG and your local employer in Thailand, including a flowchart showing the shareholding relationship thereto; and (iv) a letter of certification (in a designated form referred to as a “Certification in Remittance of Foreign Currency Abroad for Investment in Securities”).

Alternatively, it is also allowable for the local CSG subsidiary to execute and submit a single set of Form Thor.Tor.5 on your behalf, provided that you authorize your local employer to do so through a written power of attorney. Once any proceeds from the sale of CSG shares or from dividends received are repatriated into Thailand, they must be converted into Thai Baht within seven days from receipt.

Reservation of Grants

The grant of new options or phantom shares shall be in no way interpreted as the mandatory benefit under Thai labor law. CSG Group, therefore, has the right to grant new options or phantom shares to any employees based on its own criteria or discretion.

Option Exchange: A Guide to Issues in Turkey

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in Turkey. This summary also describes certain additional legal considerations and modifications to the offer for participants in Turkey. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

Option Exchange

You will not be subject to tax as a result of the exchange of your eligible options for new options and/or phantom shares.

Grant of Phantom Shares and Grant of New Options

You will not be subject to income tax or social security upon the grant of phantom shares or new options.

Vesting of Phantom Shares and Exercise of New Options

Upon the exercise of your new options and/or upon the vesting of your phantom shares, you will be subject to income tax on the fair market value of the CSG shares you acquire on the date of exercise and/or the vesting date less the exercise price paid (where appropriate). Due to earnings limits, it is unlikely that social tax will be payable.

Sale of CSG Shares

If you acquire CSG shares upon the exercise of your new options or upon the vesting of your phantom shares, you will be subject to tax on capital gain when you sell the CSG shares. The taxable capital gain is the difference between the sales price and your cost basis (i.e., the fair market value of the CSG shares upon exercise or vesting). No tax will be imposed if the aggregate capital gain in the calendar year is below the limit of TRL 10 billion (approximately U.S.$7,000) after it is adjusted for the effects of inflation by increasing the cost basis for each month shares are held.

Withholding and Reporting

Your local employer will be obliged to withhold and report income tax at the time you exercise your new options and/or upon the vesting of your phantom shares. You will be responsible for reporting and paying any further income due upon the exercise of the new options and/or upon the vesting of your phantom shares.

Exchange Control Information

There are no laws or restrictions prohibiting Turkish residents from holding shares, or options to purchase shares, in the foreign parent company of the individual’s local employer.

Option Exchange: A Guide to Issues in the United Kingdom

The following “Guide to Issues” is a summary of the tax consequences of the offer and the cancellation of outstanding eligible options in exchange for the grant of new options, phantom shares or a 50/50 combination thereof for individuals subject to tax in the United Kingdom. This summary also describes certain additional legal considerations and modifications to the offer for participants in the United Kingdom. This summary is general in nature and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. This summary is merely intended to alert you to certain issues, including potential tax consequences, you may wish to consider in deciding whether to participate in the offer. This summary does not address any net wealth tax that may be due upon the vesting of new options or the vesting of phantom shares, or income tax that may be due in connection with any dividends paid with respect to CSG shares. This summary is based on the tax laws as of August 6, 2003. Please note that tax laws vary with individual circumstances and change frequently, and, occasionally, changes are made on a retroactive basis. If you live and work in one country, but are a citizen or resident of another country for local law purposes, consult your tax or financial advisor to determine which tax laws apply to you.

WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX OR LEGAL ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.

Additionally, nothing in this summary gives, or will be considered to give, you the right to remain in the employ of the CSG Group. Nothing in this summary will limit the right of the CSG Group to terminate your employment at any time with or without cause. Nothing in this summary will be considered a contract or guarantee of wages or consideration.

If you were not resident and/or ordinarily resident for tax purposes in the United Kingdom on the date of grant of your eligible options or if your residence status has changed since that date and/or you are not domiciled in the United Kingdom for tax purposes, you are advised to seek appropriate professional advice as to how the tax and other laws in the United Kingdom apply to your specific situation as the summary below is only a general guide and does not cover every possible scenario.

Option Exchange

If you have been resident and ordinarily resident in the United Kingdom for tax purposes throughout the period from the grant of your eligible options, you will not be subject to tax or national insurance contributions (“NIC”) as a result of the exchange of your eligible options for new options and/or phantom shares.

If you were not resident in the United Kingdom for tax purposes on the date of grant of your eligible options but have since become a United Kingdom resident, the Inland Revenue may agree that your new options and/or phantom shares have the same source for tax purposes as your eligible options, in which case there would be no United Kingdom income tax or NIC consequences of the exchange.

If you were resident but not ordinarily resident in the United Kingdom for tax purposes on the date of grant of your eligible options, the Inland Revenue may agree that there are no income tax or NIC consequences of the exchange.

It is unlikely that capital gains tax will arise on the disposal of your eligible options.

Your local employer will notify you of any agreement reached with the Inland Revenue regarding the tax treatment of the exchange.

Grant of New Options and Phantom Shares

If you are resident and ordinarily resident in the United Kingdom on the date of the grant of your phantom shares or new options, you will not be subject to tax or NIC on the grant of your new options and/or phantom shares.

If you are resident but not ordinarily resident in the United Kingdom at the date of grant of your new options, no liability for income tax or NIC will arise at this point. However, a grant of phantom shares may give rise to an income tax (and, if appropriate, NIC) charge on the value of the underlying CSG shares.

Vesting of Phantom Shares and Exercise of New Options

If you were resident and ordinarily resident in the United Kingdom for tax purposes on the date of grant of your eligible options, you will be subject to income tax on the fair market value of the CSG shares on the date of exercise of your new options and/or the vesting date of your phantom shares less the exercise price paid (where appropriate). You also will be subject to NIC at the appropriate rate depending on whether you have exceeded the upper earnings limit.

If you were not resident in the United Kingdom for tax purposes on the date of grant of your eligible options and the Inland Revenue has agreed that your new options and/or phantom shares have the same source as your eligible options, or if you were not resident both on the date of the original grant and on the expiration date of the offer, you will not be subject to income tax or NIC on the exercise of your new options or the vesting of your phantom shares.

If you were resident but not ordinarily resident in the United Kingdom for tax purposes on the date of grant of the new options or grant of phantom shares, you will be treated, when you exercise your new options or upon the vesting of your phantom shares, as having the benefit of a loan at a beneficial rate of interest (a “notional loan”) which will give rise to an annual tax charge on the deemed interest saving while you continue to hold the CSG shares and a charge on the deemed write-off of the loan when the CSG shares are sold. The amount of the notional loan is equal to the difference between the market value of the CSG shares on the date of exercise less the total of the exercise price paid (where appropriate) and any amount charged to income tax upon grant of the new options or phantom shares.

Sale of CSG Shares

You may be subject to capital gains tax on your subsequent sale of the CSG shares on any increase in value of the CSG shares between the date of exercise of your new shares or the vesting date of your phantom shares and the date on which you sell the CSG shares you acquired pursuant to such exercise or vesting. This is subject to the availability of annual exemptions and taper relief where appropriate. Capital gains tax can be complex to calculate where you have different holdings of shares acquired at different times or you are not domiciled in the United Kingdom for tax purposes and you are advised to consult your tax advisor.

Withholding and Reporting

Your local employer is required to withhold and report any income tax and NIC which may arise on the grant of phantom shares or under the notional loan provisions (as appropriate for individuals who are resident but not ordinarily resident for tax purposes at the date of the exchange) as well as any income tax and NIC which arises when you exercise your new options and/or upon the vesting of your phantom shares. It is still your responsibility to report the exercise or vesting and subsequent sale of CSG shares when you submit your Self-Assessment tax return and to pay the balance of any tax due.

Note

This summary is based on legislation enacted in the Finance Act 2003, some of which will come into force on a date that had not been announced at the date this summary was prepared but is expected to be in mid-August 2003. It is also based on published Inland Revenue guidance that may be subject to change.

SCHEDULE E

FORM OF ACCEPTANCE LETTER

CREDIT SUISSE GROUP

ACCEPTANCE OF THE
OFFER TO EXCHANGE DATED AUGUST 6, 2003

THE ACCEPTANCE RIGHTS EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 9, 2003,
UNLESS THE OFFER IS EXTENDED BY CREDIT SUISSE GROUP

Delivery of the signature page of this acceptance letter by transmission via facsimile to a number other than as set forth below or regular external mail (either through the U.S. Postal Service, a local postal service in your country of residence or courier service such as Federal Express) to an address other than as set forth below will not constitute a valid delivery. Credit Suisse Group will not accept delivery by email, hand delivery or interoffice mail.

To Credit Suisse Group:

     I have received and read the Offer to Exchange, dated August 6, 2003 (the “Offer to Exchange”) and this Acceptance Letter (this “Letter” which, together with the Offer to Exchange, as they may be amended from time to time, constitute the “Offer”).

     Subject to the terms and conditions of the Offer, I, the undersigned, hereby tender to Credit Suisse Group (“CSG” or the “Company”) the vested eligible options set forth on the signature page to this Letter that (i) were originally granted to me under the plans listed on the signature page of this Letter on or after December 31, 1999, (ii) have an exercise price equal to or greater than CHF 30 and (iii) are outstanding vested eligible options on the expiration date of the Offer (the “Tendered Options”) in exchange for:

•	if my Tendered Options have an exercise price equal to or greater than CHF 60, new options (the “New Options”), phantom shares (and if I am an eligible employee residing in or subject to taxation in Switzerland, blocked registered shares, in lieu of phantom shares, the “Phantom Shares” and collectively with the New Options, the “New Securities”) or a 50/50 combination of New Options and Phantom Shares; and

•	if my Tendered Options have an exercise price equal to or greater than CHF 30 and less than CHF 60, Phantom Shares,

which CSG will grant under the Credit Suisse Group International Share Plan, as currently in effect or the Credit Suisse Group Swiss Share Plan, as currently in effect (collectively the “Share Plans”), as specified by me on the signature page to this Letter.

     I understand and acknowledge that:

•	I am not required to exchange all of my eligible options, but I must tender all options covered by a particular grant if I wish to accept this Offer with respect to such grant. While generally no partial tenders of an option grant will be accepted, I may tender the remaining portion of an option grant that I have partially exercised. Similarly, I may tender the vested portion of a grant that is not fully vested.

•	All Tendered Options properly tendered prior to 5:00 P.M., New York City time, on September 9, 2003, unless the Company has extended the period of time the Offer will remain open, will be exchanged for New Securities if the Tendered Options are (i) properly tendered, and not validly withdrawn, by me before the expiration of the Offer and (ii) accepted by CSG upon the terms and subject to the conditions of the Offer.

•	Tendered Options that CSG accepts for exchange pursuant to the Offer will be cancelled and the grant documents evidencing such options will be null and void. The New Securities will be granted pursuant to the Share Plans and will have the terms described in Section 12 of the Offer to Exchange.

•	CSG will grant the New Securities on the date the offer expires.

•	If I accept the Offer and my employment with the CSG Group terminates for any reason after such acceptance but prior to the expiration of the Offer, my acceptance will be presumed to have been withdrawn, and my eligible options will remain outstanding in accordance with their current terms.

•	The exercise price of the New Options will be 10% above the closing price of the CSG shares on the SWX Swiss Exchange on the date that CSG values the New Options and the Phantom Shares will be valued at the closing price of our shares on the SWX Swiss Exchange on the valuation date.

•	I acknowledge that I will not know the actual number of New Securities I will be entitled to receive until the valuation date, which will be at least two full business days prior to the expiration of the offer.

•	By tendering the Tendered Options pursuant to the procedures described in the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. CSG’s acceptance of my Letter will constitute a binding agreement between CSG and me upon the terms and subject to the conditions of the Offer.

•	If I choose not to participate in the Offer or if CSG rejects my Letter for any reason described in the Offer to Exchange, all my eligible options will remain outstanding in accordance with, and subject to, their current terms.

     Employees of CSFB and CSAM (other than Swiss employees) should deliver the signature page to:

               CSFB London Executive Compensation, Attention: Mr. Philip Halliday, Facsimile number: +44-207-888-1702 (internal speed dial *448 1702), Address: 9th Floor, One Cabot Square, London, E14 4QJ.

     All Swiss employees and employees of CSG or CSFS, should deliver the signature page to:

               CSG Zurich Executive Compensation, Attention: Ms. Elizabeth Pfister, Facsimile Number: +41-1-211-1763 (internal speed dial *413 1763), Address: Credit Suisse Group, GHRA, P.O. Box 1, CH-8070 Zurich.

     To validly accept the Offer, I must, in accordance with the terms of the Offer, properly complete, sign and deliver to CSG the signature page to this Letter, or a facsimile thereof, prior to the expiration of the Offer, which is currently scheduled for 5:00 P.M., New York City time, September 9, 2003. If the Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Letter.

     IN ORDER FOR YOUR ACCEPTANCE TO BE EFFECTIVE, CSG (OR ITS APPOINTED REPRESENTATIVE) MUST RECEIVE THE SIGNATURE PAGE OF YOUR ACCEPTANCE LETTER, PROPERLY COMPLETED AND SIGNED BY YOU BEFORE THE EXPIRATION OF THE OFFER, WHICH IS CURRENTLY SCHEDULED FOR 5:00 P.M. NEW YORK CITY TIME, ON SEPTEMBER 9, 2003.

SIGNATURE PAGE

     I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent that the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable instrument of grant) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

     I hereby tender the eligible options to purchase shares of CSG set forth below that (i) were granted to me under the plans set forth below, (ii) have an exercise price equal to or in excess of CHF 30 and (iii) are eligible outstanding options on the expiration date of the Offer.

SIGNATURE OF OWNER

X

(Signature of Holder or Authorized Signatory — See Instructions 1 and 4)

Capacity (e.g., owner, trustee, etc.):

Date:	, 2003

Print Name:

Employee ID Number:

***IF THE EXERCISE PRICE OF YOUR ELIGIBLE OPTIONS IS GREATER THAN OR EQUAL TO CHF 60, PLEASE INDICATE IN THE COLUMN ENTITLED “ELECTION” WHETHER YOU WISH TO RECEIVE “NEW OPTIONS”, “PHANTOM SHARES” OR A “50/50 COMBINATION” WITH RESPECT TO EACH GRANT.

TO VALIDLY ACCEPT THE OFFER, YOU MUST LIST EACH GRANT OF ELIGIBLE OPTIONS YOU ARE TENDERING.

IF YOU FAIL TO SPECIFY YOUR ELECTION, WE WILL ASSUME YOU HAVE ELECTED “NEW OPTIONS” AND WILL GRANT YOU ALL “NEW OPTIONS” IN EXCHANGE FOR YOUR CANCELLED OPTIONS WITH AN EXERCISE PRICE EQUAL TO OR GREATER THAN CHF 60.

IF THE EXERCISE PRICE OF YOUR ELIGIBLE OPTIONS IS GREATER THAN OR EQUAL TO CHF 30 AND LESS THAN CHF 60, YOU WILL RECEIVE PHANTOM SHARES FOR YOUR TENDERED OPTIONS. ***

Employees in Switzerland Please Note. If you are an eligible Swiss employee, you will receive blocked registered stock in lieu of Phantom Shares.

Employees in Australia Please Note. If you are an eligible Australian employee, you may not receive new options unless you provide CSG with a certificate as provided in Schedule D of the Offer to Exchange. If you elect to participate in the offer and you do not submit a valid certificate prior to the expiration date, you will receive all Phantom Shares regardless of the election you made on your acceptance letter.

ELECTION TABLE

Election
Plan	Date of Grant	Exercise Price	Number of Options	(check one, if applicable)

				New Options	Phantom Shares	50/50 Combination

INSTRUCTIONS TO THE ACCEPTANCE LETTER
FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1.     Delivery of Acceptance Letter. A properly completed and signed original of the signature page of this Letter (or a facsimile thereof) must be received by the Company at the applicable facsimile number or address set forth in this Letter before the expiration of the Offer. Only the signature page of this Letter (and the Election Table) is required to be delivered to the Company and you are not required to deliver any of the other pages of the Letter. Similarly, you do not need to return the option grant documentation governing your Tendered Options to effectively accept this Offer. Such grant documentation will be null and void upon our acceptance of your properly executed and delivered Letter and cancellation of your options pursuant to the Offer.

     CSG will only accept delivery of your signed signature page of the Letter by facsimile or regular external mail (either through the U.S. Postal Service, a postal service in your country of residence or courier service such as Federal Express). CSG will NOT accept delivery by email, hand delivery or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If you choose to deliver your signature page by external mail (either through the U.S. Postal Service, a postal service in your country of residence or courier service such as Federal Express), we recommend that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. You will not be considered to have accepted the Offer until we receive your executed signature page. CSG must receive your completed and signed signature page at the applicable facsimile number or address set forth in this Letter.

     Neither CSG nor any other person is obligated to give notice of any defects or irregularities in any Letter, nor will anyone incur any liability for failure to give any such notice. CSG will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of Letters. CSG’s determination of these matters will be final and binding on all parties.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2.     Withdrawal Right. You may withdraw from the Offer at any time before the expiration of the Offer, which is currently scheduled for 5:00 P.M., New York City time, September 9, 2003. If you decide to withdraw from the Offer, you must withdraw with respect to all your Tendered Options and you may not withdraw with respect to only a portion of your Tendered Options. If the Offer is extended by CSG beyond its initial expiration, you may withdraw from the Offer at any time until the extended expiration of the Offer. In addition, if CSG has not accepted your Letter by November 9, 2003, you may withdraw from the Offer.

     To validly withdraw from the Offer, CSG must receive, at the applicable address set forth in this Letter, the signature page to a withdrawal letter (using the form attached as Schedule F of the Offer to Exchange), or a facsimile thereof, properly completed and signed by you, in either case, while you still have the right to withdraw from the Offer. The withdrawal letter must specify the name of the eligible employee who is withdrawing from the Offer and must be signed by the eligible employee who submitted the Letter. You may not rescind any withdrawal, and you will not be deemed to properly re-accept the Offer after any valid withdrawal, unless you properly re-tender your eligible options before the expiration of the Offer by following the procedures described in the Offer to Exchange.

     3.     Tenders. An eligible employee is not required to exchange all of his or her eligible options but must tender all options covered by a particular grant evidenced by one option grant letter. While generally no partial tenders with respect to eligible options granted pursuant to the same option grant letter will be accepted, you may tender the remaining portion of an eligible option that you have partially exercised and you may tender the vested portion of a grant that is not fully vested.

     4. Signatures on this Acceptance Letter. If this Letter is signed by the eligible employee who is the holder of the Tendered Options, the signature must be by such employee. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     5.     Requests for Assistance or Additional Copies. Any questions or requests for assistance or copies of any documents referred to in the Offer to Exchange may be directed to the applicable individuals listed in Schedule B of the Offer to Exchange. Copies will be furnished at the Company’s expense.

     6.     Options Tendered. Please fill out the chart on the signature page indicating the number of eligible options you are tendering, the plan pursuant to which they were granted, the date of the grant of such eligible options, the exercise price of such eligible options and what you are electing to receive in exchange for your cancelled eligible options (new options, phantom shares or a 50/50 combination of new options and phantom shares). If you fail to specify your election, we will assume you elected to receive new options with respect to eligible options with an exercise price equal to or greater than CHF 60. If the exercise price of the eligible options you are tendering is equal to or greater than CHF 30 and less than CHF 60, you will receive only Phantom Shares in the offer.

     7.     Irregularities. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. CSG will determine, in its sole discretion, all questions as to eligibility, form and validity, including time of receipt, of Letters and acceptance of any Tendered Options. Our determination of these matters will be final and binding on all parties. CSG may reject any or all Letters and any Tendered Options that we determine are not in appropriate form or that we determine are unlawful to accept. Otherwise, CSG expects to accept all properly and timely submitted Letters and any Tendered Options, which are not validly withdrawn prior to the expiration of the Offer. CSG may also waive any of the conditions of the Offer or any defect or irregularity with respect to any particular Letter or any particular eligible employee; provided, however, that if we waive any condition with respect to any eligible employee, we shall waive the condition for all eligible employees. The Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No Letter will be deemed to have been properly submitted and no Tendered Options will be deemed to have been properly tendered until all defects or irregularities have been cured by the submitting eligible employee or waived by CSG. Neither CSG nor any other person is obligated to give notice of any defects or irregularities in any Letter or its delivery, and no one will be liable for failing to give notice of any defects or irregularities.

     Important: To accept the Offer, the signed signature page to this Letter (or a facsimile copy thereof) must be received by the Company prior to the expiration of the Offer. You must deliver a properly signed copy of the signature page to this Letter by facsimile or regular external mail (either through the U.S. Postal Service, a postal service in your country of residence or courier service such as Federal Express) to the address or facsimile number set forth in this Letter prior to the expiration of the Offer. Hand delivery, delivery by email or by any form of interoffice mail will NOT be accepted.

     8.     Important Tax Information. You should refer to Sections 16 and 17 of the Offer to Exchange, which contain important tax information.

SCHEDULE F

FORM OF WITHDRAWAL LETTER

CREDIT SUISSE GROUP

WITHDRAWAL OF
PREVIOUSLY TENDERED OPTIONS PURSUANT TO THE
OFFER TO EXCHANGE DATED AUGUST 6, 2003

THE WITHDRAWAL RIGHTS EXPIRE AT
5:00 P.M., NEW YORK CITY TIME,
ON SEPTEMBER 9, 2003,
UNLESS THE OFFER IS EXTENDED BY CREDIT SUISSE GROUP

Delivery of the signature page of this withdrawal letter by transmission via facsimile to a number other than as set forth below or regular external mail (either through the U.S. Postal Service, a local postal service in your country of residence or courier service such as Federal Express) to an address other than as set forth below will not constitute a valid delivery. Credit Suisse Group will not accept delivery by email, hand delivery or interoffice mail.

Pursuant to the terms and subject to the conditions of the Offer to Exchange, dated August 6, 2003 (the “Offer to Exchange”), my Acceptance Letter previously submitted to Credit Suisse Group, and this Withdrawal Letter, I hereby withdraw from the offer all of my Tendered Options that I previously tendered pursuant to the Offer to Exchange and my Acceptance Letter.

To Credit Suisse Group:

     Subject to the terms and conditions of the Offer to Exchange and my Acceptance Letter (the “Acceptance Letter” which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the “Offer”), I, the undersigned, tendered to Credit Suisse Group (“CSG” or the “Company”), the vested eligible options set forth on the signature page of the Acceptance Letter that (i) were originally granted to me on or after December 31, 1999, (ii) have an exercise price equal to or in excess of CHF 30 and (iii) are outstanding vested eligible options on the expiration date of the Offer (the “Tendered Options”) in exchange for:

•	if my Tendered Options have an exercise price equal to or greater than CHF 60, new options (the “New Options”), phantom shares (and if I am an eligible employee residing in or subject to taxation in Switzerland, blocked registered shares, in lieu of phantom shares, the “Phantom Shares” and collectively with the New Options, the “New Securities”) or a 50/50 combination of New Options and Phantom Shares; and

•	if my Tendered Options have an exercise price equal to or greater than CHF 30 and less than CHF 60, Phantom Shares,

which CSG will grant under the Credit Suisse Group International Share Plan, as currently in effect or the Credit Suisse Group Swiss Share Plan, as currently in effect (collectively the “Share Plans”), as specified by me on the signature page of the Acceptance Letter.

     Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw my Tendered Options from the Offer prior to 5:00 P.M., New York City time, September 9, 2003, unless the Company has extended the period of time the Offer will remain open. In addition, if the Company has not accepted my Acceptance Letter by November 9, 2003, I may withdraw from the Offer. Accordingly, under the terms and subject to the conditions set forth in the Offer to Exchange and this Withdrawal Letter (this “Withdrawal Letter”), I, the undersigned, hereby withdraw the tender of all my Tendered Options.

     I understand and acknowledge that:

          (1) I may not rescind any withdrawal, and I will not be deemed to properly accept the Offer after any valid withdrawal, unless I properly re-tender my eligible options before the expiration of the Offer by following the procedures described in the Offer to Exchange.

          (2) I must withdraw from the Offer with respect to all my Tendered Options and I may not withdraw from the Offer with respect to only a portion of my Tendered Options. All such withdrawn options will remain outstanding pursuant to their current terms and conditions, including their current exercise prices and vesting schedule.

          (3) Neither CSG nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. CSG will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Letters. Our determination of these matters will be final and binding on all parties.

          (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this Withdrawal Letter may not be rescinded.

          (5) I agree to all of the terms and conditions of the Offer and this Withdrawal Letter.

          This Withdrawal Letter must specify the name of the eligible employee who is withdrawing from the Offer and must be signed by the eligible employee who submitted the Acceptance Letter. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, the signer’s full title must be specified and proper evidence of the authority of such person to act in such capacity must be submitted with this Withdrawal Letter.

          Important: To validly withdraw from the Offer, CSG must receive, by facsimile at the number set forth below or at the address set forth below, the signature page to this Withdrawal Letter.

     Employees of CSFB and CSAM (other than Swiss employees) should deliver the signature page to:

          CSFB London Executive Compensation, Attention: Mr. Philip Halliday, Facsimile number: +44-207-888-1702 (internal speed dial *448 1702), Address: 9th Floor, One Cabot Square, London, E14 4QJ.

     All Swiss employees and employees of CSG or CSFS, should deliver the signature page to:

          CSG Zurich Executive Compensation, Attention: Ms. Elizabeth Pfister, Facsimile Number: +41-1-211-1763 (internal speed dial *413 1763), Address: Credit Suisse Group, GHRA, P.O. Box 1, CH-8070 Zurich.

           CSG will only accept delivery of your signature page to this Withdrawal Letter by facsimile or regular external mail (either through the U.S. Postal Service, a postal service in your country of residence or courier service such as Federal Express). CSG will NOT accept delivery by email, hand delivery or interoffice mail. The method by which you deliver the signed signature page is at your option and risk, and the delivery will be deemed made only when actually received by the Company. If delivery is by external mail (either through the U.S. Postal Service, a postal service in your country of residence or courier service such as Federal Express), we recommend that you use mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery.

SIGNATURE OF OWNER

X

(Signature of Holder or Authorized

Signatory—See Instructions 1 and 4 to Acceptance Letter)

Capacity (e.g., owner, trustee, etc.):

Date: , 2003

Print Name:

Employee ID Number:

SCHEDULE G

EXCHANGE RATIO TABLES

     The tables below set forth exchange ratios based on a range of possible market prices of our shares that will help you estimate the number of new options and/or phantom shares you will receive in the offer, on a grant-by-grant basis. These tables are for illustrative purposes only. While the tables set forth the actual exchange ratios to be used to determine the number of new options and/or phantom shares you will receive in the offer in exchange for your cancelled eligible options at the stated market price, they do not set forth exchange ratios for every possible market price of our shares during the offer (e.g., the table does not include exchange ratios for fractional market prices).

     The final exchange ratios and number of new options and/or phantom shares you will receive in the offer will be based on the closing price of our shares on the SWX Swiss Exchange on the valuation date, which will be at least two full business days prior to the expiration of the offer. At that time, we will establish and announce the final exchange ratios to be used to determine the number of new options and/or phantom shares to be granted in exchange for the surrender of your eligible options, on a grant-by-grant basis.

     We will provide you with the final exchange ratios through your CSG Group email account and/or interoffice mail. In addition, you may obtain the final exchange ratios on our intranet site, access to which is described in Schedule B of the Offer to Exchange, or by contacting any of the individuals listed on Schedule B of the Offer to Exchange.

     If you are a participant in Switzerland and are ineligible to receive phantom shares, the number of blocked registered shares you receive upon grant will equal the number of phantom shares set forth in the attached examples.

     The following example shows how you can estimate the number of new options, phantom shares or a 50/50 combination using the attached exchange ratio tables. The example assumes that you hold 100 eligible options at an exercise price of 65.75 CHF. As described in the Offer to Exchange, the final number of new options and/or phantom shares you will receive is rounded up or down to the nearest whole number on a grant-by-grant basis.

EXAMPLE

				Rounded Number of	Rounded Number of
Market price of CSG	Option Exchange		Rounded Number of	Phantom Shares	50/50 New Options/
Shares	Ratio	Share Exchange Ratio	New Options Granted	Granted	Phantom Shares

CHF 30.421		.135	42	14	21/7
CHF 40.630		.202	63	20	32/10
CHF 50.824		.264	82	26	41/13

A)	Steps to determine the number of new options you would receive for your eligible options if you elected to receive all new options in exchange for your eligible options:

1)	Find the table below titled “Exchange Ratio for Options”.

2)	Find the price in Swiss Francs of CSG’s shares on any given day in such table in the left-most column.

3)	Find the exercise price of your eligible options across the bottom of such table.

4)	The exchange ratio for these eligible options which you would use to calculate the number of new options you would receive in exchange for your eligible options is located in the box where the share price and exercise price intersect.

5)	Take this exchange ratio and multiply it by the number of eligible options you hold at the specified exercise price.

6)	Round this number up or down to the nearest whole number.

7)	This will give you the number of new options you will receive in exchange for your eligible options if the market price of our shares on the valuation date is the market price you used in the table.

B)	Steps to determine the number of phantom shares you will receive for your eligible options if you elected to receive all phantom in exchange for your eligible options:

1)	Find the table below titled “Exchange Ratio for Phantom Shares”.

2)	Find the price in Swiss Francs of CSG’s shares on any given day in such table in the left-most column.

3)	Find the exercise price of your eligible options across the bottom of such table.

4)	The exchange ratio for these eligible options which you would use to calculate the number of phantom shares you would receive in exchange for your eligible options is located in the box where the share price and exercise price intersect.

5)	Take this exchange ratio and multiply it by the number of eligible options you hold at the specified exercise price.

6)	Round this number up or down to the nearest whole number.

7)	This will give you the number of phantom shares you will receive in exchange for your eligible options if the market price of our shares on the valuation date is the market price you used in the table.

C)	Steps to determine the number of new options and phantom shares you will receive for your eligible options if you elected to receive a 50/50 combination of new options and phantom shares in exchange for your eligible options:

1)	Take the number you got in A) above and divide by 2 to get the number of options you would get if you elect a 50/50 combination and take the number in B) above and divide by 2 to get the number of phantom shares you would get in a 50/50 combination. Note that you should round all fractional answers up or down to the nearest whole number.

Possible CSG
Spot Market
Price	EXCHANGE RATIOS FOR NEW OPTIONS

50.0	0.411	0.410	0.516	0.520	0.552	0.573	0.690	0.700	0.746	0.751
49.5	0.405	0.403	0.508	0.512	0.544	0.565	0.682	0.691	0.737	0.742
49.0	0.398	0.396	0.500	0.504	0.536	0.556	0.673	0.682	0.728	0.733
48.5	0.391	0.389	0.492	0.496	0.528	0.548	0.664	0.674	0.719	0.724
48.0	0.384	0.382	0.484	0.488	0.520	0.540	0.655	0.665	0.710	0.715
47.5	0.377	0.375	0.476	0.480	0.511	0.531	0.647	0.656	0.701	0.706
47.0	0.370	0.368	0.469	0.472	0.503	0.523	0.638	0.647	0.692	0.697
46.5	0.363	0.361	0.461	0.464	0.495	0.515	0.629	0.638	0.683	0.688
46.0	0.357	0.355	0.453	0.457	0.487	0.506	0.620	0.629	0.674	0.679
45.5	0.350	0.348	0.445	0.449	0.478	0.498	0.611	0.620	0.665	0.669
45.0	0.343	0.341	0.437	0.441	0.470	0.489	0.602	0.611	0.655	0.660
44.5	0.336	0.334	0.429	0.433	0.462	0.481	0.593	0.602	0.646	0.651
44.0	0.329	0.327	0.421	0.425	0.454	0.473	0.584	0.593	0.637	0.642
43.5	0.323	0.321	0.414	0.417	0.445	0.464	0.575	0.584	0.627	0.632
43.0	0.316	0.314	0.406	0.409	0.437	0.456	0.566	0.575	0.618	0.623
42.5	0.309	0.307	0.398	0.401	0.429	0.447	0.557	0.565	0.609	0.613
42.0	0.303	0.300	0.390	0.393	0.421	0.439	0.548	0.556	0.599	0.604
41.5	0.296	0.294	0.382	0.385	0.412	0.430	0.539	0.547	0.590	0.594
41.0	0.289	0.287	0.374	0.378	0.404	0.422	0.530	0.538	0.580	0.585
40.5	0.283	0.280	0.367	0.370	0.396	0.414	0.520	0.528	0.571	0.575
40.0	0.276	0.274	0.359	0.362	0.388	0.405	0.511	0.519	0.561	0.566
39.5	0.269	0.267	0.351	0.354	0.380	0.397	0.502	0.510	0.552	0.556
39.0	0.263	0.261	0.343	0.346	0.371	0.388	0.493	0.501	0.542	0.546
38.5	0.256	0.254	0.336	0.339	0.363	0.380	0.484	0.491	0.532	0.537
38.0	0.250	0.248	0.328	0.331	0.355	0.372	0.474	0.482	0.523	0.527
37.5	0.243	0.241	0.320	0.323	0.347	0.363	0.465	0.472	0.513	0.517
37.0	0.237	0.235	0.312	0.315	0.339	0.355	0.456	0.463	0.503	0.508
36.5	0.231	0.228	0.305	0.308	0.331	0.346	0.447	0.454	0.494	0.498
36.0	0.224	0.222	0.297	0.300	0.322	0.338	0.437	0.444	0.484	0.488
35.5	0.218	0.216	0.290	0.292	0.314	0.330	0.428	0.435	0.474	0.478
35.0	0.212	0.210	0.282	0.285	0.306	0.322	0.419	0.425	0.464	0.468
34.5	0.206	0.203	0.274	0.277	0.298	0.313	0.409	0.416	0.454	0.459
34.0	0.200	0.197	0.267	0.269	0.290	0.305	0.400	0.407	0.445	0.449
33.5	0.193	0.191	0.259	0.262	0.282	0.297	0.391	0.397	0.435	0.439
33.0	0.187	0.185	0.252	0.254	0.275	0.289	0.381	0.388	0.425	0.429
32.5	0.181	0.179	0.245	0.247	0.267	0.281	0.372	0.378	0.415	0.419
32.0	0.175	0.173	0.237	0.240	0.259	0.273	0.363	0.369	0.405	0.409
31.5	0.170	0.167	0.230	0.232	0.251	0.265	0.354	0.360	0.396	0.399
31.0	0.164	0.162	0.223	0.225	0.243	0.257	0.344	0.350	0.386	0.389
30.5	0.158	0.156	0.216	0.218	0.236	0.249	0.335	0.341	0.376	0.380
30.0	0.152	0.150	0.209	0.211	0.228	0.241	0.326	0.332	0.366	0.370

Exercise Price of Eligible Options	95.6750	94.6400	84.7500	84.3250	80.5000	79.1250	73.5000	72.3750	71.0000	70.7500

Possible CSG
Spot Market
Price	EXCHANGE RATIOS FOR NEW OPTIONS

50.0	0.646	0.824	0.712	0.866	0.882	0.759	0.892
49.5	0.637	0.815	0.702	0.856	0.873	0.749	0.883
49.0	0.628	0.806	0.693	0.847	0.863	0.739	0.873
48.5	0.619	0.796	0.683	0.837	0.854	0.729	0.864
48.0	0.610	0.787	0.674	0.828	0.844	0.720	0.854
47.5	0.601	0.778	0.664	0.818	0.834	0.710	0.844
47.0	0.591	0.768	0.655	0.808	0.825	0.700	0.834
46.5	0.582	0.759	0.645	0.799	0.815	0.690	0.825
46.0	0.573	0.749	0.635	0.789	0.805	0.680	0.815
45.5	0.564	0.739	0.625	0.779	0.795	0.670	0.805
45.0	0.555	0.730	0.616	0.769	0.785	0.659	0.795
44.5	0.545	0.720	0.606	0.759	0.775	0.649	0.785
44.0	0.536	0.710	0.596	0.749	0.765	0.639	0.775
43.5	0.527	0.700	0.586	0.739	0.755	0.629	0.764
43.0	0.518	0.691	0.576	0.729	0.745	0.619	0.754
42.5	0.508	0.681	0.566	0.719	0.734	0.608	0.744
42.0	0.499	0.671	0.557	0.709	0.724	0.598	0.734
41.5	0.490	0.661	0.547	0.699	0.714	0.588	0.723
41.0	0.480	0.651	0.537	0.688	0.703	0.577	0.713
40.5	0.471	0.641	0.527	0.678	0.693	0.567	0.702
40.0	0.462	0.630	0.517	0.668	0.682	0.557	0.692
39.5	0.452	0.620	0.507	0.657	0.672	0.546	0.681
39.0	0.443	0.610	0.497	0.647	0.661	0.536	0.670
38.5	0.434	0.600	0.487	0.636	0.651	0.525	0.660
38.0	0.425	0.590	0.477	0.626	0.640	0.515	0.649
37.5	0.415	0.579	0.467	0.615	0.629	0.504	0.638
37.0	0.406	0.569	0.457	0.604	0.618	0.494	0.627
36.5	0.397	0.559	0.447	0.594	0.607	0.483	0.616
36.0	0.387	0.548	0.437	0.583	0.597	0.473	0.605
35.5	0.378	0.538	0.427	0.572	0.586	0.462	0.594
35.0	0.369	0.527	0.417	0.561	0.575	0.452	0.583
34.5	0.360	0.517	0.407	0.550	0.564	0.441	0.572
34.0	0.350	0.506	0.397	0.539	0.553	0.431	0.561
33.5	0.341	0.496	0.387	0.529	0.541	0.420	0.550
33.0	0.332	0.485	0.377	0.518	0.530	0.410	0.539
32.5	0.323	0.474	0.367	0.507	0.519	0.399	0.528
32.0	0.314	0.464	0.357	0.496	0.508	0.389	0.516
31.5	0.305	0.453	0.347	0.484	0.497	0.378	0.505
31.0	0.296	0.442	0.337	0.473	0.485	0.368	0.494
30.5	0.287	0.432	0.327	0.462	0.474	0.357	0.482
30.0	0.278	0.421	0.317	0.451	0.463	0.347	0.471

Exercise Price of Eligible Options	70.1050	65.7500	65.1150	63.4000	62.1500	61.9850	61.8500

Possible CSG
Spot Market
Price	EXCHANGE RATIOS FOR PHANTOM SHARES

50.0	0.132	0.131	0.165	0.167	0.177	0.184	0.221	0.224	0.239	0.241
49.5	0.130	0.129	0.163	0.164	0.174	0.181	0.218	0.222	0.236	0.238
49.0	0.127	0.127	0.160	0.162	0.172	0.178	0.216	0.219	0.233	0.235
48.5	0.125	0.125	0.158	0.159	0.169	0.176	0.213	0.216	0.231	0.232
48.0	0.123	0.122	0.155	0.156	0.167	0.173	0.210	0.213	0.228	0.229
47.5	0.121	0.120	0.153	0.154	0.164	0.170	0.207	0.210	0.225	0.226
47.0	0.119	0.118	0.150	0.151	0.161	0.168	0.204	0.207	0.222	0.223
46.5	0.117	0.116	0.148	0.149	0.159	0.165	0.202	0.205	0.219	0.221
46.0	0.114	0.114	0.145	0.146	0.156	0.162	0.199	0.202	0.216	0.218
45.5	0.112	0.111	0.143	0.144	0.153	0.160	0.196	0.199	0.213	0.215
45.0	0.110	0.109	0.140	0.141	0.151	0.157	0.193	0.196	0.210	0.212
44.5	0.108	0.107	0.138	0.139	0.148	0.154	0.190	0.193	0.207	0.209
44.0	0.106	0.105	0.135	0.136	0.145	0.152	0.187	0.190	0.204	0.206
43.5	0.103	0.103	0.133	0.134	0.143	0.149	0.184	0.187	0.201	0.203
43.0	0.101	0.101	0.130	0.131	0.140	0.146	0.181	0.184	0.198	0.200
42.5	0.099	0.098	0.128	0.129	0.138	0.143	0.179	0.181	0.195	0.197
42.0	0.097	0.096	0.125	0.126	0.135	0.141	0.176	0.178	0.192	0.194
41.5	0.095	0.094	0.123	0.124	0.132	0.138	0.173	0.175	0.189	0.191
41.0	0.093	0.092	0.120	0.121	0.130	0.135	0.170	0.172	0.186	0.187
40.5	0.091	0.090	0.118	0.119	0.127	0.133	0.167	0.169	0.183	0.184
40.0	0.088	0.088	0.115	0.116	0.124	0.130	0.164	0.166	0.180	0.181
39.5	0.086	0.086	0.113	0.114	0.122	0.127	0.161	0.163	0.177	0.178
39.0	0.084	0.084	0.110	0.111	0.119	0.124	0.158	0.160	0.174	0.175
38.5	0.082	0.081	0.108	0.109	0.116	0.122	0.155	0.157	0.171	0.172
38.0	0.080	0.079	0.105	0.106	0.114	0.119	0.152	0.154	0.168	0.169
37.5	0.078	0.077	0.103	0.104	0.111	0.116	0.149	0.151	0.164	0.166
37.0	0.076	0.075	0.100	0.101	0.109	0.114	0.146	0.148	0.161	0.163
36.5	0.074	0.073	0.098	0.099	0.106	0.111	0.143	0.145	0.158	0.160
36.0	0.072	0.071	0.095	0.096	0.103	0.108	0.140	0.142	0.155	0.156
35.5	0.070	0.069	0.093	0.094	0.101	0.106	0.137	0.139	0.152	0.153
35.0	0.068	0.067	0.090	0.091	0.098	0.103	0.134	0.136	0.149	0.150
34.5	0.066	0.065	0.088	0.089	0.096	0.100	0.131	0.133	0.146	0.147
34.0	0.064	0.063	0.086	0.086	0.093	0.098	0.128	0.130	0.143	0.144
33.5	0.062	0.061	0.083	0.084	0.091	0.095	0.125	0.127	0.139	0.141
33.0	0.060	0.059	0.081	0.082	0.088	0.093	0.122	0.124	0.136	0.138
32.5	0.058	0.057	0.078	0.079	0.085	0.090	0.119	0.121	0.133	0.134
32.0	0.056	0.056	0.076	0.077	0.083	0.087	0.116	0.118	0.130	0.131
31.5	0.054	0.054	0.074	0.074	0.080	0.085	0.113	0.115	0.127	0.128
31.0	0.053	0.052	0.071	0.072	0.078	0.082	0.110	0.112	0.124	0.125
30.5	0.051	0.050	0.069	0.070	0.076	0.080	0.107	0.109	0.121	0.122
30.0	0.049	0.048	0.067	0.068	0.073	0.077	0.104	0.106	0.117	0.119

Exercise Price of Eligible Options	95.6750	94.6400	84.7500	84.3250	80.5000	79.1250	73.5000	72.3750	71.0000	70.7500

Possible CSG
Spot Market
Price	EXCHANGE RATIOS FOR PHANTOM SHARES

50.0	0.207	0.264	0.228	0.277	0.283	0.243	0.286	0.299	0.263	0.301
49.5	0.204	0.261	0.225	0.274	0.280	0.240	0.283	0.296	0.260	0.298
49.0	0.201	0.258	0.222	0.271	0.277	0.237	0.280	0.293	0.257	0.295
48.5	0.198	0.255	0.219	0.268	0.274	0.234	0.277	0.290	0.254	0.292
48.0	0.195	0.252	0.216	0.265	0.271	0.231	0.274	0.287	0.250	0.289
47.5	0.193	0.249	0.213	0.262	0.268	0.227	0.271	0.284	0.247	0.286
47.0	0.190	0.246	0.210	0.259	0.264	0.224	0.268	0.281	0.244	0.282
46.5	0.187	0.243	0.207	0.256	0.261	0.221	0.264	0.277	0.240	0.279
46.0	0.184	0.240	0.204	0.253	0.258	0.218	0.261	0.274	0.237	0.276
45.5	0.181	0.237	0.201	0.250	0.255	0.215	0.258	0.271	0.234	0.273
45.0	0.178	0.234	0.197	0.247	0.252	0.211	0.255	0.268	0.230	0.270
44.5	0.175	0.231	0.194	0.243	0.248	0.208	0.252	0.264	0.227	0.266
44.0	0.172	0.228	0.191	0.240	0.245	0.205	0.248	0.261	0.223	0.263
43.5	0.169	0.225	0.188	0.237	0.242	0.202	0.245	0.258	0.220	0.260
43.0	0.166	0.221	0.185	0.234	0.239	0.198	0.242	0.255	0.217	0.256
42.5	0.163	0.218	0.182	0.231	0.235	0.195	0.238	0.251	0.213	0.253
42.0	0.160	0.215	0.178	0.227	0.232	0.192	0.235	0.248	0.210	0.250
41.5	0.157	0.212	0.175	0.224	0.229	0.188	0.232	0.244	0.206	0.246
41.0	0.154	0.209	0.172	0.221	0.225	0.185	0.229	0.241	0.203	0.243
40.5	0.151	0.205	0.169	0.217	0.222	0.182	0.225	0.238	0.199	0.239
40.0	0.148	0.202	0.166	0.214	0.219	0.178	0.222	0.234	0.196	0.236
39.5	0.145	0.199	0.162	0.211	0.215	0.175	0.218	0.231	0.192	0.232
39.0	0.142	0.196	0.159	0.207	0.212	0.172	0.215	0.227	0.189	0.229
38.5	0.139	0.192	0.156	0.204	0.209	0.168	0.212	0.224	0.185	0.225
38.0	0.136	0.189	0.153	0.201	0.205	0.165	0.208	0.220	0.182	0.222
37.5	0.133	0.186	0.150	0.197	0.202	0.162	0.205	0.217	0.178	0.218
37.0	0.130	0.182	0.146	0.194	0.198	0.158	0.201	0.213	0.174	0.215
36.5	0.127	0.179	0.143	0.190	0.195	0.155	0.198	0.209	0.171	0.211
36.0	0.124	0.176	0.140	0.187	0.191	0.152	0.194	0.206	0.167	0.208
35.5	0.121	0.172	0.137	0.183	0.188	0.148	0.191	0.202	0.164	0.204
35.0	0.118	0.169	0.134	0.180	0.184	0.145	0.187	0.199	0.160	0.200
34.5	0.115	0.166	0.130	0.176	0.181	0.141	0.183	0.195	0.156	0.197
34.0	0.112	0.162	0.127	0.173	0.177	0.138	0.180	0.191	0.153	0.193
33.5	0.109	0.159	0.124	0.169	0.174	0.135	0.176	0.188	0.149	0.189
33.0	0.106	0.155	0.121	0.166	0.170	0.131	0.173	0.184	0.146	0.186
32.5	0.104	0.152	0.118	0.162	0.166	0.128	0.169	0.180	0.142	0.182
32.0	0.101	0.149	0.114	0.159	0.163	0.125	0.166	0.176	0.138	0.178
31.5	0.098	0.145	0.111	0.155	0.159	0.121	0.162	0.173	0.135	0.174
31.0	0.095	0.142	0.108	0.152	0.156	0.118	0.158	0.169	0.131	0.171
30.5	0.092	0.138	0.105	0.148	0.152	0.115	0.155	0.165	0.128	0.167
30.0	0.089	0.135	0.102	0.145	0.148	0.111	0.151	0.161	0.124	0.163

Exercise Price of Eligible Options	70.1050	65.7500	65.1150	63.4000	62.1500	61.9850	61.8500	58.1000	57.9875	57.8500

Possible CSG
Spot Market
Price	EXCHANGE RATIOS FOR PHANTOM SHARES

50.0	0.308	0.278	0.316	0.332	0.269	0.301	0.289	0.281	0.357	0.311
49.5	0.305	0.275	0.313	0.328	0.266	0.297	0.286	0.277	0.354	0.307
49.0	0.302	0.272	0.310	0.325	0.262	0.294	0.282	0.274	0.351	0.303
48.5	0.299	0.268	0.307	0.322	0.258	0.290	0.279	0.270	0.347	0.300
48.0	0.296	0.265	0.303	0.318	0.255	0.287	0.275	0.267	0.344	0.296
47.5	0.293	0.262	0.300	0.315	0.251	0.283	0.271	0.263	0.341	0.293
47.0	0.290	0.258	0.297	0.312	0.247	0.279	0.268	0.259	0.337	0.289
46.5	0.286	0.255	0.293	0.308	0.244	0.276	0.264	0.255	0.334	0.285
46.0	0.283	0.251	0.290	0.305	0.240	0.272	0.260	0.252	0.331	0.281
45.5	0.280	0.248	0.287	0.301	0.236	0.268	0.256	0.248	0.327	0.278
45.0	0.277	0.244	0.283	0.298	0.233	0.265	0.253	0.244	0.324	0.274
44.5	0.273	0.241	0.280	0.295	0.229	0.261	0.249	0.240	0.320	0.270
44.0	0.270	0.237	0.276	0.291	0.225	0.257	0.245	0.237	0.317	0.266
43.5	0.267	0.234	0.273	0.287	0.221	0.254	0.241	0.233	0.313	0.263
43.0	0.263	0.230	0.269	0.284	0.218	0.250	0.238	0.229	0.310	0.259
42.5	0.260	0.227	0.266	0.280	0.214	0.246	0.234	0.225	0.306	0.255
42.0	0.256	0.223	0.262	0.277	0.210	0.242	0.230	0.221	0.303	0.251
41.5	0.253	0.220	0.259	0.273	0.206	0.239	0.226	0.217	0.299	0.247
41.0	0.249	0.216	0.255	0.269	0.203	0.235	0.222	0.213	0.295	0.243
40.5	0.246	0.212	0.252	0.266	0.199	0.231	0.218	0.209	0.292	0.239
40.0	0.242	0.209	0.248	0.262	0.195	0.227	0.214	0.206	0.288	0.235
39.5	0.239	0.205	0.244	0.258	0.191	0.223	0.210	0.202	0.284	0.231
39.0	0.235	0.201	0.241	0.255	0.187	0.219	0.206	0.198	0.280	0.227
38.5	0.232	0.198	0.237	0.251	0.183	0.215	0.202	0.194	0.276	0.223
38.0	0.228	0.194	0.233	0.247	0.179	0.211	0.198	0.190	0.273	0.219
37.5	0.225	0.190	0.229	0.243	0.176	0.207	0.194	0.186	0.269	0.215
37.0	0.221	0.187	0.226	0.239	0.172	0.203	0.190	0.182	0.265	0.211
36.5	0.217	0.183	0.222	0.235	0.168	0.199	0.186	0.178	0.261	0.207
36.0	0.214	0.179	0.218	0.231	0.164	0.195	0.182	0.174	0.257	0.203
35.5	0.210	0.176	0.214	0.228	0.160	0.191	0.178	0.170	0.253	0.198
35.0	0.206	0.172	0.211	0.224	0.156	0.187	0.174	0.166	0.249	0.194
34.5	0.203	0.168	0.207	0.220	0.152	0.183	0.170	0.162	0.245	0.190
34.0	0.199	0.164	0.203	0.216	0.148	0.179	0.166	0.158	0.241	0.186
33.5	0.195	0.161	0.199	0.212	0.145	0.175	0.162	0.154	0.237	0.182
33.0	0.191	0.157	0.195	0.208	0.141	0.171	0.158	0.150	0.233	0.178
32.5	0.188	0.153	0.191	0.204	0.137	0.167	0.154	0.146	0.228	0.173
32.0	0.184	0.149	0.187	0.199	0.133	0.163	0.150	0.142	0.224	0.169
31.5	0.180	0.146	0.183	0.195	0.129	0.159	0.146	0.138	0.220	0.165
31.0	0.176	0.142	0.179	0.191	0.125	0.155	0.142	0.134	0.216	0.161
30.5	0.172	0.138	0.175	0.187	0.121	0.151	0.138	0.130	0.211	0.156
30.0	0.168	0.134	0.171	0.183	0.118	0.147	0.134	0.126	0.207	0.152

Exercise Price of Eligible Options	56.4000	55.3925	54.1000	51.6000	51.5325	50.4675	50.0650	50.0650	48.8500	48.3350
							(Apr. 26,	(Jan. 24,
							2000)	2000)

Possible CSG
Spot Market
Price	EXCHANGE RATIOS FOR PHANTOM SHARES

50.0	0.368	0.313	0.331	0.332	0.355	0.358	0.482	0.492	0.518
49.5	0.364	0.309	0.327	0.328	0.352	0.354	0.479	0.488	0.515
49.0	0.361	0.305	0.324	0.325	0.348	0.351	0.476	0.485	0.512
48.5	0.358	0.302	0.320	0.321	0.344	0.347	0.473	0.482	0.509
48.0	0.355	0.298	0.316	0.317	0.340	0.343	0.469	0.479	0.506
47.5	0.351	0.294	0.312	0.313	0.336	0.339	0.466	0.475	0.502
47.0	0.348	0.290	0.309	0.309	0.332	0.335	0.463	0.472	0.499
46.5	0.344	0.286	0.305	0.305	0.329	0.331	0.459	0.468	0.496
46.0	0.341	0.282	0.301	0.302	0.325	0.327	0.456	0.465	0.492
45.5	0.338	0.279	0.297	0.298	0.321	0.323	0.452	0.461	0.489
45.0	0.334	0.275	0.293	0.294	0.317	0.319	0.449	0.458	0.485
44.5	0.331	0.271	0.289	0.290	0.313	0.315	0.445	0.454	0.482
44.0	0.327	0.267	0.285	0.286	0.308	0.311	0.442	0.451	0.478
43.5	0.323	0.263	0.281	0.282	0.304	0.307	0.438	0.447	0.475
43.0	0.320	0.259	0.277	0.278	0.300	0.302	0.434	0.443	0.471
42.5	0.316	0.255	0.273	0.273	0.296	0.298	0.431	0.439	0.467
42.0	0.313	0.251	0.269	0.269	0.292	0.294	0.427	0.436	0.464
41.5	0.309	0.247	0.265	0.265	0.288	0.290	0.423	0.432	0.460
41.0	0.305	0.242	0.261	0.261	0.283	0.285	0.419	0.428	0.456
40.5	0.301	0.238	0.257	0.257	0.279	0.281	0.415	0.424	0.452
40.0	0.298	0.234	0.253	0.253	0.275	0.277	0.411	0.420	0.448
39.5	0.294	0.230	0.249	0.248	0.270	0.272	0.407	0.416	0.444
39.0	0.290	0.226	0.245	0.244	0.266	0.268	0.403	0.412	0.440
38.5	0.286	0.222	0.240	0.240	0.262	0.263	0.399	0.407	0.436
38.0	0.282	0.218	0.236	0.235	0.257	0.259	0.395	0.403	0.432
37.5	0.278	0.213	0.232	0.231	0.253	0.254	0.391	0.399	0.428
37.0	0.274	0.209	0.228	0.227	0.248	0.250	0.386	0.395	0.424
36.5	0.270	0.205	0.223	0.222	0.244	0.245	0.382	0.390	0.419
36.0	0.266	0.201	0.219	0.218	0.239	0.241	0.378	0.386	0.415
35.5	0.262	0.196	0.215	0.214	0.235	0.236	0.373	0.381	0.410
35.0	0.258	0.192	0.210	0.209	0.230	0.231	0.369	0.377	0.406
34.5	0.254	0.188	0.206	0.205	0.225	0.227	0.364	0.372	0.401
34.0	0.250	0.183	0.201	0.200	0.221	0.222	0.360	0.367	0.397
33.5	0.246	0.179	0.197	0.196	0.216	0.217	0.355	0.363	0.392
33.0	0.241	0.175	0.193	0.191	0.211	0.212	0.350	0.358	0.387
32.5	0.237	0.170	0.188	0.187	0.207	0.208	0.346	0.353	0.382
32.0	0.233	0.166	0.184	0.182	0.202	0.203	0.341	0.348	0.378
31.5	0.229	0.162	0.179	0.178	0.197	0.198	0.336	0.343	0.373
31.0	0.224	0.157	0.175	0.173	0.193	0.193	0.331	0.338	0.368
30.5	0.220	0.153	0.170	0.169	0.188	0.188	0.326	0.333	0.362
30.0	0.215	0.149	0.166	0.164	0.183	0.184	0.321	0.328	0.357

Exercise Price of Eligible Options	47.0000	46.3375	45.2700	44.4750	41.9450	41.4100	34.1000	32.2500	30.6000

SCHEDULE H
CERTAIN TERMS OF ELIGIBLE OPTION GRANTS

     The following summarizes certain terms of grants of eligible options awarded pursuant to the plans. This chart does not describe all terms of your eligible options and is qualified in its entirety by reference to all provisions of the applicable plan and related documentation. We strongly urge you to review the terms of the plans and any related grant documentation for a description of the terms and conditions of your eligible options prior to determining whether or not to participate in the offer. To the extent your eligible options were granted pursuant to a special grant that was not part of the CSG Group’s annual grant of compensation awards, the attached chart may not apply to your eligible options and you should review your applicable grant documentation. In addition, if your eligible options were granted pursuant to, or modified by, an individually negotiated agreement with any member of the CSG Group, this chart may not describe the terms of your eligible options and you should note that such agreement will not apply to your new options and/or phantom shares. To obtain copies of your applicable grant documentation, please see Section 12 of the Offer to Exchange.

     Defined terms used in this chart without definition will have the meanings ascribed to such terms in Section 12 of the Offer to Exchange or the applicable plan. The exercise prices listed below reflect the stock split that occurred in August 2001.

Credit Suisse Group International Share Plan
(which we refer to as the “international plan”)

Compensation Awards

Exercise		Conditions to		Change in	Transferability
Price (CHF)	Date of Grant	Settlement/Vesting	Termination of Employment	Control	of Options

84.75	January 25, 2001	Options vest immediately upon grant but are subject to settlement conditions (i.e. not engaging in a competing or soliciting activity) which lapse as follows: 25% on the date of grant, 25% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant.

		No option is exercisable prior to the second anniversary of the date of grant (which we refer to as the “settlement date”).	Termination Without Cause or for Death, Disability or Normal Retirement Prior to the Settlement Date. All settlement conditions will immediately lapse and options will become exercisable upon the date of termination and will remain exercisable until the tenth anniversary of the date of grant.	As described in Section 12 of the Offer to Exchange.	As described in Section 12 of the Offer to Exchange.

84.33	January 25, 2001

65.75	January 31, 2002

34.10 34.10	December 3, 2002 January 22, 2003	Termination of Employment for Cause Prior to the Settlement Date. To the extent not subject to settlement conditions, options will become exercisable and will remain exercisable for 30 days following the date of termination. Options subject to settlement conditions will be cancelled upon the date of termination.

Termination of Employment as a Result of Resignation (including Early Retirement) Prior to the Settlement Date. Options will remain outstanding and settlement conditions will continue to lapse, subject to compliance with the conditions. Options will become exercisable on the second anniversary of the date of grant and will remain exercisable until the tenth anniversary of the date of grant unless you engage in a

Exercise		Conditions to		Change in	Transferability
Price (CHF)	Date of Grant	Settlement/Vesting	Termination of Employment	Control	of Options

48.85	July 1, 2002	as the “settlement date”).	competitive activity or soliciting activity, in which case options still subject to settlement conditions are cancelled and CSG has the right to issue a notice of breach with the result that outstanding options will be cancelled if not exercised within 30 days of receipt of the notice of breach.

Termination for Cause After the Settlement Date. Options will remain exercisable for 30 days following termination, after which the options will be immediately cancelled.

Early Cancellation. CSG has the right to issue a notice of breach if you engage in a competitive activity or soliciting activity following your resignation, including early retirement, with the result that outstanding options will be cancelled immediately if not exercised within 30 days of receipt of the notice of breach.

Credit Suisse Group International Share Plan

Special Awards

Exercise Price (CHF)	Date of Grant	Conditions to Settlement/Vesting	Termination of Employment	Change in Control	Transferability of Options

A variety of special awards have been granted under the international plan with exercise prices ranging from CHF 30.60 to CHF 80.50.

Generally, the terms applicable to these awards are as set out in this chart, but certain terms applicable to these awards may be set out in individually negotiated agreements and may be different from those described herein.	Options vest as follows: 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant and 1/3 on the third anniversary of the date of grant.

		Options are exercisable upon vesting.	Termination of Employment Without Cause or for Death, Disability or Normal Retirement. All unvested options will immediately vest and become exercisable Options will remain exercisable until the tenth anniversary of the date of grant.	As described in Section 12 of the Offer to Exchange.	As described in Section 12 of the Offer to Exchange.

Termination of Employment for Cause. To the extent vested, options will remain exercisable for 30 days following the date of termination. Unvested options will be cancelled upon the date of termination.

Termination of Employment as a Result of Resignation. To the extent vested, options will remain exercisable until the tenth anniversary of the date of grant. If, following resignation, you engage in a competitive activity or soliciting activity, CSG has the right to issue a notice of breach in which case your options will be cancelled to the extent not exercised 30 days following your receipt of a notice of breach. Unvested options will be cancelled upon the date of termination.

Early Cancellation. CSG has the right to issue a notice of breach if you engage in a competitive activity or soliciting activity following your resignation, with the result that outstanding options will be cancelled immediately if not exercised within 30 days of receipt of the notice of breach.

Credit Suisse Group Swiss Share Plan
(which we refer to as the “Swiss plan”)

Exercise		Conditions to		Change in	Transferability
Price (CHF)	Date of Grant	Settlement/Vesting	Termination of Employment	Control	of Options

84.75 65.75 34.10 30.60 48. 85	January 25, 2001 January 31, 2002 December 3 2002 January 22, 2003 July 1, 2002	Options are fully vested upon grant. No option is exercisable prior to the fourth anniversary of the date of grant (which we refer to as the “settlement date”).	Termination of Employment Without Cause. All options will become unblocked and immediately exercisable and will remain exercisable until the tenth anniversary of the date of grant.

Termination of Employment for Death, Disability or Normal Retirement. All options will become unblocked and immediately exercisable and will remain exercisable until the tenth anniversary of the date of grant, however, CSG may extend the exercise restrictions until the fourth anniversary of the date of grant, upon request.

Termination of Employment for Cause. Options will become unblocked and immediately exercisable and will remain exercisable for 30 days following termination.

			Termination of Employment as a Result of Resignation (including Early Retirement). Options will become unblocked and immediately exercisable and will remain exercisable until the tenth anniversary of the date of grant. If, following resignation, you engage in a detrimental activity, your options will be cancelled 30 days following your receipt of a notice of breach.	As described in Section 12 of the Offer to Exchange.	As described in Section 12 of the Offer to Exchange.

Group Management Performance Plan Switzerland
(which we refer to as the “Swiss GMPP”)

Compensation Awards

Exercise		Conditions to		Change in	Transferability
Price (CHF)	Date of Grant	Settlement/Vesting	Termination of Employment	Control	of Options

84.75 65.75	January 25, 2001 January 31, 2002	Employee contribution options vest immediately upon grant; company match options vest on the third anniversary of the date of grant, subject to immediate cancellation for engaging in a detrimental activity.

Options become exercisable on the earlier of the eighth anniversary of grant and the time when certain performance targets are achieved, but not earlier than four years from grant (which we refer to as the “settlement date”).	Termination of Employment Without Cause. Unvested company match options vest and become unblocked and immediately exercisable and will remain exercisable until the tenth anniversary of the date of grant, unless you engage in a detrimental activity, in which case exercisable options must be exercised within 30 days. Vested options will remain exercisable until the tenth anniversary of the date of grant, unless you engage in a detrimental activity, in which case exercisable options must be exercised within 30 days.

Termination of Employment for Death, Disability or Early or Normal Retirement. Unvested company match options vest. All options will become unblocked and immediately exercisable and will remain exercisable until the tenth anniversary of the date of grant, however, the exercise restrictions may be extended until the fourth anniversary of the date of grant, upon request.

Termination of Employment for Cause. Company match options will be cancelled immediately. Employee contribution options become unblocked and exercisable and remain exercisable for 30 days from the date of termination.

			Termination of Employment as a Result of Resignation. Unvested options will be cancelled immediately. Vested options will remain exercisable until the tenth anniversary of the date of grant, unless you engage in a detrimental activity, in which case exercisable options must be exercised within 30 days.	As described in Section 12 of the Offer to Exchange.	Options may be exercised only by the executors or administrators of an option holder’s estate or by any person or persons who have acquired such right to exercise by will or by the laws of descent and distribution.

Group Management Performance Plan Switzerland (Continued)

Special Awards

Exercise		Conditions to		Change in	Transferability
Price (CHF)	Date of Grant	Settlement/Vesting	Termination of Employment	Control	of Options

65.75	January 31, 2002	Options vest on the third anniversary of the date of grant, subject to immediate cancellation for engaging in a detrimental activity.

		Options become exercisable on the earlier of the eighth anniversary of grant and the time when certain performance targets are achieved, but not earlier than four years from grant (which we refer to as the “settlement date”).	Same as for the options issued on January 25, 2001 under the Swiss GMPP.	As described in Section 12 of the Offer to Exchange.	Same as for the options issued on January 25, 2001 under the Swiss GMPP.

Group Management Performance Plan International
(which we refer to as the “international GMPP”)

Exercise		Conditions to		Change in	Transferability
Price (CHF)	Date of Grant	Settlement/Vesting	Termination of Employment	Control	of Options

84.75 65.75	January 25, 2001 January 31, 2002	Employee contribution options vest immediately upon grant; company match options vest on the third anniversary of the date of grant, subject to not engaging in competitive activity or soliciting activity.

Options become exercisable on the earlier of the eighth anniversary of grant and the time when certain performance targets are achieved, but not earlier than four years from grant (which we refer to as the “settlement date”).	Termination of Employment for Death, Disability, Early or Normal Retirement. Unvested company match options vest. All options will become immediately exercisable and will remain exercisable until the tenth anniversary of the date of grant.

Termination of Employment for Cause. Company match options will be cancelled immediately. Employee contribution options become exercisable and remain exercisable for 30 days from the date of termination.

Termination of Employment as a Result of Resignation. Unvested company match options will be cancelled immediately. Employee contribution options will become exercisable on the settlement date and will remain exercisable until the tenth anniversary of the date of grant, unless you engage in a competitive activity or a soliciting activity, in which case exercisable options must be exercised within 30 days.

			Termination Without Cause. Unvested company match options vest and all options become immediately exercisable and will remain exercisable until the tenth anniversary of the date of grant.	As described in Section 12 of the Offer to Exchange.	No option may be sold, given, assigned, transferred, pledged or otherwise encumbered, other than by will or by the laws of descent and distribution.

Credit Suisse Group Stock Option Plan 2001 for Credit Suisse Hottinguer

Exercise		Conditions to		Change in	Transferability
Price (CHF)	Date of Grant	Settlement/Vesting	Termination of Employment	Control	of Options

84.75	January 25, 2001	Options vest upon the first anniversary of the date of grant.

No option is exercisable until the fourth or fifth anniversary of the date of grant, as required by Article 163 bis C of the French Tax Code (which we refer to as the “settlement date”).	Termination of Employment for Death, Disability or Normal Retirement. All options will immediately vest and become exercisable and will remain exercisable until the date of termination in the case of disability or normal retirement and until six months following death.

Termination of Employment for Cause. Unvested options will be cancelled immediately. Vested options will become exercisable and remain exercisable for 30 days from the date of termination.

			Termination of Employment as a Result of Resignation (including Early Retirement) or Without Cause. Unvested options will be cancelled immediately. Vested options will become exercisable on the settlement date and will remain exercisable until the tenth anniversary of the date of grant.	In the event CSG undergoes a merger or acquisition each outstanding option will vest and become exercisable immediately prior to the effective date of the merger or acquisition, except to the extent assumed by the successor corporation or otherwise continued in full force and effect pursuant to the terms of the merger or acquisition.	Options may not be transferred n any manner other than by will or under the laws governing the transfer of assets following death and, during the lifetime of the option holder, may only be exercised by the option holder.

Donaldson, Lufkin, Jenrette, Inc. 1996 Stock Plan

Exercise		Conditions to		Change in	Transferability
Price (CHF)	Date of Grant	Settlement/Vesting	Termination of Employment	Control	of Options

51.53 50.07 46.34 41.41 50.07 44.48 41.95 45.27 48.34 50.47 55.39 57.99 61.99 65.12 70.11 94.64 95.68 84.75 65.75	December 31, 1999
January 24, 2000
February 28, 2000
April 14, 2000
April 26, 2000
April 28, 2000
May 31, 2000
June 30, 2000
July 10, 2000
July 19, 2000
August 1, 2000
August 3, 2000
August 18, 2000
August 25, 2000
August 28, 2000
September 20, 2000
October 31, 2000
January 25, 2001
January 31, 2002	Options vest as follows: 1/4 on the first anniversary of the date of grant, 1/4 on the second anniversary of the date of grant, 1/4 on the third anniversary of the date of grant and 1/4 on the fourth anniversary of the date of grant.

All options become exercisable upon vesting.	Termination for Cause, Resignation or Without Consent. Unvested options will be cancelled immediately. Vested options remain exercisable until the tenth anniversary of the date of grant.

Resignation With Consent. Options continue to vest and become exercisable as in accordance with the vesting schedule.

Termination Without Cause. All unvested options will become exercisable upon the date of termination and will remain exercisable until the tenth anniversary of the date of grant. (As amended following change of control in November 2000.)

Termination due to Death, Disability, or Normal Retirement. All unvested options will vest on the last day of the month of termination and will become exercisable in accordance with the vesting schedule. Options will remain exercisable until the tenth anniversary of the date of grant.

			If, following termination of employment, you engage in competitive activities the unvested options must be exercised within 30 days of your receipt of a notice of breach.	None.	No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered other than by will or by the laws of descent and distribution.

SCHEDULE I

INFORMATION CONCERNING THE DIRECTORS AND EXECUTIVE OFFICERS
OF CREDIT SUISSE GROUP

Name	Title	Business Address and Telephone

Oswald J. Grübel	Co-CEO of Credit Suisse Group and	Paradeplatz 8
	CEO of Credit Suisse Financial Services	8070 Zurich Switzerland

+41 1 333 1111

John J. Mack	Co-CEO of Credit Suisse Group and	11 Madison Avenue
	CEO of Credit Suisse First Boston	New York, NY 10010

+212 325 1100

Stephen R. Volk	Chairman	11 Madison Avenue
	Credit Suisse First Boston	New York, NY 10010

+212 325 1100

Brady W. Dougan	Co-President Institutional	11 Madison Avenue
	Securities Credit Suisse First Boston	New York, NY 10010

+212 325 1100

Brian D. Finn	Co-President Institutional	11 Madison Avenue
	Securities Credit Suisse First Boston	New York, NY 10010

+212 325 1100

Leonhard Fischer	CEO	General Guisan-Strasse 40
	Winterthur Group	8401 Winterthur Switzerland

+41 52 261 1111

David P. Frick	General Counsel	Paradeplatz 8
	Credit Suisse Group	8070 Zurich Switzerland

+41 1 333 1111

Ulrich Körner	CFO	Paradeplatz 8
	Credit Suisse Financial Services	8070 Zurich Switzerland

+41 1 333 1111

Philip K. Ryan	CFO	Paradeplatz 8
	Credit Suisse Group	8070 Zurich Switzerland

+41 1 333 1111

I-1

Name	Title	Business Address and Telephone

Barbara Yastine	CFO	11 Madison Avenue
	Credit Suisse First Boston	New York, NY 10010

+212 325 1100

Richard E. Thornburgh	Chief Risk Officer	Paradeplatz 8
	Credit Suisse Group	8070 Zurich Switzerland

+41 1 333 1111

Alex W. Widmer	Head of Private Banking	Paradeplatz 8
	Credit Suisse Financial Services	8070 Zurich Switzerland

+41 1 333 1111

Walter Berchtold	Country-Head	Uetilbergstrasse 231
	Credit Suisse First Boston	8070 Zurich Switzerland
Switzerland – Effective 9/1/03
	Designated Head of Trading & Sales,	+41 1 333 1111
Credit Suisse Financial Services

I-2

SCHEDULE J

FORM OF NEW OPTION GRANT LETTER
(INTERNATIONAL PLAN)

To:	<<Name>>
From:	[CSFB Executive Compensation][Faminta AG][CSG][CSFS]

Subject: Option Award

Attached is a term sheet in respect of new options awarded to you as a result of elections under the Option Reduction Plan.

If you have any questions please contact the following:

<<Name>>

[CSG][CSFB][CSFS]

Term Sheet of Options for Credit Suisse Group Shares for <<NAME>>

Grantor	Credit Suisse Group (the “Company”)

Date of Issuance	September 9, 2003

Number of Options	<<NUMBER>> American Call Options (the “Options”)

Issue Price	Nil

Underlying Shares	Credit Suisse Group Registered Shares

Exercise Price	CHF <<NUMBER>> (subject to adjustment in accordance with dilution protection provisions)

Underlying Entitlement	Subject to the provisions of the Credit Suisse Group International Share Plan (“the Plan”) each Option entitles the holder thereof to purchase from the Grantor one Credit Suisse Group Registered Share at the Exercise Price.

Exercise Period	Between September 9, 2004 and September 9, 2010

Expiry Date	September 9, 2010

Vesting	Options vest on September 9, 2004.

Termination Without Cause, Death, Disability, or Normal Retirement Prior to Vesting	Unvested Options vest and become exercisable and, subject to conditions, remain exercisable until the expiry date.

Early Retirement	Unvested Options will vest and become exercisable, provided the holder does not engage in a competitive or soliciting activity at any time, on September 9, 2004 in the case of “Rule of 60 Early Retirement” (as defined in the CSFB Business Unit Supplement to the Master Plan Document) or September 9, 2006 in the case of “Rule of 45 Early Retirement” (as defined in the Plan below) and will remain exercisable until the expiry date. If the holder engages in a competitive activity or a soliciting activity, a Notice of Breach may be delivered by the Company, in which case vested Options will remain exercisable for 30 days following receipt of the Notice of Breach. Options not exercised by the expiry of the 30-day period will be cancelled.

“Rule of 45 Early Retirement” is defined as termination of employment by reason of retirement after reaching a combined age and length of service of at least 45 and a minimum length of service of ten years. You must provide the CSG Group with one year’s notice prior to a Rule of 45 Early Retirement.

Resignation (excluding Early Retirement)	Unvested Options will be cancelled immediately. If the holder engages in a competitive activity or soliciting activity, a Notice of Breach may be delivered by the Company in which case vested Options will remain exercisable for 30 days following receipt of the Notice of Breach; Options not exercised by the expiry of the 30 day period will be cancelled.

Term Sheet of Options for Credit Suisse Group Shares for <<NAME>>

Termination for Cause	Unvested Options will be cancelled immediately. Vested Options are exercisable for 30 days from the date of termination only. Options not exercised by the expiry of the 30-day period will be cancelled.

Blackout Periods	The Credit Suisse Group Registered Shares received upon exercise of the Options will be subject to the Company trading restrictions (including Blackout Periods and prohibition on insider trading) applicable to such shares as well as any applicable securities laws.

Trading	The Options are not tradable.

Other Terms and Conditions	Options are issued under the Credit Suisse Group International Share Plan and subject to all terms and conditions thereof.

Governing Law and Jurisdiction	The laws of the State of New York, USA.

Acceptance	By accepting the Options, the holder acknowledges and agrees with the terms and conditions as mentioned in the applicable Plan documents.

Note: This term sheet is a summary of certain terms of the Options. You should also refer to the Plan documents.

SCHEDULE K

FORM OF PHANTOM SHARE GRANT LETTER
(INTERNATIONAL PLAN)

Private & Confidential NAME ADDRESS PLACE

September 9, 2003

In accordance with your election dated [     ], 2003 under the offer to exchange exercisable options, you have been awarded Phantom Shares as follows:

Phantom Shares
CREDIT SUISSE GROUP PHANTOM SHARES

Best regards,

[Credit Suisse Group/
Credit Suisse First Boston/
Credit Suisse Financial Services]

(form without signature)

Term Sheet of Phantom Shares for Credit Suisse Group Shares for <<NAME>>

Grantor	Credit Suisse Group (the “Company”)

Date of Issuance	September 9, 2003

Number of Phantom Shares	<<NUMBER>> (the “Phantom Shares”)
Underlying Shares	Credit Suisse Group Registered Shares (the “Registered Shares”)

Underlying Entitlement	Subject to the provisions of the Credit Suisse Group International Share Plan (the “Plan”) each Phantom Share entitles the holder thereof to receive from the Company one Credit Suisse Group Registered Share on the applicable settlement date.

Settlement	Phantom Shares settle within 120 days following September 9, 2004, subject to vesting.

Vesting	Phantom Shares vest on September 9, 2004.

Termination Without Cause, Death, Disability, or Normal Retirement Prior to September 9, 2004	Phantom Shares automatically vest on the date of termination and settle for Shares within 120 days.

Early Retirement Prior to September 9, 2004	Phantom Shares vest on September 9, 2004 upon holder’s “Rule of 60 Early Retirement” (as defined in the CSFB Business Unit Supplement to the Master Plan Document) or September 9, 2006 in the case of holder’s “Rule of 45 Early Retirement” (as defined in the Plan and below) provided that the holder does not engage in a competitive or soliciting activity before that date. Phantom Shares settle for CSG shares within 120 days of vesting. If holder engages in any competitive or soliciting activity prior to such date, the Phantom Shares automatically revert to CSG.

“Rule of 45 Early Retirement” is defined as termination of employment by reason of retirement after reaching a combined age and length of service of at least 45 and a minimum length of service of ten years. You must provide the CSG Group with one year’s notice prior to a Rule of 45 Early Retirement.

Resignation (excluding Early Retirement) Prior to September 9, 2004	Phantom Shares automatically revert to the Company and holder will have no further rights thereunder.

Termination for Cause Prior to September 9, 2004	Phantom Shares automatically revert to the Company and holder will have no further rights thereunder.

Dividend Equivalents	If the Company declares a dividend on the Registered Shares, holder will have the right to receive a dividend equivalent with respect to each Phantom

Term Sheet of Phantom Shares for Credit Suisse Group Shares for <<NAME>>

share.

Blackout Periods	The Credit Suisse Group Registered Shares received upon settlement of the Phantom Shares will be subject to the Company trading restrictions (including Blackout Periods and prohibition on insider trading) applicable to such shares as well as any applicable securities laws.

Transfers	The Phantom Shares may not be sold or otherwise transferred.

Other Terms and Conditions	The Phantom Shares are issued under the Credit Suisse Group International Share Plan and subject to all terms and conditions thereof.

Governing Law and Jurisdiction	The laws of the State of New York, USA.

Acceptance	By accepting the Phantom Shares, the holder acknowledges and agrees with the terms and conditions as mentioned in the applicable Plan documents.

Note: This term sheet is a summary of certain terms of the Phantom Shares. You should also refer to the Plan documents.

SCHEDULE L

FORM OF BLOCKED REGISTERED SHARE GRANT LETTER FOR ELIGIBLE SWISS EMPLOYEES

FAMINTA AG
Zürich

Letters: CREDIT SUISSE GROUP
GHRA, Postfach 1, CH-8070 Zürich

Private & Confidential NAME ADDRESS PLACE

Zurich, September 9, 2003

In accordance with your election dated [                 ], 2003 under the offer to exchange exercisable options, you have the right to receive CREDIT SUISSE GROUP Registered Shares as follows:

ADVICE OF DEPOSIT

Safecustody       XXXXXXXXXXXXX

We have placed in your Custody Account:

Shares		DST. 100	v. XXXXXXXXXXX
CREDIT SUISSE GROUP R	CHF 1
(registered shares)
BLOCKED UNTIL SEPTEMBER 9, 2004

Number XXXXXXXXXX

Receipt

Best regards,
FAMINTA AG

(form without signature)

L-1

SCHEDULE M

FORM OF NEW OPTION GRANT LETTER (SWISS PLAN)

To:	<<Name>>
From:	[Faminta AG]

Subject: Option Award

Attached is a term sheet in respect of new options awarded to you as a result of elections under the Option Reduction Plan.

If you have any questions please contact the following:

<<Name>>

[Faminta]

Term Sheet of Options for Credit Suisse Group Shares – Switzerland for <<NAME>>

Grantor	Credit Suisse Group (the “Company”)

Date of Issuance	September 9, 2003

Number of Options	<<NUMBER>> American Call Options (the “Options”)

Issue Price	Nil

Underlying Shares	Credit Suisse Group Registered Shares (Val 1213853)

Exercise Price	CHF <<NUMBER>> (subject to adjustment in accordance with dilution protection provisions)

Underlying Entitlement	Subject to the provisions of the Credit Suisse Group Swiss Share Plan (the “Plan”) each Option entitles the holder thereof to purchase from the Grantor one Credit Suisse Group Registered Share at the Exercise Price.

Number of Options	The Options must be exercised in minimum lots of 100 and/or any remaining options.

Exercise Period	Between September 9, 2004 and September 9, 2010.

Expiry Date	September 9, 2010

Vesting	The Options vest immediately upon grant.

Blocking	Options are subject to blocking provisions and may not be exercised, sold or otherwise transferred until September 9, 2004.

Termination Without Cause, Death, Disability, Normal Retirement	Options are unblocked and remain exercisable up to expiry date; however, blocking may be extended, upon request, until September 9, 2004.

Resignation or Early Retirement	Options are unblocked and remain exercisable up to the expiry date, subject to not engaging in a detrimental activity; however, blocking may be extended, upon request, until September 9, 2004. If holder engages in a detrimental activity after September 9, 2004, a Notice of Breach may be delivered by the Company with the result that options will remain exercisable for 30 days following receipt of such notice and will be cancelled after such 30-day period.

Termination for Cause	Options are unblocked and exercisable 30 days from the date of termination. Options not exercised by the expiry of the 30-day period will be cancelled.

Blackout Periods	The Options cannot be exercised during any blackout periods applicable to the relevant Business Unit or Legal Entity. The Credit Suisse Group Registered Shares received upon exercise of the Options will be subject to the regular trading restrictions (including Blackout Periods and prohibition on insider trading) applicable to such shares.

Term Sheet of Options for Credit Suisse Group Shares – Switzerland for <<NAME>>

Trading	The Options are not tradable.

Detrimental Activity	Entitlement to and exercise of the Options are subject to (i) not engaging in unauthorized communication or use of any confidential information relating to the business affairs of Credit Suisse Group or any of its subsidiaries or any of their clients, which confidential information was received by or disclosed to the above mentioned employee during his or her employment with Credit Suisse Group or any of its subsidiaries, and (ii) not engaging in direct or indirect persuasion or any attempt directly or indirectly to persuade any employee of Credit Suisse Group or any of its subsidiaries to terminate his or her employment or to breach any of the terms of employment.

Governing Law and Jurisdiction	According to the laws of the Canton of Zurich, Switzerland

Acceptance	By accepting the Options, the above-mentioned employee acknowledges and agrees with the terms and conditions as mentioned in the applicable plan documents.

Safekeeping	The Options will be kept in a safe custody account with <<NUMBER>> until exercised or expired.

Security Number	<<NUMBER>> (Employee Options Swiss Plan)

SCHEDULE N

EXAMPLES OF BREAK-EVEN SHARE PRICES FOR ILLUSTRATIVE ELIGIBLE OPTION GRANTS

     If our share price increases significantly, the potential gain on your eligible options could be greater than the gain you realize on your new options and/or phantom shares. With respect to each grant of eligible options there is a specific market price of our stock (which we refer to as the “break-even price”) above which such grant of eligible options will have more potential “intrinsic value” than the lesser number of new options and/or phantom shares you will receive in the exchange. Intrinsic value refers to the difference between the exercise price of an option and the market price of our shares on any given date.

     In order to assist you in your decision as to which election to make for each grant of options that you elect to exchange in the offer, you may use the formulas set forth below to calculate the share price at which the intrinsic value of your eligible options would equal the intrinsic value of your new options or the market value of your new phantom shares. Above that price your eligible options may have increasingly greater intrinsic value than your new options or phantom shares. Below that price your new options or new phantom shares will have more value than your eligible options. To calculate the break-even price at any exchange ratio you can use the following formulas:

     For an exchange of options:

Break-Even Price	=	Eligible Option Exercise Price – [Exchange Ratio x New Option Exercise Price]

1 – Exchange Ratio

     For an exchange of phantom shares:

Break-Even Price	=	Eligible Option Exercise Price

1 – Exchange Ratio

     In addition, the graphs that follow show the “break-even price” for illustrative eligible options with exercise prices of CHF 34.10, CHF 65.75 and CHF 84.75, respectively, at two different possible market prices: CHF 40 and CHF 44, and therefore two different possible exchange ratios.

     The formulas and graphs are for illustrative and informational purposes only. They are not intended to provide any advice as to whether you should participate in the offer. CSG makes no assertions regarding the accuracy of the formulas and graphs. You should review these formulas and graphs and discuss the analysis applicable to your eligible options with your legal, tax and financial advisors prior to accepting the offer.

Break Even Analysis Examples

Spot Market Price CHF 40 (New Option Exercise Price CHF 44)

Break Even Analysis Examples

Spot Market Price CHF 44 (New Option Exercise Price CHF 48.40)